HERSHA HOSPITALITY TRUST
ARTICLES OF AMENDMENT AND RESTATEMENT

Hersha Hospitality Trust, a Maryland real estate investment trust (the “Trust”) formed under Title 8 of the Corporation and Associations Article of the Annotated Code of Maryland (“Title 8”), desires to amend and restate its Declaration of Trust as currently in effect as hereinafter amended.

FIRST:  The following provisions are all of the provisions of the Declaration of Trust currently in effect and as hereinafter amended:

ARTICLE I
FORMATION

The Trust is a real estate investment trust (a “REIT”) within the meaning of Title 8.  The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or a corporation (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Internal Revenue Code of 1986, as amended (the “Code”).

ARTICLE II
NAME

The name of the Trust is:  Hersha Hospitality Trust

Under circumstances in which the Board of Trustees of the Trust (the “Board of Trustees” or “Board”) determines that the use of the name of the Trust is not practicable, the Trust may use any other designation or name for the Trust.

ARTICLE III
PURPOSES AND POWERS

Section 1.Purposes.  The purposes for which the Trust is formed are to invest in and to acquire, hold, manage, administer, control and dispose of property and interests in property, including, without limitation or obligation, engaging in business as a REIT under the Code.

Section 2.Powers.  The Trust shall have all of the powers granted to REITs by Title 8 and all other powers set forth in the Declaration of Trust as filed for record with the State Department of Assessment and Taxation of Maryland, and any amendments or supplements thereto (the “Declaration of Trust”) that are not inconsistent with law and are appropriate to promote and attain the purposes set forth in the Declaration of Trust.

ARTICLE IV
RESIDENT AGENT

The name of the resident agent of the Trust in the State of Maryland is James J. Hanks, Jr., c/o Ballard Spahr Andrews & Ingersoll, whose post office address is 300 East Lombard Street, Baltimore, Maryland 21202.  The resident agent is a citizen of and resides in the State of Maryland.  The Trust may have such offices or places of business within or outside the State of Maryland as the Board of Trustees of the Trust may from time to time determine.

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ARTICLE V
BOARD OF TRUSTEES

Section 1.Powers.

(a)Subject to any express limitations contained in the Declaration of Trust or in the Bylaws of the Trust (“Bylaws”), (i) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (ii) the Board shall have full, exclusive and absolute power, control and authority over any and all property of the Trust.  The Board may take any action as it, in its sole judgment and discretion, deems necessary or appropriate to conduct the business and affairs of the Trust.  The Declaration of Trust shall be construed with a presumption in favor of the grant of power and authority to the Board.  Any construction of the Declaration of Trust or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive.  The enumeration and definition of particular powers of the Trustees included in the Declaration of Trust or in the Bylaws shall in no way be construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Trustees under the general laws of the State of Maryland or any other applicable laws.

(b)Except as otherwise provided in the Bylaws, the Board, without any action by the shareholders of the Trust, shall have and may exercise, on behalf of the Trust, without limitation, the power to adopt, amend and repeal Bylaws; to elect officers in the manner prescribed in the Bylaws; to solicit proxies from holders of shares of beneficial interest of the Trust; and to do any other acts and deliver any other documents necessary or appropriate to the foregoing powers.

(c)It shall be the duty of the Board of Trustees to use any and all commercially reasonable efforts to ensure that the Trust satisfies the requirements for qualification as a REIT under the Code, including, but not limited to, the ownership of outstanding shares of its beneficial interest, the nature of its assets, the sources of its income, and the amount and timing of its distributions to its shareholders.  The Board of Trustees shall take no action to disqualify the Trust as a REIT or to otherwise revoke the Trust’s election to be taxed as a REIT without the affirmative vote of two-thirds of the number of Common Shares entitled to vote on such matter at a meeting of the shareholders.

Section 2.Classification and Number.

(a)The Trustees of the Trust (hereinafter the “Trustees”) (other than any Trustee elected solely by holders of one or more classes or series of Preferred Shares) shall be classified, with respect to the terms for which they severally hold office, into two classes, as nearly equal in number as possible, one class (“Class I”) to hold office initially for a term expiring at the first annual meeting of shareholders (1999) and another class (“Class II”) to hold office initially for a term expiring at the second succeeding annual meeting of shareholders (2000), with the Trustees of each class to hold office until their successors are duly elected and qualified.  At each annual meeting of shareholders, the successors to the class of Trustees whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the second year following the year of their election.  Shareholder votes to elect Trustees shall be conducted in the manner provided in the Bylaws.

(b)The number of Trustees shall be no less than one and no more than seven, which number may be increased or decreased pursuant to the Bylaws.  The name and class of the Trustee who shall serve until his successor is duly elected and qualified shall be as follows:

Name	Class
Hasu P. Shah	Class II

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The Trustees may increase the number of Trustees and fill any vacancy, whether resulting from an increase in the number of Trustees or otherwise, on the Board of Trustees in the manner provided in the Bylaws.  The Independent Trustees (as hereinafter defined) shall nominate replacements for vacancies among the Independent Trustees’ positions.  In the event that, after the closing of the Initial Public Offering (as hereinafter defined), three members of the Board of Trustees are not Independent Trustees by reason of the resignation or removal of one or more Independent Trustees or otherwise, it shall be a qualification for any individual elected to fill such vacancy that he satisfy the requirements of Section 4 of this Article V for being an Independent Trustee.  It shall not be necessary to list in the Declaration of Trust the names and addresses of any Trustees hereinafter elected.

Section 3.Resignation or Removal.  Any Trustee may resign by written notice to the Board, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice.  Subject to the rights of holders of one or more classes or series of Preferred Shares to elect or remove one or more Trustees, a Trustee may be removed at any time, with or without cause, at a meeting of the shareholders, by the affirmative vote of the holders of not less than two-thirds of the Shares then outstanding and entitled to vote generally in the election of Trustees.

Section 4.Independent Trustees.  Notwithstanding anything herein to the contrary, at all times from and after the closing with respect to the Company’s initial public offering of its Priority Class A Common Shares (except during a period not to exceed sixty (60) days following the death, resignation, incapacity or removal from office of a Trustee prior to expiration of the Trustee’s term of office), three members of the Board of Trustees shall be comprised of persons who are not officers, directors or employees of the Trust, any lessee of the Trust’s or the Partnership’s properties or any underwriter or placement agent of the shares of beneficial interest of the Trust that has been engaged by the Trust within the past three years, or any “Affiliates” thereof (each such person serving on the Board of Trustees being an “Independent Trustee”).

Section 5.Definition of Affiliate.  For purposes of Section 4 above, “Affiliate” of a person shall mean (i) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (ii) any other person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital shares, shares or equity interests of such person, or (iii) any officer, director, employee, partner or trustee (including any family member of the foregoing) of such person or of any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person).  The term “person” means and includes individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, real estate investment trusts or other entities and governments and agencies and political subdivisions thereof.  For the purpose of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

ARTICLE VI
SHARES OF BENEFICIAL INTEREST

Section 1.Authorized Shares.  The beneficial interest of the Trust shall be divided into shares of beneficial interest (the “Shares”).  The Trust has authority to issue:  (i) one hundred million (100,000,000) common shares of beneficial interest, $.01 par value per share (“Common Shares”), of which fifty million (50,000,000) will be Priority Class A Common Shares (the “Priority Common Shares”) and fifty million (50,000,000) will be Class B Common Shares (the “Class B Common Shares”); and (ii) ten million (10,000,000)

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preferred shares of beneficial interest, $.01 par value per share (“Preferred Shares”).  If Shares of one class are classified or reclassified into Shares of another class pursuant to this Article VI, the number of authorized Shares of the former class shall be automatically decreased and the number of Shares of the latter class shall be automatically increased, in each case by the number of Shares so classified or reclassified, so that the aggregate number of Shares of all classes that the Trust has the authority to issue shall not be more than the total number of Shares set forth in the second sentence of this paragraph.  The Board of Trustees, without any action by the shareholders of the Trust, may amend the Declaration of Trust from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class that the Trust has authority to issue.

Section 2.Common Shares.  Subject to the provisions of Article VII, each Common Share shall entitle the holder thereof to one vote on each matter upon which holders of Common Shares are entitled to vote.  The holders of the Priority Common Shares and the Class B Common Shares shall vote together as a single class.  The Board of Trustees may reclassify any unissued Common Shares from time to time in one or more classes or series of Shares.

(a)Priority Class A Common Shares.  The holders of the Priority Common Shares shall be entitled to the following rights (the “Priority Rights”) during the period beginning on the date of the closing of the initial public offering of the Priority Common Shares (the “Offering”), and ending on the earlier of:  (i) the date that is 15 trading days after the Company sends notice to the record holders of the Priority Common Shares that their Priority Rights will terminate in 15 trading days, provided that the closing bid price of the Priority Common Shares is at least $7.00 on each trading day during such 15-day period; or (ii) the fifth anniversary of the closing of the Offering (the “Priority Period”).  A “trading day” shall mean a day on which the principal national securities exchange on which the Priority Common Shares are listed or admitted to trading is open for the transaction of business or, if the Priority Common Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.  Notwithstanding the foregoing, the Priority Period shall not end until the holders of the Priority Common Shares have received any accrued, but unpaid, Priority Distributions.

(i)The Dividend Priority.  The holders of the Priority Common Shares shall be entitled to receive, prior to any distributions to the holders of the Class B Common Shares, cumulative dividends in an amount per Priority Common Share equal to $.18 per quarter (the “Priority Distribution”).  After the holders of the Class B Common Shares have received an amount per Class B Common Share equal to the Priority Distribution, the holders of the Priority Common Shares shall be entitled to receive any further distributions on a pro rata basis with the holders of the Class B Common Shares.  After the Priority Period, the holders of the Priority Common Shares shall be entitled to receive any further distributions on a pro rata basis with the holders of the Class B Common Shares.  The dividends paid to the holders of the Priority Common Shares will be subject to the rights of any class or series of Preferred Shares.

No dividend will be declared or paid or other distribution of cash or other property declared or made directly by the Company or any person acting on behalf of the Company on any shares of beneficial interest that rank junior to the Priority Common Shares as to the payment of dividends or amounts upon liquidation, dissolution and winding up (“Junior Shares”) unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on the Priority Common Shares for all prior and contemporaneous dividend periods; provided, however, that if accumulated and accrued dividends on the Priority Common Shares for all prior and contemporaneous dividend periods have not been paid in full then any dividend declared on the Priority Common Shares for any dividend period and on any shares of beneficial interest of the Company that rank on parity with the Priority Common Shares as to the payment of dividends or amounts upon liquidation, dissolution and winding up (“Parity Shares”) will

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be declared ratably in proportion to accumulated, accrued and unpaid dividends on the Priority Common Shares and such Parity Shares.

No distributions on the Priority Common Shares shall be authorized by the Board of Trustees or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.  Any distribution payment made on the Priority Common Shares shall first be credited against the earliest accrued but unpaid distribution due with respect to such shares which remains payable.

(ii)Liquidation Preference.  In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, during the Priority Period, the holders of the Priority Common Shares shall be entitled to receive, prior to any liquidating payments to the holders of the Class B Common Shares, $6.00 per Priority Common Share (the “Liquidation Preference”), plus any accumulated and unpaid Priority Distributions (whether or not declared) on the Priority Common Shares to the date of distribution.  After the holders of the Class B Common Shares have received an amount equal to the Liquidation Preference plus any accumulated and unpaid Priority Distributions (whether or not declared) on the Class B Common Shares to the date of distribution, the holders of the Priority Common Shares shall share ratably with the holders of the Class B Common Shares in the assets of the Company.  In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after the Priority Period, the holders of the Priority Common Shares shall share ratably with the holders of the Class B Common Shares in the assets of the Company.  The rights of the holders of the Priority Common Shares to liquidating payments shall be subject to rights of any class or series of Preferred Shares.

If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the Priority Common Shares are insufficient to pay in full the Liquidation Preference and all accumulated and unpaid dividends with respect to any of the Parity Shares, then such assets or the proceeds thereof will be distributed among the holders of the Priority Common Shares and any such Parity Shares ratably in accordance with the respective amounts that would be payable on the Priority Common Shares and such Parity Shares if all amounts payable thereon were paid in full.  None of (i) a consolidation or merger of the Company with another corporation, (ii) a statutory share exchange by the Company or (iii) a sale or transfer of all or substantially all of the Company’s assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

(b)The Class B Common Shares

(i)Dividends.  Subject to the preferential rights of the Priority Common Shares during the Priority Period or of any other shares or series of beneficial interest and to the provisions of this Declaration of Trust regarding the restriction on the transfer of shares of beneficial interest, holders of Class B Common Shares are entitled to receive dividends on shares if, as and when authorized and declared by the Board of Trustees of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.  In the event that the Company at any time is unable to pay to the holders of the Class B Common Shares an amount per Class B Common Share equal to the Priority Distribution, during the Priority Period the holders of the Class B Common Shares shall be entitled to receive an amount such that the cumulative amount received per Class B Common Share is equal to the cumulative Priority Distribution received per

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Priority Common Share.  The Company shall pay such amounts at such subsequent dividend payment dates that the Company has cash available for distribution to shareholders to pay such dividends.

(ii)Conversion.  Upon termination of the Priority Period, the Class B Common Shares automatically will be converted into Priority Common Shares on a one-for-one basis, subject to adjustment as described in this Article VI, Section 2(b)(iii).  A notice informing holders of the Class B Common Shares of such conversion will be mailed by the Company to the holders of record of the Class B Common Shares as of the dividend payment record date for the next dividend payable after the expiration of the Priority Period, together with the dividend payable on such shares, at their respective addresses as they appear on the share transfer records of the Company.  No fewer than all of the outstanding Class B Common Shares shall be converted.

If the expiration of the Priority Period falls after a dividend payment record date and prior to the related payment date, the holders of the Class B Common Shares at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the conversion of such shares prior to such dividend payment date.  Upon expiration of the Priority Period, each holder of Class B Common Shares (unless the Company defaults in the delivery of the Priority Common Shares) will be, without any further action, deemed a holder of the amount of Priority Common Shares, as the case may be, for which such Class B Common Shares are convertible.  Fractional Priority Common Shares will not be issued upon conversion of the Class B Common Shares.

(c)Conversion Ratio Adjustments.  The conversion ratio is subject to adjustment as hereinafter provided upon certain events, including (i) the payment of dividends (and other distributions) payable in Priority Common Shares on any class of shares of beneficial interest of the Company, (ii) subdivisions, combinations and reclassifications of Priority Common Shares and (iii) distributions to all holders of Priority Common Shares of evidences of indebtedness of the Company or assets (including securities, but excluding those dividends, rights, warrants and distributions referred to in clause (i) or (ii) above and dividends and distributions paid in cash).  In the case of the events referred to in clauses (i) and (ii) above, the number of Priority Common Shares to be issued upon conversion shall be determined by multiplying the number of Class B Common Shares to be converted by a fraction, the numerator of which shall be the number of Priority Common Shares issued and outstanding immediately after such event, and the denominator of which shall be the number of Priority Common Shares issued and outstanding immediately prior to such event.  In the case of the events referred to in clause (iii) above, the number of Priority Common Shares to be issued upon conversion shall be determined by multiplying the number of Class B Common Shares to be converted by a fraction, the numerator of which shall be the value, immediately after such event, of the Priority Common Shares plus the value of the evidences of indebtedness or assets received, and the denominator of which shall be the value of the Priority Common Shares immediately prior to such event.  The foregoing provisions notwithstanding, in making adjustments to the conversion ratio pursuant to this paragraph, no Priority Common Shares issued after the closing with respect to the Company’s initial public offering of Priority Common Shares (other than shares issued in connection with the events referred to in clauses (i) or (ii) above) and no evidences of indebtedness or assets received with respect to such shares shall be included in either numerator or denominator in making such adjustments.  In addition to the foregoing adjustments, the Company will be permitted to make such reductions in the conversion ratio as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of Shares or share rights will not be taxable to the holders of the Class B Common Shares or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

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No adjustment of the conversion ratio is required to be made in any case until cumulative adjustments amount to 1% or more of the conversion ratio.  Any adjustments not so required to be made will be carried forward and taken into account in subsequent adjustments.

Section 3.Preferred Shares.  The Board of Trustees may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any class or series from time to time, in one or more classes or series of Shares.

Section 4.Classified or Reclassified Shares.  Prior to issuance of classified or reclassified Shares of any class or series, the Board of Trustees by resolution shall (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set, subject to the provisions of Article VII and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each series; and (d) cause the Trust to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”).  Any of the terms of any class or series of Shares set pursuant to clause (c) of this Section 3 may be made dependent upon facts or events ascertainable outside the Declaration of Trust (including the occurrence of any event, including a determination by the Trust or any other person or body) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in articles supplementary filed with the SDAT.

Section 5.Authorization by Board of Share Issuance.  The Board of Trustees may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a Share split or Share dividend), subject to such restrictions or limitations, if any, as may be set forth in the Declaration of Trust or the Bylaws.  Notwithstanding any other provision in the Declaration of Trust, no determination shall be made by the Board of Trustees nor shall any transaction be entered into by the Trust that would cause any Shares or other beneficial interest in the Trust not to constitute “transferable shares” or “transferable certificates of beneficial interest” under Section 856(a)(2) of the Code or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

Section 6.Dividends and Distributions.  The Board of Trustees may from time to time authorize to shareholders dividends or distributions, in cash or other assets of the Trust or in securities of the Trust or from any other source as the Board of Trustees in its discretion shall determine.  The Board of Trustees shall endeavor to authorize the Trust to pay such dividends and distributions as shall be necessary for the Trust to qualify as a REIT under the Code; however, shareholders shall have no right to any dividend or distribution unless and until authorized by the Board.  The exercise of the powers and rights of the Board of Trustees pursuant to this Section shall be subject to the provisions of any class or series of Shares at the time outstanding.  Notwithstanding any other provision in the Declaration of Trust, no determination shall be made by the Board of Trustees nor shall any transaction be entered into by the Trust that would cause any Shares not to constitute “transferable shares” or “transferable certificates of beneficial interest” under Section 856(a)(2) of the Code or that would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

Section 7.General Nature of Shares.  All Shares shall be personal property entitling the shareholders only to those rights provided in the Declaration of Trust.  The shareholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or

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distribution of the Trust or of the property of the Trust.  The death of a shareholder shall not terminate the Trust.  The Trust is entitled to treat as shareholders only those persons in whose names Shares are registered as holders of Shares on the beneficial interest ledger of the Trust.

Section 8.Fractional Shares.  The Trust may, without the consent or approval of any shareholder, issue fractional Shares, eliminate a fraction of a Share by rounding up or down to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share.

Section 9.Declaration of Trust and Bylaws.  All shareholders are subject to the provisions of the Declaration of Trust and the Bylaws of the Trust.

Section 10.Divisions and Combinations of Shares.  Subject to an express provision to the contrary in the terms of any class or series of beneficial interest hereafter authorized, the Board of Trustees shall have the power to divide or combine the outstanding shares of any class or series of beneficial interest, without a vote of the shareholders, so long as the number of shares combined into one share in any such combination or series of combinations within any period of twelve months is not greater than four.

ARTICLE VII
RESTRICTIONS ON TRANSFER AND SHARES-IN-TRUST

Section 1.Restrictions on Transfer.

(a)Definitions.  For the purpose of this Article VII, the following terms shall have the following meanings:

(i)“Beneficial Ownership” shall mean ownership of Equity Shares (or options to acquire Equity Shares) by a Person who would be treated as an owner of such Equity Shares either (a) directly (including through a nominee or similar arrangement) or (b) indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code.  The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings.

(ii)“Beneficiary” shall mean, with respect to any Share Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clause (vii) or (viii) thereof) and Section 170(c)(2) of the Code that are named by the Share Trust as the beneficiary or beneficiaries of such Share Trust, in accordance with the provisions of Section 2(A) hereof.

(iii)“Board of Trustees” shall mean the Board of Trustees of the Trust.

(iv)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(v)“Constructive Ownership” shall mean ownership of Equity Shares (or options to acquire Equity Shares) by a Person, whether the interest in the Equity Shares is held directly or indirectly (including a nominee or similar arrangement), and shall include interests that are or would be treated as owned through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code.  The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have correlative meanings.

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(vi)“Equity Shares” shall mean Shares of all classes or series, including without limitation Preferred Shares and Common Shares.  The term “Equity Shares” shall include all Preferred Shares and Common Shares that are held as Shares-in-Trust in accordance with the provisions of Section 2(A) hereof.

(vii)“Hersha Hospitality Partnership Agreement” shall mean the agreement of limited partnership of Hersha Hospitality Limited Partnership, a Virginia limited partnership, as amended and restated.

(viii)“Initial Public Offering” means the sale of Common Shares pursuant to the Trust’s first effective registration statement for such Common Shares filed under the Securities Act of 1933, as amended.

(ix)“Market Price” on any date shall mean, with respect to any class or series of outstanding Equity Shares, the average of the Closing Price for the five consecutive Trading Days ending on such date.  The “Closing Price” on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Equity Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Shares are listed or admitted to trading or, if the Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc.  Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Equity Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Shares selected by the Board of Trustees or, in the event that no trading price is available for such Equity Shares, the fair market value of the Equity Shares, as determined in good faith by the Board of Trustees.  “Trading Day” shall mean a day on which the principal national securities exchange on which the Equity Shares are listed or admitted to trading is open for the transaction of business or, if the Equity Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(x)“Non-Transfer Event” shall mean an event (other than a purported Transfer) that would result in a change in Beneficial or Constructive Ownership of the Equity Shares, including, but not limited to, the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Shares or the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Shares.

(xi)“Ownership Limit” shall mean 9.9% of the aggregate number of outstanding Common Shares of any class or series of Common Shares and 9.9% of the aggregate number of outstanding Preferred Shares of any class or series of Preferred Shares, in each case considered separately on a class by class or series by series basis.

(xii)“Partnership” shall mean Hersha Hospitality Limited Partnership, a Virginia limited partnership.

(xiii)“Partnership Unit” shall mean a fractional, undivided share of the partnership interests of Hersha Hospitality Limited Partnership, a Virginia limited partnership.

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(xiv)“Permitted Transferee” shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 2(E) hereof.

(xv)“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a “group” as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

(xvi)“Prohibited Owner” shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section 1(C) hereof, would own record title to Equity Shares.

(xvii)“Redemption Rights” shall mean the rights granted under the Hersha Hospitality Partnership Agreement to the limited partners to redeem, under certain circumstances, their Partnership Units for cash (or, at the option of the Trust, Common Shares).

(xviii)“REIT” shall mean a real estate investment trust under Section 856 of the Code.

(xix)“Restriction Termination Date” shall mean the first day after the date of the Initial Public Offering on which the Board of Trustees and the shareholders of the Trust determine, pursuant to Article V, Section 1(C), that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or for any other reason, the Board of Trustees and the shareholders amend the Declaration of Trust to terminate the provisions of this Article VII.

(xx)“Shares-in-Trust” shall mean any Equity Shares designated Shares-in-Trust pursuant to Section 1(C) hereof.

(xxi)“Share Trust” shall mean any separate trust created pursuant to Section 1(C) hereof and administered in accordance with the terms of Section 2 hereof, for the exclusive benefit of any Beneficiary.

(xxii)“Share Trustee” shall mean any person or entity unaffiliated with both the Trust and any Prohibited Owner designated by the Trust to act as trustee of any Share Trust, or any successor trustee thereof.

(xxiii)“Transfer” (as a noun) shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition of Equity Shares, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.  “Transfer” (as a verb) shall have the correlative meaning.

(b)Restriction on Transfers.

(i)Except as provided in Section 1(G) hereof, from the date of the Initial Public Offering and prior to the Restriction Termination Date, no Person shall Beneficially Own or Constructively Own outstanding Equity Shares in excess of the Ownership Limit.

(ii)Except as provided in Section 1(G) hereof and subject to Section 1(H) hereof, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Shares in excess of

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the Ownership Limit shall be void ab initio as to the Transfer of that number of Equity Shares that would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such excess Equity Shares.

(iii)Subject to Section 1(H) hereof, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Equity Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of that number of shares that otherwise would result in the Equity Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), and the intended transferee shall acquire no rights in such excess Equity Shares; provided, however that this Section 1(B)(3) shall not apply to the Transfer of Equity Shares from the Trust to the underwriter of the Initial Public Offering.

(iv)Subject to Section 1(H) hereof, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer of Equity Shares that, if effective, would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of Equity Shares that would cause the Trust to be “closely held” within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such excess Equity Shares; provided, however, that this Section 1(B)(4) shall not apply to the Transfer of Equity Shares from the Trust to the underwriter of the Initial Public Offering.

(v)Subject to Section 1(H) hereof, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer of Equity Shares that, if effective, would cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the Trust’s or the Partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of Equity Shares that would cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the Trust’s or the Partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such excess Equity Shares.

(c)Transfer to Share Trust.

(i)If, notwithstanding the other provisions contained in this Section 1, at any time after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit, then (x) except as otherwise provided in Section 1(G) hereof, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the Equity Shares Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of Equity Shares that would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit, (y) such number of Equity Shares in excess of the Ownership Limit (rounded up to the nearest whole share) shall be designated Shares-in -Trust and, in accordance with the provisions of Section 2 hereof, transferred automatically and by operation of law to a Share Trust to be held in accordance with that Section 2, and (z) the Prohibited Owner shall submit such number of Equity Shares to the Trust for registration in the name of the Share Trust.  Such transfer to a Share Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

(ii)If, notwithstanding the other provisions contained in this Section 1, at any time after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a

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purported Transfer or Non-Transfer Event that, if effective, would (i) result in the Equity Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (ii) result in the Trust being “closely held” within the meaning of Section 856(h) of the Code, or (iii) cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the Trust’s or the Partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code, then (x) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the person holding record title of the Equity Shares with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of Equity Shares, the ownership of which by such purported transferee or record holder would (A) result in the Equity Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (B) result in the Trust being “closely held” within the meaning of Section 856(h) of the Code or (C) cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the Trust’s or the Partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code, (y) such number of Equity Shares (rounded up to the nearest whole share) shall be designated Shares-in -Trust and, in accordance with the provisions of Section 2 hereof, transferred automatically and by operation of law to the Share Trust to be held in accordance with that Section 2 and (z) the Prohibited Owner shall submit such number of Equity Shares to the Trust for registration in the name of the Share Trust.  Such transfer to a Share Trust and the designation of shares as Shares-in -Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

(d)Remedies For Breach.  If the Trust, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section 1(B) hereof or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Equity Shares in violation of Section 1(B) hereof, the Trust shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or acquisition.

(e)Notice of Restricted Transfer .  Any Person who acquires or attempts to acquire Equity Shares in violation of Section 1(B) hereof, or any Person who owned Equity Shares that were transferred to a Share Trust pursuant to the provisions of Section 1(C) hereof, shall immediately give written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Trust’s status as a REIT.

(f)Owners Required To Provide Information .  From the date of the Initial Public Offering and prior to the Restriction Termination Date:

(i)Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding Equity Shares of the Trust shall, within 30 days after December 31 of each year, provide to the Trust a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of Equity Shares Beneficially Owned or Constructively Owned, and a description of how such shares are held.  Each such Beneficial Owner or Constructive Owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Trust’s status as a REIT and to ensure compliance with the Ownership Limit and the other restrictions set forth in Section 1(B).

(ii)Each Person who is a Beneficial Owner or Constructive Owner of Equity Shares and each Person (including the shareholder of record) who is holding Equity Shares for a Beneficial Owner or Constructive Owner shall provide to the Trust a written statement or affidavit stating such

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information as the Trust may request in order to determine the Trust’s status as a REIT and to ensure compliance with the Ownership Limit and the other restrictions set forth in Section 1(B).

(g)Exception to Ownership Limit.  The Ownership Limit shall not apply to the acquisition of Equity Shares by an underwriter that participates in a public offering of such shares, for a period of 90 days following the purchase by such underwriter of such shares.  In addition, the Board of Trustees, upon receipt of advice of counsel or other evidence satisfactory to the Board of Trustees, in its sole and absolute discretion, in each case to the effect that the restrictions contained in Sections 1(B)(3), (4) and (5) hereof will not be violated and that REIT status will not otherwise be lost, may, in its sole and absolute discretion, exempt a Person from the Ownership Limit if such Person is not an individual for purposes of Section 542(a)(2) of the Code, provided that (i) the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership or Constructive Ownership of Equity Shares will violate the Ownership Limit as a result of the exemption and (ii) such Person agrees that any violation or attempted violation of the terms of the exemption will result in a transfer to the Share Trust of Equity Shares pursuant to Section 1(C) hereof.

(h)New York Stock Exchange Transactions.  Notwithstanding any provision contained herein to the contrary, nothing in this Declaration of Trust shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.  The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 2.Shares- in-Trust.

(a)Share Trust.  Any Equity Shares transferred to a Share Trust and designated Shares-in-Trust pursuant to Section 1(C) hereof shall be held for the exclusive benefit of a Beneficiary.  The Trust shall name a Beneficiary of each Share Trust within five days after discovery of the existence thereof.  Any transfer to a Share Trust, and subsequent designation of Equity Shares as Shares-in -Trust, pursuant to Section 1(C) hereof shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Share Trust.  Shares-in -Trust shall remain issued and outstanding Equity Shares of the Trust and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding Equity Shares of the same class and series.  When transferred to a Permitted Transferee in accordance with the provisions of Section 2(E) hereof, such Shares-in -Trust shall cease to be designated as Shares-in -Trust.

(b)Dividend Rights.  The Share Trust, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared by the Board of Trustees on such Equity Shares and shall hold such dividends or distributions in trust for the benefit of the Beneficiary.  The Prohibited Owner with respect to Shares-in-Trust shall repay to the Share Trust the amount of any dividends or distributions received by it that (i) are attributable to any Equity Shares designated Shares-in-Trust and (ii) the record date for which was on or after the date that such shares became Shares-in-Trust.  The Trust shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on Equity Shares Beneficially Owned or Constructively Owned by the Person who, but for the provisions of Section 1(C) hereof, would Constructively Own or Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Trust’s receipt or withholding thereof, shall pay over to the Share Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

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(c)Rights Upon Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Trust, each holder of Shares-in-Trust shall be entitled to receive, ratably with each other holder of Equity Shares of the same class or series, that portion of the assets of the Trust that is available for distribution to the holders of such class or series of Equity Shares.  The Share Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this Section 2(C) in excess of (i) in the case of a purported Transfer in which the Prohibited Owner gave value for Equity Shares and which Transfer resulted in the transfer of the shares to the Share Trust, the price per share, if any, such Prohibited Owner paid for the Equity Shares and (ii) in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Share Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer.  Any remaining amount in such Share Trust shall be distributed to the Beneficiary.

(d)Voting Rights.  The Share Trustee shall be entitled to vote all Shares-in-Trust.  Any vote by a Prohibited Owner as a holder of Equity Shares prior to the discovery by the Trust that the Equity Shares are Shares-in-Trust shall, subject to Maryland law, be rescinded and shall be void ab initio with respect to such Shares-in-Trust and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Share Trust of Equity Shares under Section 1(C) hereof, an irrevocable proxy to the Share Trustee to vote the Shares-in-Trust in the manner in which the Share Trustee, in its sole and absolute discretion, desires; provided, however, that if the Trust has already taken irreversible trust action, the Share Trustee shall not have the authority to rescind and recast such vote.

(e)Designation of Permitted Transferee.  The Share Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust.  In an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Share Trustee shall designate any Person as Permitted Transferee, provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale), at a price as set forth in Section 2(G) hereof, the Shares-in-Trust and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Share Trust and the redesignation of such Equity Shares so acquired as Shares-in-Trust under Section 1(C) hereof.  Upon the designation by the Share Trustee of a Permitted Transferee in accordance with the provisions of this Section 2(E), the Share Trustee shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee, (ii) cause to be recorded on the books of the Trust that the Permitted Transferee is the holder of record of such number of Equity Shares, (iii) cause the Shares-in-Trust to be canceled and (iv) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making the payment to the Prohibited Owner pursuant to Section 2(F) hereof.

(f)Compensation to Record Holder of Equity Shares that Become Shares- in-Trust.  Any Prohibited Owner shall be entitled (following discovery of the Shares-in-Trust and subsequent designation of the Permitted Transferee in accordance with Section 2(E) hereof or following the acceptance of the offer to purchase such shares in accordance with Section 2(G) hereof) to receive from the Share Trustee following the sale or other disposition of such Shares-in-Trust the lesser of (i) in the case of (a) a purported Transfer in which the Prohibited Owner gave value for Equity Shares and which Transfer resulted in the transfer of the shares to the Share Trust, the price per share, if any, such Prohibited Owner paid for the Equity Shares, or (b) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Share Trust, the price per share equal to the Market Price on the date

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of such Non-Transfer Event or Transfer and (ii) the price per share received by the Share Trustee from the sale or other disposition of such Shares-in-Trust in accordance with Section 2(E) hereof.  Any amounts received by the Share Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section 2(F) shall be distributed to the Beneficiary in accordance with the provisions of Section 2(E) hereof.  Each Beneficiary and Prohibited Owner waive any and all claims that they may have against the Share Trustee and the Share Trust arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 2 by, such Share Trustee or the Trust.

(g)Purchase Right in Shares-in-Trust.  Shares-in-Trust shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer.  The Trust shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Non-Transfer Event or purported Transfer that resulted in such Shares-in-Trust and (ii) the date the Trust determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Trust does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section 1(E) hereof.

Section 3.Remedies Not Limited.  Subject to Section 1(H) hereof, nothing contained in this Article VII shall limit the authority of the Trust to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders by preservation of the Trust’s status as a REIT and to ensure compliance with the Ownership Limit.

Section 4.Ambiguity.  In the case of an ambiguity in the application of any of the provisions of Article VII, including any definition contained in Section 1(A) hereof, the Board of Trustees shall have the power to determine the application of the provisions of this Article VII with respect to any situation based on the facts known to it.

Section 5.Legend.  Each certificate for Equity Shares shall bear substantially the following legend:

“The [Common or Preferred] Shares evidenced by this certificate are subject to restrictions on transfer.  Subject to certain further restrictions and except as provided in the Declaration of Trust of the Trust, no Person may (i) Beneficially or Constructively Own Common Shares in excess of 9.9% of the number of outstanding Common Shares of any class or series, (ii) Beneficially or Constructively Own Preferred Shares in excess of 9.9% of the number of outstanding Preferred Shares of any class or series, (iii) Beneficially Own Equity Shares that would result in the Equity Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iv) Beneficially Own Equity Shares that would result in the Trust being “closely held” under Section 856(h) of the Internal Revenue Code of 1986, as amended (the “Code”), or (v) Constructively Own Equity Shares that would cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the Trust’s or the Partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code.  Any Person who attempts to Beneficially or Constructively Own Equity Shares in excess of the above limitations must immediately notify the Trust in writing.  If any restrictions above are violated, the Equity Shares evidenced hereby will be transferred automatically to a Share Trust and shall be designated Shares-in-Trust for the benefit of one or more charitable beneficiaries.  In addition, upon the occurrence of certain events, attempted transfers in violation of the restrictions described above may be void ab initio.  All capitalized terms in this legend have the meanings defined in the Trust’s Declaration of Trust, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who

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so requests.  Such requests must be made to the Secretary of the Trust at its principal office or to the transfer agent.”

In place of the foregoing legend, the certificate may state that the Trust will furnish a full statement about certain restrictions or transferability to a shareholder on request and without charge.

Section 6.Severability.  If any provision of this Article VII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

Section 7.Non- Waiver.  No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

ARTICLE VIII
SHAREHOLDERS

Section 1.Meetings.  There shall be an annual meeting of the shareholders, to be held on proper notice at such time (after the delivery of the annual report) and convenient location as shall be determined by or in the manner prescribed in the Bylaws, for the election of the Trustees, if required, and for the transaction of any other business within the powers of the Trust.  If there are no Trustees, the officers of the Trust shall promptly call a special meeting of the shareholders entitled to vote for the election of successor Trustees.  Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.

Section 2.Voting Rights.  Subject to the provisions of any class or series of Shares then outstanding, the shareholders shall be entitled to vote only on the following matters:  (a) termination of REIT status as provided in Article V, Section (1)(C), (b) election of Trustees as provided in Article V, Section 2(A) and the removal of Trustees as provided in Article V, Section 3; (c) amendment of the Declaration of Trust as provided in Article X; (d) termination of the Trust as provided in Article XII, Section 2; (e) merger or consolidation of the Trust, or the sale or disposition of substantially all of the Trust Property (as hereinafter defined), as provided in Article XI; and (f) such other matters with respect to which a vote of the shareholders is required by applicable law or the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification.  Except with respect to the foregoing matters, no action taken by the shareholders at any meeting shall in any way bind the Board of Trustees.

Section 3.Preemptive and Appraisal Rights.  Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified Shares pursuant to Article VI, Section 4 or as otherwise may be provided by contract, no holder of Shares shall, as such holder, (a) have any preemptive or preferential right to purchase or subscribe for any additional Shares of the Trust or any other security of the Trust that it may issue or sell or (b), except as expressly required by Title 8, have any right to require the Trust to pay him the fair value of his Shares in an appraisal or similar proceeding.

Section 4.Extraordinary Actions.  Except as specifically provided in Article V, Sections 1(C) and 3, Article X, Section 3 and Article XII, Section 2 of this Declaration of Trust, notwithstanding any provision of law permitting or requiring action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of Shares entitled to cast a majority of all of the votes entitled to be cast on the matter.

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Section 5.Board Approval .  The submission of any action to the shareholders for their consideration shall first be approved as advised by the Board of Trustees.

Section 6.Action By Shareholders Without a Meeting.  The Bylaws may provide that any action required or permitted to be taken by the shareholders may be taken without a meeting by the written consent of the shareholders entitled to cast a sufficient number of votes to approve the matter as required by statute, the Declaration of Trust or the Bylaws, as the case may be.

ARTICLE IX
LIABILITY LIMITATION, INDEMNIFICATION
AND TRANSACTIONS WITH THE TRUST

Section 1.Limitation of Shareholder Liability.  No shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the property or the affairs of the Trust by reason of his being a shareholder.

Section 2.Limitation of Trustee and Officer Liability.  To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a REIT, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages.  Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of the Declaration of Trust or Bylaws inconsistent with this Section, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.  In the absence of any Maryland statute limiting the liability of trustees and officers of a Maryland REIT for money damages in a suit by or on behalf of the Trust or by any shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages except to the extent that (a) the Trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Section 3.Express Exculpatory Clauses in Instruments.  Neither the shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all Persons shall look solely to the Trust Property for the payment of any claim under or for the performance of that instrument.  The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Shareholder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.  As used in this Declaration of Trust, “Trust Property” means any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Trust or the Trustees (including all rents, income, profits and gains therefrom), which is owned or held by, or for the account of, the Trust or the Trustees.

Section 4.Indemnification.  The Trust shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former shareholder, Trustee or officer of the Trust or (b) any individual who, while a Trustee of the Trust and at the request of the Trust, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, real estate investment trust, employee benefit plan or

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other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former shareholder, Trustee or officer of the Trust.  The Trust shall have the power, with the approval of its Board of Trustees, to provide such indemnification and advancement of expenses to a person who served as a predecessor of the Trust in any of the capacities described in (a) or (b) above, and to any employee or agent of the Trust or a predecessor of the Trust.

Section 5.Transactions Between the Trust and its Trustees, Officers, Employees and Agents.  Subject to any express restrictions in the Declaration of Trust or adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.

ARTICLE X
AMENDMENTS

Section 1.General .  The Trust reserves the right from time to time to make any amendment to the Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Declaration of Trust, of any Shares.  All rights and powers conferred by this Declaration of Trust on shareholders, Trustees and officers are granted subject to this reservation.  An amendment to the Declaration of Trust (a) shall be signed and acknowledged by at least a majority of the Trustees or an officer duly authorized by at least a majority of the Trustees, (b) shall be filed for record with SDAT as provided in Article XIII, Section 5 and (c) shall become effective as of the later of the time the SDAT accepts the amendment for record or the time established in the amendment, not to exceed 30 days after the amendment is accepted for record.  All references to the Declaration of Trust shall include all amendments thereto.

Section 2.By Trustees .  The Trustees by a majority vote may amend the Declaration of Trust from time to time in the manner provided by Title 8, without any action by the shareholders, to qualify as a REIT under the Code or under Title 8.

Section 3.By Shareholders.  Other than amendments pursuant to Section 2 of this Article X and Section 1 of Article VI, any amendment to the Declaration of Trust shall be valid only if approved by the affirmative vote of at least a majority of all the votes entitled to be cast on the matter, except that any amendment to Article V, Article VII, Article X, Sections 2 and 3 and Article XII, Section 2 of this Declaration of Trust shall be valid only if approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter; but in each case only after due authorization, advice and approval of the Board of Trustees.

ARTICLE XI
MERGER, CONSOLIDATION OR SALE OF TRUST PROPERTY

Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may (a) merge the Trust into another entity, (b) consolidate the Trust with one or more other entities into a new entity or (c) sell, lease, exchange or otherwise transfer all or substantially all of the Trust Property.  Any such action must be approved as advised by the Board of Trustees and, after notice to all shareholders entitled to vote on the matter, by the affirmative vote of a majority of all the votes entitled to be cast on the matter, except where approval of the shareholders is not required by Title 8 or would not be required by the Maryland General Corporation Law if the Trust were a Maryland corporation.

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ARTICLE XII
DURATION AND TERMINATION OF TRUST

Section 1.Duration.  The Trust shall continue perpetually unless terminated pursuant to Section 2 of this Article XII or pursuant to any applicable provision of Title 8.

Section 2.Termination.

(a)Subject to the provision of any class or series of Shares at the time outstanding, the Trust may be terminated at any meeting of shareholders, by the affirmative vote of two thirds of all the votes entitled to be cast on the matter, after due authorization, advice and approval thereof by a majority of the entire Board of Trustees.  Upon the termination of the Trust:

(i)The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii)The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under the Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust’s contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration that may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.

(iii)After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as it deems necessary for its protection, the Trust may distribute the remaining Trust Property among the shareholders so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares at the time outstanding shall be entitled, the remaining Trust Property shall, subject to any participating or similar rights of Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.

(b)After termination of the Trust, the liquidation of its business and the distribution to the shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust’s records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all shareholders shall cease.

ARTICLE XIII
MISCELLANEOUS

Section 1.Governing Law.  The Declaration of Trust is executed by the undersigned Trustees and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

Section 2.Reliance by Third Parties.  Any certificate shall be final and conclusive as to any person dealing with the Trust if executed by the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to:  (a) the number or identity of Trustees, officers of the Trust or shareholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of the Board of Trustees or shareholders; (d) a copy of the Declaration of Trust or of the Bylaws as a true and complete copy as then in force; (e) an amendment to the Declaration of Trust; (f) the termination of the Trust; or (g) the existence of any fact relating to the affairs of the Trust.  No purchaser,

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lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trust on its behalf or by any officer, employee or agent of the Trust.

Section 3.Severability.

(a)The provisions of the Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, Title 8 or other applicable federal or state laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted a part of the Declaration of Trust, even without any amendment of the Declaration of Trust pursuant to Article X and without affecting or impairing any of the remaining provisions of the Declaration of Trust or rendering invalid or improper any action taken or omitted prior to such determination.  No Trustee shall be liable for making or failing to make such a determination.  In the event of any such determination by the Board of Trustees, the Board shall amend the Declaration of Trust in the manner provided in Article X, Section 2.

(b)If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

Section 4.Construction.  In the Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders.  The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of the Declaration of Trust.  In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made by the Trustees or officers, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland.  In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the Annotated Code of Maryland, the Trust shall be included within the definition of “corporation” for purposes of such provisions.

Section 5.Recordation.  The Declaration of Trust and any amendment hereto shall be filed for record with the SDAT and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record the Declaration of Trust or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of the Declaration of Trust or any part thereof.  A restated Declaration of Trust shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments thereto.

SECOND:  These Articles of Amendment and Restatement have been duly adopted by the Board of Trustees and approved by the Shareholders of the Trust as required by law.

THIRD:  The total number of shares of beneficial interest which the Trust had authority to issue immediately prior to the filing of these Articles of Amendment and Restatement was 1,000, all of which were common shares of beneficial interest, par value $.01 per share.  The aggregate par value of all shares of beneficial interest having par value was $10.00.

The total number of shares of beneficial interest which the Trust has authority to issue pursuant to these Articles of Amendment and Restatement is 110,000,000 consisting of 100,000,000 common shares of beneficial interest, par value $.01 per share and 10,000,000 of preferred shares of beneficial interest, par

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value $.01 per share.  The aggregate par value of all authorized shares of beneficial interest having par value is $1,100,000.00.

FOURTH:  The undersigned Chairman of the Board of Trustees and Chief Executive Officer acknowledges these Articles of Amendment and Restatement to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned Chairman of the Board of Trustees and Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Chairman of the Board of Trustees and Chief Executive Officer, and attest to by its Secretary, on this 22nd day of December, 1998.

ATTEST: /s/Kiran P. Patel Secretary	HERSHA HOSPITALITY TRUST /s/ Hasu P. Shah Hasu P. Shah Chairman of the Board of Trustees and Chief Executive Officer

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HERSHA HOSPITALITY TRUST
ARTICLES SUPPLEMENTARY

Hersha Hospitality Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Under a power contained in Article VI of the Trust’s Amended and Restated Declaration of Trust (the “Declaration”), the Board of Trustees of the Trust (the “Board of Trustees”), by resolution duly adopted at a meeting duly called and held, classified and designated 350,000 preferred shares of beneficial interest (as defined in the Declaration) as Series A Preferred Shares of beneficial interest, par value $.01 per share (the “Series A Preferred Shares”), with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth below.  Upon any restatement of the Declaration, Sections 1 through 10 of this Article FIRST shall become part of Article Sixth of the Declaration, with such changes in enumeration as are necessary to complete such restatement.

SERIES A PREFERRED SHARES

1.Designation and Amount; Rank.  350,000 preferred shares of beneficial interest are classified and designated as Series A Preferred Shares of beneficial interest, par value $.01 per share (the “Series A Preferred Shares”).  The Series A Preferred Shares shall rank (i) senior to any class of common shares of the Trust regardless of whether or not existing on the date of filing of these Articles Supplementary, which shall include, without limitation, the Trust’s Priority Class A Common Shares, $.01 par value per share, and the Trust’s Class B Common Shares, $.01 par value per share, and any other class or series of shares of beneficial interest of the Trust, either specifically ranking by its terms junior to the Series A Preferred Shares or not specifically ranking by its terms senior to or on parity with the Series A Preferred Shares (collectively, the “Junior Securities”), (ii) on parity with any class or series of shares of beneficial interest of the Trust specifically ranking by its terms on parity with the Series A Preferred Shares, and (iii) junior to any class or series of shares of beneficial interest of the Trust specifically ranking by its terms senior to the Series A Preferred Shares, in each case, as to payment of dividends, voting, distributions of assets upon liquidation, dissolution or winding-up, whether voluntary or involuntary, or otherwise.

2.Dividend Rights.

(a)Each Series A Preferred Share shall entitle the holder thereof to receive dividends out of any assets legally available therefor, prior to and in preference to any declaration or payment of any dividend on any Junior Securities and pari passu with any shares of beneficial interest ranking on parity with the Series A Preferred Shares.  Dividends shall be payable when and as authorized by the Board of Trustees and declared by the Trust.  Dividends on each Series A Preferred Share shall accrue at 10.5% per annum (the “Dividend Rate”) on the Original Issue Price (as hereafter defined), which dividend shall commence accruing on the Original Issue Date (as hereinafter defined).  Dividends on the Series A Preferred Shares shall be cumulative and shall be payable in cash in arrears on a date no later than the twentieth (20th) day after the end of each quarter (each a “Dividend Payment Date”), commencing with the quarter ending June 30, 2003, to holders of record on the close of business on the last Business day of the applicable quarter.  Dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Trust legally available for the payment of dividends.  To the extent that any dividend on the Series A Preferred Shares is not paid on the Dividend Payment Date, such dividend shall accumulate, but not compound, from that date at the Dividend Rate until such dividend is paid in full.  The date on which the

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Trust initially issues a Series A Preferred Share shall be referred to as the “Original Issue Date” regardless of the number of transfers of such shares made on the share records maintained by or for the Trust and regardless of the number of certificates that may be issued to evidence such share.

(b)The Trust shall not (i) pay or set aside for payment any dividends on Junior Securities or (ii) redeem, repurchase or otherwise acquire any Junior Securities, except as required by Article VII of the Declaration of Trust or the excess share and real estate investment trust qualification provisions of applicable law in a manner which satisfies Section 305(b) of the Code, until all accumulated, accrued and unpaid dividends have been paid on the Series A Preferred Shares through the last preceding Dividend Payment Date.

(c)The amount of dividends payable for each quarterly dividend period for the Series A Preferred Shares shall be computed by multiplying the Original Issue Price by the Dividend Rate and dividing the result by four.  The amount of dividends payable for the initial dividend period or any other period shorter or longer than a full quarterly period shall be computed on the basis of twelve 30-day months and a 360-day year.

(d)Dividend payments shall be made by wire transfer to an account designated by each holder of the Series A Preferred Shares or, if no account information is provided to the Trust by a holder of the Series A Preferred Shares, dividend payments shall be made by check delivered by first class mail to the address of such holder as set forth in the share records of the Trust.

(e)For the sole purpose of determining whether a distribution (as defined in Section 2-301 of the Maryland General Corporation Law) is permitted under Maryland law, amounts that would be needed, if the Trust were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution shall not be added to the Trust’s total liabilities.

3.Liquidation Rights.

(a)In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Trust, each holder of Series A Preferred Shares, before any distribution or payment is made upon any Junior Securities, shall be entitled to receive, out of the assets of the Trust available for distribution to the Trust’s shareholders, the sum of (A) $100.00 per share (subject to equitable adjustment to reflect share splits, share combinations, share dividends, recapitalizations, and like occurrences) and (B) all accrued but unpaid dividends (if any) payable with respect to such shares (the “Liquidation Preference”).

(b)In the event the assets to be distributed among the holders of the Series A Preferred Shares upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, shall be insufficient to permit full payment of the Liquidation Preference and similar payments on any other class of shares ranking on a parity with the Series A Preferred Shares upon liquidation, then the holders of the Series A Preferred Shares and such other shares shall share ratably in any such distribution of the Trust’s assets in proportion to the full respective distributable amounts to which they are entitled.

(c)Upon any such liquidation, dissolution or winding up of the Trust, after the holders of the Series A Preferred Shares and any other class of beneficial interests ranking on a parity with the Series A Preferred Shares upon liquidation shall have been paid in full in accordance with the rights and preferences to which they are entitled, the remaining net assets of the Trust shall be distributed to the holders of Junior Securities.

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(d)Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Preference and the place where said sums shall be payable shall be given by mail, postage prepaid, not less than 30 or more than 60 days prior to the payment date stated therein, to the holders of record of the Series A Preferred Shares, such notice to be addressed to each such holder at his post office address as shown on the records of the Trust.

(e)For purposes of this Section, a liquidation, dissolution or winding up of the Trust shall be deemed to be occasioned by, or to include, (A) the acquisition of a majority of the beneficial interests in the Trust by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Trust) in which outstanding shares of the Trust are exchanged for securities or other consideration issued, or caused to be issued by the acquiring entity or its subsidiary (an “Acquisition”), or (B) a sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Trust (an “Asset Transfer”), unless in each of the cases set forth in (A) and (B) of this Section 3(e), the Trust’s shareholders of record as constituted immediately prior to such Acquisition or Asset Transfer will, immediately after such Acquisition or Asset Transfer (by virtue of securities issued as consideration for the Trust’s Acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving, continuing or purchasing entity.

(f)Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such property shall be the fair market value thereof as determined in good faith by a majority of the independent Trustees then serving on the Board of Trustees.  For purposes of this provision, the “independent” Trustees shall be those Trustees serving on the Board of Trustees of the Trust who satisfy the requirements for treatment as an “independent” trustee or “independent” director under the rules of the American Stock Exchange.

4.Conversion.  The holders of Series A Preferred Shares shall have the following rights with respect to the conversion of the Series A Preferred Shares into shares of the Trust’s Priority Class A Common Shares (the “Conversion Rights”):

(a)Optional Conversion.  Subject to and in compliance with the provisions of this Section 4, any Series A Preferred Shares may, at the option of the holder, be converted at any time into fully paid and nonassessable shares of the Trust’s Priority Class A Common Shares.  The number of shares of Priority Class A Common Shares to which a holder of Series A Preferred Shares shall be entitled upon conversion shall be the product obtained by multiplying the Conversion Rate then in effect (determined as provided in Section 4(b)) by the number of Series A Preferred Shares being converted.

(b)Conversion Rate.  The conversion rate in effect at any time for conversion of the Series A Preferred Shares (the “Conversion Rate”) shall be the quotient obtained by dividing (x) $100.00 (hereinafter, the “Original Issue Price”), plus the per share amount of all accrued but unpaid dividends outstanding on the shares to be converted by (y) the Conversion Price, calculated as provided in Section 4(c).

(c)Conversion Price.  The conversion price for the Series A Preferred Shares shall initially be equal to $6.7555 (as adjusted as hereinafter provided, the “Conversion Price”).  Such initial Conversion Price shall be adjusted from time to time in accordance with this Section 4.  All references to the Conversion Price herein shall mean the Conversion Price as so adjusted.

(d)Mechanics of Conversion.

(i)The Conversion Rights in this Section 4 shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of Series A Preferred

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Shares into Priority Class A Common Shares and by surrender of a certificate or certificates for the shares so to be converted and delivery of the undertaking described in Subsection (d)(ii) below, to the Trust at its principal office (or such other office or agency of the Trust as the Trust may designate by notice in writing to the holder or holders of the Series A Preferred Shares) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with addresses), subject to compliance with Article VII of the Declaration and applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Priority Class A Common Shares shall be issued.  Promptly after the receipt by the Trust of the written notice referred to in this Subsection 4(d) and surrender of the certificate or certificates for the share or shares of the Series A Preferred Shares to be converted, the Trust shall issue and deliver, or cause to be issued and delivered, to the holder, within five (5) business days, registered in such name or names as such holder may direct, subject to compliance with Article VII of the Declaration and applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Priority Class A Common Shares issuable upon the conversion of such share or Series A Preferred Shares.  To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date on which such written notice shall have been received by the Trust and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such Series A Preferred Shares shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Priority Class A Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

(ii)It shall be a condition to the exercise of the conversion rights hereunder that each proposed registered holder of the Priority Class A Shares shall have executed and delivered to the Trust an undertaking to reimburse the Trust for the amount of any “unearned dividends” with respect to such shares.  The per share amount of such “unearned dividends” shall be equal to the product of (A) the amount of the per share dividend paid in respect of the Priority Class A Shares in respect of the next record date which is on or after the effective date of the conversion (which record date is hereafter referred to as the “Current Record Date”) multiplied by (B) a fraction, the numerator of which is the number of days in the period beginning with the day following the record date for the preceding dividend payment date (the “Prior Record Date”) and ending with the effective date of the conversion and the denominator of which is the number of days in the period beginning with the day following the Prior Record Date and ending on the Current Record Date.  Such undertaking shall acknowledge that the certificates representing the Priority Class A Shares may bear a legend referring to the provisions of this clause (ii) and such undertaking, which shall be binding on any transferee of such shares.

(e)Adjustment for Shares Splits and Combinations.  If the Trust shall, at any time or from time to time after the Original Issue Date, effect a subdivision of the outstanding Priority Class A Common Shares without a corresponding subdivision of the Series A Preferred Shares, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased.  Conversely, if the Trust shall, at any time or from time to time after the Original Issue Date, combine the outstanding shares of Priority Class A Common Shares into a smaller number of shares without a corresponding combination of the Series A Preferred Shares, the Conversion Price in effect immediately before the combination shall be proportionately increased.  Any adjustment under this Subsection 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f)Adjustment for Reclassification, Exchange and Substitution.  If, at any time or from time to time after the Original Issue Date, the Priority Class A Common Shares issuable upon the conversion of the Series A Preferred Shares are changed into the same or a different number of shares of any class or classes of shares, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or share dividend or a reorganization, merger, consolidation or sale of assets provided

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for elsewhere in this Section 4), each holder of Series A Preferred Shares shall have the right thereafter to convert such shares into the kind and amount of shares and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Priority Class A Common Shares into which such Series A Preferred Shares could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(g)Reorganizations, Mergers, Consolidations or Sales of Assets.  If, at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Priority Class A Common Shares (other than an Acquisition or Asset Transfer as defined in Section 3, or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4), as a part of such capital reorganization, provision shall be made so that the holders of the Series A Preferred Shares shall thereafter be entitled to receive upon conversion of the Series A Preferred Shares the number of shares or other securities or property of the Trust to which a holder of the number of shares of Priority Class A Common Shares deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such shares or securities by the terms thereof.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series A Preferred Shares after the capital reorganization such that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred Shares) shall be applicable after that event and be as nearly equivalent as practicable.

(h)Sale of HT Common Shares Below Conversion Price.

(i)If, at any time or from time to time after the Original Issue Date, the Trust issues or sells, or is “deemed” by the express provisions of this Subsection 4(h)(i) to have issued or sold (other than in connection with an “Antidilution Carve Out Event”), Additional HT Common Shares (as defined in Subsection 4(h)(iv) below), for an Effective Price (as defined in Subsection 4(h)(iv) below) that is less than eighty-five percent (85%) of the then effective Conversion Price, then and in each such case, the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Conversion Price by a fraction (i) the numerator of which shall be (A) the number of HT Common Shares deemed outstanding (as defined in the next sentence) immediately prior to such issue or sale, plus (B) the number of HT Common Shares which the aggregate consideration received (as defined in Subsection 4(h)(ii)) by the Trust for the total number of Additional HT Common Shares so issued would purchase at such Conversion Price, and (ii) the denominator of which shall be the number of HT Common Shares deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional HT Common Shares actually issued.  As used herein, the number of HT Common Shares “deemed” to be outstanding as of a given date shall be the sum of (A) the number of HT Common Shares actually outstanding, (B) the number of HT Common Shares into which the then outstanding Series A Preferred Shares could be converted if fully converted on the day immediately preceding the given date, and (C) the number of HT Common Shares which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date as set forth in Section 4(h)(ii) below.  As used herein, an “Antidilution Carve Out Event” shall mean the issuance of HT Common Shares (A) as a dividend or other distribution on any class of shares, (B) pursuant to a subdivision or combination of HT Common Shares as provided in Section 4(e) above, (C) pursuant to any employee benefit plan approved by the Board of Trustees which plans shall issue, in the aggregate, no more than 650,000 shares of HT Common Shares (an “Approved Employee Benefit Plan”), (D) pursuant to a plan providing for the issuance of additional HT Common Shares upon reinvestment of dividends and additional optional amounts under such plan where the dividends are reinvested at an amount per HT Common Share issued thereunder that is equal to or greater than 95% of the fair market value of such HT Common Shares (a

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“DRIP”) or (E) upon exchange of partnership interests in the Operating Partnership pursuant to and in accordance with Section 8.05 of the Amended and Restated Limited Partnership Agreement of Hersha Hospitality Limited Partnership (the “HLP Agreement”).

(ii)For the purpose of making any adjustment required under this Section 4(h), the consideration received by the Trust for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Trust, after deduction of any underwriting or similar discount, commission, compensation or concessions paid or allowed by the Trust in connection with such issue or sale, but without deduction of any expenses payable by the Trust, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Trustees, and (C) if Additional HT Common Shares, Convertible Securities (as defined in subsection 4(h)(iii)) or rights or options to purchase either Additional HT Common Shares or Convertible Securities are issued or sold together with other stock or securities or other assets of the Trust for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Trust’s Board of Trustees to be allocable to such Additional HT Common Shares, Convertible Securities or rights or options.

(iii)For the purpose of the adjustment required under this Section 4(h), if the Trust issues or sells (i) stock or other securities convertible into Additional HT Common Shares (such convertible stock or securities being herein referred to as “Convertible Securities”) or (ii) rights or options for the purchase of Additional HT Common Shares or Convertible Securities, and if the Effective Price of such Additional HT Common Shares is less than eighty-five percent (85%) of the then effective Conversion Price, then in each such case, the Trust shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional HT Common Shares issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Trust for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Trust upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amount of consideration, if any, payable to the Trust (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amount of such consideration cannot be ascertained, but is a function of antidilution or similar protective clauses, the Trust shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Trust upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and provided further that if the minimum amount of consideration payable to the Trust upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Trust upon the exercise or conversion of such rights, options or Convertible Securities.  No further adjustment of the Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional HT Common Shares on the exercise of any such rights or options or the conversion of any such Convertible Securities.  If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional HT Common Shares so issued were the Additional HT Common Shares, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional HT Common Shares, if any, were issued or sold for the consideration actually received by the Trust

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upon such exercise, plus the consideration, if any, actually received by the Trust for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Trust (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series A Preferred Shares.

(iv)“HT Common Shares” shall mean and include the Trust’s authorized Priority Class A Common Shares, as constituted on the date of filing of these Articles Supplementary; provided, however, that such term, when used to describe the securities receivable upon conversion of shares of the Series A Preferred Shares, shall include only shares designated as HT Common Shares of the Trust on the date of filing of these Articles Supplementary, any shares resulting from any combination or subdivision thereof referred to in Section 4, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Section 4).  “Additional HT Common Shares” shall mean all HT Common Shares issued by the Trust or deemed to be issued pursuant to this Section 4(h), whether or not subsequently reacquired or retired by the Trust.  The “Effective Price” of Additional HT Common Shares shall mean the quotient determined by dividing the aggregate consideration received, or deemed to have been received by the Trust for such issuance or sale or deemed issuance or sale under this Section 4(h), for such Additional HT Common Shares by the total number of Additional HT Common Shares issued or sold, or deemed to have been issued or sold by the Trust under this Section 4(h).

(v)If the Trust proposes to issue or sell Additional HT Common Shares for an Effective Price that is less than eighty-five percent (85%) of the Conversion Price and such issuance or sale will result in a reduction of the Conversion Price pursuant to this Section (h) (an “AMEX Dilutive Issuance”), then the AMEX Dilutive Issuance and the resulting potential issuance of Additional HT Common Shares upon conversion of the Series A Preferred Shares at a Conversion Price below the initial Conversion Price, must be approved by the shareholders of the Trust to the extent required by the rules of the American Stock Exchange.  If such holders do not approve the AMEX Dilutive Issuance, and the resulting potential issuance of Additional HT Common Shares upon conversion of the Series A Preferred Shares at a Conversion Price below the initial Conversion Price, as required to be approved by the preceding sentence, then the Trust shall not consummate the AMEX Dilutive Issuance in any manner that would cause a reduction of the Conversion Price pursuant to this Subsection (h).

(i)Certificate of Adjustment.  In each case of an adjustment or readjustment of the Conversion Price for the number of Priority Class A Common Shares or other securities issuable upon conversion of any Series A Preferred Shares, if the Series A Preferred Shares are then convertible pursuant to this Section 4, the Trust, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Preferred Shares at such holder’s address as shown in the Trust’s books and records.  The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Trust for any Additional HT Common Shares issued or sold or deemed to have been issued or sold, (ii) the Conversion Price in effect at the time, (iii) the number of Additional HT Common Shares issued or sold or deemed to have been issued or sold and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred Shares.

(j)Minimum Adjustment.  Notwithstanding anything herein to the contrary, no adjustment of the Conversion Price shall be made pursuant to this Section 4 in an amount less than $.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together

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with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

(k)Notices of Record Date.  Upon (i) any taking by the Trust of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 3) or other capital reorganization of the Trust, any reclassification or recapitalization of the capital stock of the Trust, any merger or consolidation of the Trust with or into any other entity, or any Asset Transfer (as defined in Section 3), or any voluntary or involuntary dissolution, liquidation or winding up of the Trust, the Trust shall mail to each holder of Series A Preferred Shares at least ten (10) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Priority Class A Common Shares (or other securities) shall be entitled to exchange their shares of Priority Class A Common Shares (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

(l)Optional Redemption by the Trust.

(i)At any time, and from time to time, the Trust, by vote of a majority of the members of the Board of Trustees, may redeem all or any part of the outstanding Series A Preferred Shares (which number shall be in an amount not less than the lesser of the number of such shares outstanding or 50,000 shares), by giving written notice at least 30 but not more than 90 days prior to the Call Date (as defined below) (the “Redemption Notice”) to those holders whose Series A Preferred Shares the Trust wishes to redeem of the date on which such redemption will occur (the “Call Date”), during which period (the “Redemption Notice Period”), the holders of the Series A Preferred Shares who have received a Redemption Notice may in lieu of having their shares redeemed, elect to convert the Series A Preferred Shares covered by the Redemption Notice in accordance with the conversion provisions set forth in Section 4(d).  Notice having been mailed as aforesaid, from and after the Call Date (unless the Trust shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series A Preferred Shares so called for redemption shall cease to accrue, (ii) such shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series A Preferred Shares shall cease (except the rights to convert and to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon as described in clause (iii) below).  The Trust’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust shall, in a segregated account separate from the Trust’s general assets, deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, the cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series A Preferred Shares so called for redemption.  No interest shall accrue for the benefit of the holders of Series A Preferred Shares to be redeemed on any cash so set aside by the Trust.  Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

Promptly after the surrender (in accordance with such notice) of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice

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shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed.  If fewer than all the outstanding Series A Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Trust from outstanding Series A Preferred Shares not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Trust in its sole discretion to be equitable.  If fewer than all the Series A Preferred Shares evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed shares shall be issued without cost to the holder thereof.

(ii)The Redemption Notice shall set forth (A) the number of shares to be redeemed, (B) the Call Date, (C) the amount of the Redemption Price and (D) all other relevant terms.  The Redemption Notice shall be mailed by the Trust, postage prepaid, to each holder whose shares are to be redeemed at its address shown on the records of the Trust.  If the Trust elects to redeem any Series A Preferred Shares pursuant to this Section 4(l), such election shall not be revocable by the Trust and the Trust shall be obligated to redeem at the Redemption Price all shares to be redeemed on the Call Date set forth in the Redemption Notice, as described above.

(iii)The per share Redemption Price shall be the sum of (A) the Original Issue Price, (B) all accrued but unpaid dividends thereon pursuant to Section 2(a) hereof, through and including the Call Date, without interest, and (C) a premium (the “Premium”), which Premium shall decline on a straight line basis over a ten (10) year period equal to:  $10.50 per share, with respect to redemptions noticed during the first twelve month period immediately following the Original Issue Date; $9.45 per share with respect to redemptions noticed during the second twelve month period immediately following the Original Issue Date; $8.40 per share with respect to redemptions noticed during the third twelve month period immediately following the Original Issue Date; $7.35 per share with respect to redemptions noticed during the fourth twelve month period immediately following the Original Issue Date; $6.30 per share with respect to redemptions noticed during the fifth twelve month period immediately following the Original Issue Date; $5.25 per share with respect to redemptions noticed during the sixth twelve month period immediately following the Original Issue Date; $4.20 per share with respect to redemptions noticed during the seventh twelve month period immediately following the Original Issue Date; $3.15 per share with respect to redemptions noticed during the eighth twelve month period immediately following the Original Issue Date; $2.10 per share with respect to redemptions noticed during the ninth twelve month period immediately following the Original Issue Date; $1.05 per share with respect to redemptions noticed during the tenth twelve month period immediately following the Original Issue Date; and, no premium with respect to redemptions noticed after completion of the tenth twelve month period immediately following the Original Issue Date.  If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series A Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding any redemption of such shares before such Dividend Payment Date.  Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Shares called for redemption.

(m)Fractional Shares.  No fractional shares of Priority Class A Common Shares shall be issued upon conversion of Series A Preferred Shares.  All shares of Priority Class A Common Shares (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Shares by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share.  If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Trust shall, in lieu of issuing any fractional shares, pay cash equal to the product of such fraction multiplied by the Priority Class A Common Shares’ fair market value per share on the date of conversion (as reported by the securities exchange on which the Priority Class A Common Shares are then

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listed for trading, or if none, the most recently reported “over the counter” trade price or if none, as determined in good faith by the Board of Trustees).

(n)Reservation of Shares Issuable Upon Conversion.  The Trust shall at all times reserve and keep available out of its authorized but unissued shares of Priority Class A Common Shares, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Shares, such number of its shares of Priority Class A Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Shares.  If at any time the number of authorized but unissued shares of Priority Class A Common Shares shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Shares, the Trust shall, prior to exceeding such number of authorized but unissued shares, take such Trust action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Priority Class A Common Shares to such number of shares as shall be sufficient for such purpose.

(o)Notices.  Any notice required by the provisions of this Section 4 shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Trust.

(p)Payment of Taxes .  The Trust shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the issuance of the Series A Preferred Shares and all Priority Class A Common Shares issuable upon exchange of the Convertible Preferred Units, or conversion of the Series A Preferred Shares.

5.Voting Rights.

(a)General Rights.  Holders of Series A Preferred Shares shall have the right to notice of and to vote, on an as converted basis, and as a single class with holders of Priority Class A Common Shares on all matters which holders of Priority Class A Common Shares have a right to vote by law, rules of any securities exchange on which any of the Trust’s securities are listed, provision of the Declaration, or otherwise, and as a separate class on those matters set forth in Section 5(c) hereof; provided, however, that holders of Series A Preferred Shares shall not have the right to participate in the designation, election or removal of trustees except as provided in Section 5(b) below.

(b)Board of Trustees Designees.  If a Voting Event (as defined below) occurs, the holders of the Series A Preferred Shares, voting separately as a class, shall, have the right to nominate and elect at least one member and in any event no less than 11.1% of the total members of the Board of Trustees (the “Series A Preferred Share Trustees”) at each meeting of holders of shares of HT’s shares of beneficial interest held (or pursuant to action by written consent taken) for the purpose of electing members of the Board of Trustees.  Further, if either (x) the Trust fails to pay in full for two consecutive quarters the dividend required pursuant to Section 2 hereof, or the Operating Partnership, pursuant to the HLP Agreement , fails to pay two consecutive quarterly dividends or distributions with respect to its 10.5% Series A Preferred Units (the “Convertible Preferred Units”), as the case may be, or (y) the Trust fails to maintain its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended, (the “Code”), then, upon notice from the holders of a majority of the Series A Preferred Shares outstanding (if any), either (A) 40% of the Board of Trustees shall resign and the holders of a majority of the Series A Preferred Shares shall have the right to elect members to the Board of Trustees to fill the vacancies created by such resignations, or (B) the

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Trust shall cause (and promptly take all Trust action as may be necessary to cause) the Declaration and/or the Trust’s Bylaws to be amended to increase the size of the Board of Trustees and the holders of a majority of the Series A Preferred Shares outstanding (if any) shall have the right to elect such number of members of the increased Board of Trustees as shall constitute 40% of the number of members of the increased Board of Trustees.  In the event 40% of the Board of Trustees, absent an increase, does not equal a whole number of Trustees, the Trust shall cause (and promptly take all Trust action as may be necessary to cause) the Declaration and/or the Trust’s Bylaws to be amended to increase or decrease (at the option of the Trust) the size of the Board of Trustees such that 40% of the total number of Trustees that the holders of a majority of the outstanding Series A Preferred Shares have the right to elect shall equal a whole number of Trustees.  While such voting rights continue, only the holders of a majority of the Series A Preferred Shares shall nominate and elect the Series A Preferred Share Trustees and the Series A Preferred Share Trustees shall be removed and replaced and their vacancies filled only by the affirmative vote of the holders of a majority of the Series A Preferred Shares.  One Series A Preferred Share Trustee shall be a member of all committees and sub- committees of the Board of Trustees.  In the event such Series A Preferred Share Trustee shall, by virtue of any law or the rules and regulations of the SEC or any national securities exchange on which the Trust’s Priority Class A Common Shares are listed for trading, be precluded from being a member of the Trust’s audit or other committee, then the Series A Preferred Share Trustee shall have the right to observe and be present, but not vote, at all such committee meetings and shall have all other rights attendant to members of such committees but shall not be counted for purposes of determining whether a quorum is present.  A “Voting Event” shall mean any of:  (w) the receipt by the holder of a majority of the Series A Preferred Shares of a favorable ruling (a “Private Letter Ruling”) from the Internal Revenue Service which permits such holder of a majority of the Series A Preferred Shares to continue to qualify as a real estate investment trust within the meaning of Section 856 et seq. of the Code in the event such securities qualified as securities described in Section 856(c)(4)(A) of the Code as of the close of a quarter but failed to so qualify as of the close of a subsequent quarter and also failed to satisfy the requirements of Section 856(c)(4)(B)(iii) of the Code as of the close of such subsequent quarter or the close of any quarter thereafter, provided certain other requirements are met, (x) a change in law providing for relief comparable to that sought in the above referenced Private Letter Ruling, (y) the receipt by the holder of a majority of the Series A Preferred Shares of an opinion of counsel that is consistent with the relief sought in the above referenced Private Letter Ruling, or (z) a transfer of Convertible Preferred Units whereby the holder of a majority of the Series A Preferred Shares was a transferee of Convertible Preferred Units of the Operating Partnership which were converted into Series A Preferred Shares and such holder of a majority of the Series A Preferred Shares could hold such securities without causing such holder to violate the requirements of Section 856(c)(4) of the Code in the event such securities were to fail to qualify as securities defined in Section 856(c)(4)(A) of the Code and 856(c)(4)(B)(iii) of the Code as of the close of any quarter (including, for this purpose, a holder of Series A Preferred Shares which has not made an election to be taxable as a real estate investment trust pursuant to the provisions of Section 856 et seq. of the Code).  The right to nominate and elect members of the Board of Trustees hereunder shall only exist at such times as holders of the Series A Preferred Shares hold that number of Series A Preferred Shares and other convertible and exchangeable securities that represents, on an as converted/exchanged basis, at least 5% of the HT Common Shares then issued and outstanding, on a fully diluted basis (which shall assume the conversion and/or exchange of all the Trust’s and the Operating Partnership’s securities convertible into or exchangeable for HT Common Shares):

(c)Separate Class Voting Rights.  In addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the then outstanding Series A Preferred Shares shall be necessary for effecting the following actions, except for any such action that provides that all holders of Series A Preferred Shares shall as a result of and simultaneously with such action receive a distribution of cash which is not less than the Liquidation Preference, plus the applicable Premium calculated pursuant to Section 4(l)(iii), provided, that the separate voting rights of the holders of Series A Preferred Shares described in clauses (v), (vi), (vii), (x) and (xi) below, shall only exist at such times as

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holders of the Series A Preferred Shares hold that number of Series A Preferred Shares that represents on an as converted basis at least 5% of the HT Common Shares then issued and outstanding, on a fully diluted basis (which shall assume the conversion and/or exchange of all the Trust’s and the Operating Partnership’s securities convertible into or exchangeable for HT Common Shares):

(i)(A) any authorization or any designation, whether by reclassification or otherwise, of any new class or series of shares of beneficial interest or any other security convertible into equity securities of the Trust (or any increase in the authorized or designated number of any such new class or series) ranking senior to the Series A Preferred Shares as to payment of dividends, distribution of assets upon liquidation, dissolution or winding-up (whether voluntary or involuntary), voting or otherwise; or (B) other than in connection with a “Voting/Preemptive Rights Carve Out Event” as defined below, any issuance of any class or series of equity interest of the Trust or the Operating Partnership prior, in the case of the events set forth in this Subsection (i)(B), to the first to occur of (1) the issuance and sale of an aggregate 250,000 Convertible Preferred Units pursuant to the terms of the Securities Purchase Agreement or (2) a “SPA Termination,” defined as the termination of the Securities Purchase Agreement pursuant to Section 7.1 or 7.2 of the Securities Purchase Agreement.  As used herein, “Voting/Preemptive Rights Carve Out Event” shall mean (w) at any time after the consummation of the First Closing and the Second Closing under the Securities Purchase Agreement, the issuance of Common Units in exchange for a contribution of properties to the Operating Partnership approved by the Board of Trustees, (x) the issuance of Class B Common Shares upon redemption of Common Units, pursuant to the HLP Agreement, (y) the issuance of any securities pursuant to an Approved Employee Benefit Plan, which plans shall issue, in the aggregate, no more than 650,000 shares of HT Class A Common Shares or (z) the issuance of securities pursuant to a DRIP;

(ii)Any purchase, redemption or other acquisition for value (or payment into or setting aside as a sinking fund for such purpose) of any shares of Junior Securities or any partnership or other interest in the Operating Partnership (other than the issuance of Class B Common Shares upon redemption of Common Units) in accordance with Section 8.05 of the HLP Agreement;

(iii)Any action that results in the declaration or payment of dividends or any other distribution, direct or indirect on account of the Junior Securities, or any partnership or other interest in the Operating Partnership or the setting aside of any funds for any such purpose provided, that no such vote or consent shall be required if the Trust or the Operating Partnership (as the case may be) is not in default of its obligations to pay quarterly dividends on the Series A Preferred Shares or quarterly distributions on the Convertible Preferred Units at the time of such action;

(iv)Any action that results in any amendment, alteration, or repeal (by merger or consolidation or otherwise) of any provisions of these Articles Supplementary, the Declaration, the Trust’s Bylaws, or of the HLP Agreement, the certificate of limited partnership of the Operating Partnership or any certificate amendatory thereof which eliminates, amends or affects any term (adversely or otherwise) of the Series A Preferred Shares and/or the Class A Shares or shares of any series ranking senior to the Series A Preferred Shares, including, without limitation, the redemption, dividend, voting, preemptive, antidilution and other powers, rights and preferences of such shares or adversely affects any holder thereof;

(v)Any action where the Trust, the Operating Partnership or any of its or their subsidiaries merges with or into or consolidates with any other entity;

(vi)Any action where the Trust, the Operating Partnership or any of its or their subsidiaries directly or indirectly sells, leases (other than in the case of operating leases entered into in the Trust’s and/or the Operating Partnership’s ordinary course of business), transfers, conveys or assigns

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(whether in a single transaction or series of related transactions) all or substantially all of the Trust’s, the Operating Partnership’s or any of its or their subsidiaries assets;

(vii)All transactions involving the Trust, the Operating Partnership or any of its subsidiaries of the type referred in paragraph (a) of Rule 145 under the Securities Act of 1933, as amended, and all transactions involving the Trust constituting a change-in-control within the meaning of Rule 14(f) under the Securities Exchange Act of 1934, as amended;

(viii)Any action where the Trust, the Operating Partnership or any of its or their subsidiaries files any voluntary, or consents to the filing of any involuntary, petition for relief under title 11 of the United States Code or any successor statute or under any reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law with respect to the Trust, the Operating Partnership or any of its or their subsidiaries;

(ix)Any action where the Trust, the Operating Partnership or any of its or their subsidiaries appoints or consents to, or acquiesces in, the appointment of a receiver, conservator, trustee or other similar official charged with the administration, control, management, operation, liquidation, dissolution or valuation of the Trust, the Operating Partnership or any of their subsidiaries, or any of their respective businesses or assets;

(x)Any action where the Trust, the Operating Partnership or any of its or their subsidiaries, or Hersha Hospitality Management, L.P., a Pennsylvania limited partnership, on the one hand, engages in any transaction with an affiliate of the Trust on the other hand, provided, however, to the extent such transactions are of the type which, but for their affiliated nature, would fall within the ordinary course of business and day-to day affairs of the Trust, such actions need not be approved on a transaction-by-transaction basis but may be entered into pursuant to annual budgets and purchase plans approved by the holders of the Series A Preferred Shares.  For purposes of this provision and these Articles Supplementary, “affiliate”, and all derivations thereof, shall have the meaning set forth in Rule 12b-2 of the Exchange Act and shall include, without limitation, for the avoidance of doubt, (a) the trustees and senior officers of HT, HLP and any Subsidiary, his or her spouse, parent, sibling, mother-in-law, father in-law, brother-in-law, sister-in-law, aunt, uncle, or first cousin, (b) any Person directly or indirectly owning, controlling or holding the power to vote 5% or more of the outstanding voting securities of HT, HLP or any Subsidiary, and (c) any Person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by HT, HLP or any subsidiary.

(xi)The conduct by the Trust of any trade or business or the ownership of any asset (other than partnership interests in the Operating Partnership), in each case, other than through the Operating Partnership;

(xii)For the Trust, the Operating Partnership or any of its or their Subsidiaries to engage in any business where either the operation of such business or ownership of the assets related to such business will result in the Trust failing to satisfy the provisions of Section 856 of the Code;

(xiii)The termination of the Trust’s status as a REIT for federal income tax purposes; and

(xiv)Any agreement to do any of the transactions set forth in this Section.

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6.Preemptive Rights.

Pursuant to Article VIII, Section 3 of the Declaration, each of the holders of the Series A Preferred Shares shall have the following preemptive rights:

(a)Sale.  At all times commencing on the Original Issue Date and terminating three years thereafter, before the Trust offers to any party (a “Sale”) any shares of any class or series or any equity security, or any obligation or instrument convertible into or exchangeable for shares of any class or series of equity security of the Trust (the “Offered Securities”), other than in connection with the issuance of securities pursuant to a Voting/Preemptive Rights Carve Out Event, the Trust shall provide written notice at least fifteen (15) days in advance of the consummation of such Sale (the “Offer Notice”) to each holder of Series A Preferred Shares.  The holders of Series A Preferred Shares shall have no rights under this Section 6 in connection with the ultimate conversion or exchange of convertible or exchangeable securities if, prior to issuing such convertible or exchangeable securities, such convertible or exchangeable securities were offered to the holders of Series A Preferred Shares pursuant to this Section 6.

(b)Offer.  The Offer Notice shall be irrevocable and shall constitute an offer by the Trust to sell to each holder of the Series A Preferred Shares at the per share sale price which the Trust would receive upon consummation of such proposed Sale (the “Sales Price”) up to such number of Offered Securities (or in the event the Trust desires to sell a fixed number of securities to a particular third party, such number of additional securities of the same class or series to permit the Trust to sell such fixed number of securities to such third party and satisfy its obligations under this Section 6) equal to the percentage which (i) the total number of shares of Priority Class A Common Shares into which such holders’ equity securities in the Trust and the Operating Partnership are convertible plus the number of Priority Class A Common Shares such Holder then holds, bears to (ii) the total number of shares of Priority Class A Common Shares into which any outstanding equity securities of the Trust and the Operating Partnership (which are convertible into Priority Class A Common Shares) are convertible plus the total number of Priority Class A Common Shares then issued and outstanding (the “Pro Rata Share”).

(c)Response Period.  Each holder of the Series A Preferred Shares shall have a period of fifteen (15) days after receipt of the Offer Notice in which to elect to purchase up to its Pro Rata Share of the Offered Securities at the Sales Price, such election to be made by such holder by written notice (the “Acceptance Notice”).  Each Acceptance Notice shall also specify the maximum amount of additional Offered Securities which such holder desires to purchase in the event any other Holder fails to elect to purchase all of its Pro Rata Share of Offered Securities pursuant to the immediately preceding sentence on a timely basis or elects in writing not to do so (such unpurchased Offered Securities are hereinafter referred to as the “Remaining Securities”).  In the event that there are Remaining Securities available for purchase, each holder of the Series A Preferred Shares having specified in its Acceptance Notice a desire to purchase such Remaining Securities shall purchase such Remaining Securities on a pro rata basis (up to the amount of Remaining Securities specified by such holder in its Acceptance Notice), or in such other proportions as such holders may all agree, on the terms set forth herein.

(d)Closing and Payment.  The closing of the sale and delivery of the share certificates representing the Offered Securities purchased hereunder by any such holder of the Series A Preferred Shares, and payment therefor (which shall be made by wire transfer in immediately available funds to an account designated by the Trust), shall be at a time and place designated by the Trust on the tenth (10th) day following the Trust’s receipt of such holder’s Acceptance Notice or such later date agreed to by a majority of the participating holders of Series A Preferred Shares.  The closing of any sale of Offered Securities to the participating holders of Series A Preferred Shares shall be conditioned on the closing of the initial proposed Sale.

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(e)Authorization of Securities.  The Trust shall reserve from time to time a sufficient number of Priority Class A Common Shares so that the holders of the Series A Preferred Shares may exercise the rights set forth in this Article 6 hereof to the fullest extent permitted hereunder.

7.Tax Procedures.  While any Series A Preferred Shares are outstanding, the Trust shall (i) maintain such controls and procedures designed to ensure REIT compliance as are specified pursuant to Section 5.2(s) of the Securities Purchase Agreement, and (ii) within a reasonable period of time prior to consummation of any acquisition, disposition or other extraordinary corporate transaction, deliver to holders of the Series A Preferred Shares, any summary of the material terms and an analysis of the federal and state tax implications of such transaction delivered to any member of the Board of Trustees.

8.Appraisal Rights.  Each holder of Series A Preferred Shares shall have the same rights to require the Trust to make payment of the fair value of its shares in an appraisal or similar proceeding, as set forth in Title 3 Subtitle 2 of the MGCL.

9.No Waiver.  Except as otherwise modified or provided for herein, the holders of Series A Preferred Shares shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such holders under applicable law.

10.No Impairment.  The Trust shall not by amendment of its Declaration, or these Articles Supplementary, through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Trust but will at all times in good faith, assist in the carrying out of all the provisions of these Articles Supplementary and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder to the holders of the Series A Preferred Shares against impairment.

SECOND:  The Series A Preferred Shares have been classified and designated by the Board of Trustees under the authority contained in the Declaration.

THIRD:  These Articles Supplementary have been approved by the Board of Trustees in the manner and by the vote required by law.

FOURTH:  The undersigned President and Chief Executive Officer acknowledges these Articles Supplementary to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be executed on behalf of the Trust by its President and Chief Executive Officer and attested to by its Secretary this 21st day of April 2003.

ATTEST: /s/Kiran P. Patel Name: Kiran P. Patel Title: Secretary	HERSHA HOSPITALITY TRUST /s/ Hasu P. Shah Name: Hasu P. Shah Title: President and Chief Executive Officer

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HERSHA HOSPITALITY TRUST

ARTICLES SUPPLEMENTARY
ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES
OF

8.00% SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES

Pursuant to Section 8-203 of
Title 8 of the Corporations and Associations Article
of the Annotated Code of Maryland

Hersha Hospitality Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of the State (“SDAT”) of Maryland that:

FIRST:  Pursuant to the authority expressly vested in the Board of Trustees of the Trust by Article VI of its Amended and Restated Declaration of Trust (which, as hereafter restated or amended from time to time, are together with these Articles Supplementary herein referred to as the “Declaration”), the Board of Trustees has, by unanimous written consent, duly redesignated and reclassified its previously classified but unissued Series A preferred shares of beneficial interest of the Trust into a newly classified series of 2,400,000 preferred shares of beneficial interest designated the 8.00% Series A Cumulative Redeemable Preferred Shares of beneficial interest, par value $.01 per shares (the “Series A Preferred Shares”), and has provided for the issuance of such series.  Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Declaration.

SECOND:  Subject in all cases to the provisions of the Declaration, including without limitation, Article VII with respect to limitations on the transfer and ownership of shares of beneficial interest of the Trust, the Series A Preferred Shares shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth below:

(1)Designation and Number.  A series of preferred shares of beneficial interest, par value $.01 per share, designated the “8.00% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest” (the “Series A Preferred Shares”), is hereby established.  The number of Series A Preferred Shares hereby authorized shall be 2,400,000.  The terms of these Articles Supplementary replace in their entirety the terms of the Articles Supplementary designating the series A preferred shares of beneficial interest and filed with the SDAT on April 18, 2003.

(2)Rank.  The Series A Preferred Shares shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares of the Trust, and to all equity securities issued by the Trust ranking junior to such Series A Preferred Shares; (b) on a parity with all other equity securities issued by the Trust the terms of which specifically provide that such equity securities rank on a parity with the Series A Preferred Shares as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up; and (c) junior to (i) all indebtedness of the Trust and (ii) equity securities issued by the Trust the terms of which specifically provide that such equity securities rank senior to the Series A Preferred Shares as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up.  The term “equity securities” shall not include convertible debt securities.

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(3)Dividends.

(a)Holders of the then outstanding Series A Preferred Shares shall be entitled to receive, when and as declared by the Board of Trustees, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 8.00% per year of the $25.00 liquidation preference (equivalent to a fixed annual amount of $2.00 per share).  Dividends on the Series A Preferred Shares are payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year and, if such day is not a business day, the next succeeding business day, commencing on October 15, 2005 (each, a “Dividend Payment Date”).  The quarterly period between Dividend Payment Dates is referred to herein as a “dividend period” and the dividend which shall accrue in respect of any full dividend period shall be $0.50 regardless of the actual number of days in such full dividend period.  The first dividend will be for less than a full quarter and will cover the period from August 5, 2005 to October 15, 2005.  Such dividend and any dividend payable on the Series A Preferred Shares for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends will be payable to holders of record as they appear in the stock records of the Trust at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board of Trustees of the Trust as the record date for the payment of dividends on the Series A Preferred Shares that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)No dividends on Series A Preferred Shares shall be declared by the Board of Trustees of the Trust or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, (i) prohibits such declaration, payment or setting apart for payment of dividends or (ii) provides that such declaration, payment or setting apart for payment of dividends would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)Notwithstanding the foregoing, dividends on the Series A Preferred Shares shall accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of dividends, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.

(d)Accrued but unpaid dividends on the Series A Preferred Shares will accumulate as of the Dividend Payment Date on which they first become payable.  Except as provided in Section 3(e) below, no dividends will be declared or paid or set apart for payment, and no distribution will be made on any shares of beneficial interest in the Trust or any other series of Preferred Shares ranking, as to dividends, on a parity with or junior to the Series A Preferred Shares other than a dividend that consists of the Trust’s Common Shares or shares of any other class of shares of beneficial interest ranking junior to the Series A Preferred Shares as to dividends and upon liquidation, for any period unless full cumulative dividends on the Series A Preferred Shares have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series A Preferred Shares for all dividend periods ending on or prior to the date of such action with respect to our Common Shares or any other series of Preferred Shares ranking, as to dividends, on a parity with or junior to the Series A Preferred Shares.

(e)When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Shares and the shares of any other series of Preferred Shares ranking on a parity as to dividends with the Series A Preferred Shares, all dividends declared upon the Series A Preferred Shares and any other series of Preferred Shares ranking on a parity as to dividends with the Series A Preferred Shares shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Shares and such other series of Preferred Shares shall in all cases bear to each other the

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same ratio that accrued dividends per share on the Series A Preferred Shares and such other series of Preferred Shares (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series A Preferred Shares which may be in arrears.

(f)Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series A Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends (other than dividends paid in Common Shares or other shares of beneficial interest ranking junior to the Series A Preferred Shares as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made, upon the Common Shares or any other shares of beneficial Interest of the Trust ranking junior to or on a parity with the Series A Preferred Shares as to dividends or upon liquidation, nor shall any Common Shares, or any other shares of beneficial interest of the Trust ranking junior to or on a parity with the Series A Preferred Shares as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust (except by conversion into or exchange for other shares of beneficial interest of the Trust ranking junior to the Series A Preferred Shares as to dividends and upon liquidation and except for the redemption, purchase or acquisition of “Shares-in -Trust” under the Declaration, which are intended to assist the Trust in qualifying as a REIT for federal income tax purposes).

(g)Holders of the Series A Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or shares of beneficial interest in excess of full cumulative dividends on the Series A Preferred Shares as provided above.  Any dividend payment made on Series A Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

(4)Liquidation Preference.

(a)Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, the holders of Series A Preferred Shares then outstanding are entitled to be paid out of the assets of the Trust legally available for distribution to its shareholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of Common Shares or any other class or series of shares of beneficial interest of the Trust that ranks junior to the Series A Preferred Shares as to liquidation rights.  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Shares will have no right or claim to any of the remaining assets of the Trust.

(b)In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Trust are insufficient to pay the amount of the liquidating distributions on all outstanding Series A Preferred Shares and the corresponding amounts payable on all shares of other classes or series of shares of beneficial interest of the Trust ranking on a parity with the Series A Preferred Shares in the distribution of assets, then the holders of the Series A Preferred Shares and all other such classes or series of shares of beneficial interest shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c)Written notice of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more

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than 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Shares at the respective addresses of such holders as the same shall appear on the stock transfer records of the Trust.

(d)The consolidation, combination or merger of the Trust with or into any other corporation, trust or entity or consolidation or merger of any other corporation with or into the Trust, or the sale, lease or conveyance of all or substantially all of the Trust’s assets, property or business or any statutory share exchange, shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

(5)Redemption.

(a)Right of Optional Redemption.  The Series A Preferred Shares are not redeemable prior to August 5, 2010.  However, in an effort to ensure that the Trust remains a qualified real estate investment trust (“REIT”) for federal income tax purposes, the Series A Preferred Shares are, together with all other classes or series of shares of beneficial interest of the Trust, subject in all respects to the provisions of Article VII of the Declaration.  Accordingly, pursuant to Article VII of the Declaration, a purported Transfer (as defined in Article VII) of Series A Preferred Shares as a result of which any person would maintain Beneficial Ownership (as defined in Article VII) of more than 9.9% of the outstanding Series A Preferred Shares will cause the number of Series A Preferred shares in excess of the Ownership Limit (rounded up to the nearest whole share) to be designated Shares-in -Trust and in accordance with the provisions of Article VII of the Declaration, be transferred to a Share Trust (as such term is defined in the Declaration), and the Trust will have the right to purchase such Shares-in -Trust from the holder.   On and after August 5, 2010, the Trust, at its option and upon not less than 30 nor more than 60 days’ written notice, may redeem the Series A Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption (except as provided in Section 5(c) below), without interest.  If less than all of the outstanding Series A Preferred Shares is to be redeemed, the Series A Preferred Shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Trust.

(b)Limitations on Redemption.  Unless full cumulative dividends on all Series A Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no Series A Preferred Shares shall be redeemed unless all outstanding Series A Preferred Shares are simultaneously redeemed, and the Trust shall not purchase or otherwise acquire directly or indirectly any Series A Preferred Shares (except by exchange for shares of beneficial interest of the Trust ranking junior to the Series A Preferred Shares as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Trust of Shares-in -Trust in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series A Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Shares.

(c)Payment of Dividends in Connection with Redemption.  Immediately prior to any redemption of Series A Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series A Preferred Shares at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.  Except as provided above, the Trust will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Shares which are redeemed.

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(d)Procedures for Redemption.

(i)Notice of redemption will be given (A) by publication in the New York Times, Wall Street Journal or other newspaper of similar general circulation in the city of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date, and (B) mailed by the Trust, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Shares to be redeemed at their respective addresses as they appear on the stock transfer records of the Trust.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Shares except as to the holder to whom notice was defective or not given.

(ii)In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Shares may be listed or admitted to trading, such notice shall state:  (A) the redemption date; (B) the redemption price; (C) the number of Series A Preferred Shares to be redeemed; (D) the place or places where the Series A Preferred Shares are to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date.  If less than all of the Series A Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series A Preferred Shares held by such holder to be redeemed.

(iii)If notice of redemption of any Series A Preferred Shares has been given and if the funds necessary for such redemption have been set aside by the Trust in trust for the benefit of the holders of any Series A Preferred Shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such Series A Preferred Shares, such Series A Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.  Holders of Series A Preferred Shares to be redeemed shall surrender such Series A Preferred Shares at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for Series A Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series A Preferred Shares shall be redeemed by the Trust at the redemption price plus any accrued and unpaid dividends payable upon such redemption.  In case less than all the Series A Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series A Preferred Shares without cost to the holder thereof.

(iv)The deposit of funds with a bank or trust corporation for the purpose of redeeming Series A Preferred Shares shall be irrevocable except that:

(A)the Trust shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)any balance of monies so deposited by the Trust and unclaimed by the holders of the Series A Preferred Shares entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

(e)Shares- In- Trust Provisions.  The Series A Preferred Shares are subject to the provisions of Article VII of the Declaration, including, without limitation, the provision for the purchase of Shares-in -Trust.  In addition to the purchase right set forth in Article VII of the Declaration, Shares-in -Trust

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issued upon exchange of Series A Preferred Shares pursuant to such Article VII may be redeemed, in whole or in part, at any time when outstanding Series A Preferred Shares are being redeemed, for cash, at a redemption price of $25.00 per Series A Preferred Share, plus all accrued and unpaid dividends on the Series A Preferred Shares that were exchanged for such Shares-in-Trust, through the date of such exchange, without interest.  If the Trust elects to redeem Shares-in-Trust pursuant to the redemption right set forth in the preceding sentence, such Shares-in-Trust shall be redeemed in such proportion and in accordance with such procedures as Series A Preferred Shares are being redeemed.

(f)Status of Redeemed Shares.  Any Series A Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are thereafter designated as part of a particular series by the Board of Trustees.

(6)Voting Rights.

(a)Holders of the Series A Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

(b)Whenever dividends on any Series A Preferred Shares shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Dividend Default”), the holders of Series A Preferred Shares (voting separately as a class with the holders of all other series of Preferred Shares ranking on a parity with the Series A Preferred Shares as to dividends or upon liquidation (“Parity Preferred”) upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two trustees of the Trust (the “Preferred Share Trustees”) at a special meeting of the shareholders called by the holders of record of at least 20% of the Series A Preferred Shares or the holders of 20% of any other series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders), and at each subsequent annual meeting until all dividends accrued on such Series A Preferred Shares for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

(c)If and when all accumulated dividends on the Series A Preferred Shares shall have been paid in full or declared and set aside for payment in full, the holders of Series A Preferred Shares shall be divested of the voting rights set forth in Section 6(b) hereof (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends have been paid in full or declared and set aside for payment in full on all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate.  Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series A Preferred Shares when they have the voting rights set forth in Section 6(b) (voting separately as a class with all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable).  So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Shares when they have the voting rights set forth in Section 6(b) (voting separately as a class with all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable).  The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.

(d)So long as any Series A Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote or consent of the holders of at least two-thirds of the Series A Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a

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class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking senior to the Series A Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Trust into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of the Declaration, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Shares or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in (ii) above, the occurrence of any such event will not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Shares or the holders thereof so long as the Series A Preferred Shares remain outstanding with the terms thereof materially unchanged or, if the Trust is not the surviving entity in such transaction, are exchanged for a security of the surviving entity with terms that are materially the same as the Series A Preferred Shares, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series A Preferred Shares and; provided, further, that (x) any increase in the amount of the authorized Common Shares or Preferred Shares or the creation or issuance of any other series of Common Shares or Preferred Shares, in each case ranking on a parity with or junior to the Series A Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, (y) any change to the number or classification of our trustees, or (z) any amendment to Article VII of the Declaration relating to Shares-In-Trust, the Ownership Limit or any other matter described therein of any type or nature shall in no event be deemed to materially and adversely affect such rights, preferences, privileges or voting powers so long as after such amendment any single holder may maintain “beneficial ownership” (as defined in Article VII prior to or after such amendment) 9.9% of the outstanding Series A Preferred Shares and 9.9% of any other class or series of shares of beneficial interest without violating the Ownership Limit.

(e)The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required to be effected, all outstanding Series A Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7)Conversion.  The Series A Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except that the Series A Preferred Shares will automatically be exchanged by the Trust for Shares-In-Trust, in accordance with Article VII of the Declaration in the same manner that Common Shares are exchanged for Shares-In-Trust pursuant thereto, in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes.

THIRD:  The Series A Preferred Shares have been classified and designated by the Board of Trustees under the authority contained in the Declaration.

FOURTH:  These Articles Supplementary have been approved by the Board of Trustees in the manner and by the vote required by law.

FIFTH:  The undersigned President and Chief Operating Officer acknowledges these Articles Supplementary to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President and Chief Operating Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be executed on behalf of the Trust by its President and Chief Operating Officer and attested to by its Secretary this 2nd day of August 2005.

By: /s/ Jay H. Shah Jay H. Shah President and Chief Operating Officer
Attest: By: /s/ Kiran P. Patel Kiran P. Patel Secretary

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HERSHA HOSPITALITY TRUST
ARTICLES OF AMENDMENT TO DECLARATION OF TRUST

Hersha Hospitality Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to the authority expressly vested in the Board of Trustees of the Trust by Article VI of its Amended and Restated Declaration of Trust (the “Declaration of Trust”), the Board of Trustees of the Trust has, by unanimous written consent, duly authorized an increase in the aggregate number of Common Shares (as defined below) that the Trust has authority to issue from 81,000,000 Common Shares to 151,000,000 Common Shares, of which 150,000,000 shares now will be Priority Common Shares (as defined below) and 1,000,000 shares will continue to be Class B Common Shares (as defined below).  In furtherance thereof, Section 1 of Article VI of the Declaration of Trust is hereby amended and replaced in its entirety by the following:

“Section 1.  Authorized Shares.  The beneficial interest of the Trust shall be divided into shares of beneficial interest (the “Shares”).  The Trust has authority to issue:  (i) one hundred fifty one million (151,000,000) common shares of beneficial interest, $0.01 par value per share (“Common Shares”), of which one hundred fifty million (150,000,000) will be Priority Class A Common Shares (the “Priority Common Shares”) and one million (1,000,000) will be Class B Common Shares (the “Class B Common Shares”); and (ii) twenty nine million (29,000,000) will be preferred shares of beneficial interest, $0.01 par value per share (“Preferred Shares”).  If Shares of one class are classified or reclassified into Shares of another class pursuant to this Article VI, the number of authorized Shares of the former class shall be automatically decreased and the number of Shares of the latter class shall be automatically increased, in each case by the number of Shares so classified or reclassified, so that the aggregate number of Shares of all classes that the Trust has the authority to issue shall not be more than the total number of Shares set forth in the second sentence of this paragraph.  The Board of Trustees, without any action by the shareholders of the Trust, may amend the Declaration of Trust to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Trust has authority to issue.”

SECOND:  The Shares have been authorized by the Board of Trustees under the authority contained in the Declaration of Trust.

THIRD:  These Articles of Amendment to the Declaration of Trust (this “Amendment”) have been duly adopted by the Board of Trustees of the Trust in the manner and by the vote required by law.

FOURTH:  The undersigned Chief Executive Officer of the Trust acknowledges this Amendment to be the act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer of the Trust acknowledges that, to the best of his knowledge, information and belief, these matters are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer, and attested to by its Secretary, on this 26 day of May, 2009.

/s/ David L. Desfor	/s/ Jay H. Shah

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Attest: By: /s/ David L. Desfor Name: David L. Desfor Title: Treasurer and Corporate Secretary	HERSHA HOSPITALITY TRUST By: /s/ Jay H. Shah Name: Jay H. Shah Title: Chief Executive Officer

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HERSHA HOSPITALITY TRUST

ARTICLES OF AMENDMENT TO DECLARATION OF TRUST

Hersha Hospitality Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to the authority expressly vested in the Board of Trustees of the Trust by Article VI of its Amended and Restated Declaration of Trust (the “Declaration of Trust”), the Board of Trustees of the Trust has duly authorized an increase in the aggregate number of Common Shares (as defined below) that the Trust has authority to issue from 151,000,000 Common Shares to 301,000,000 Common Shares, of which 300,000,000 shares now will be Priority Common Shares (as defined below) and 1,000,000 shares will continue to be Class B Common Shares (as defined below).  In furtherance thereof, Section 1 of Article VI of the Declaration of Trust is hereby amended and replaced in its entirety by the following:

“Section 1.  Authorized Shares.  The beneficial interest of the Trust shall be divided into shares of beneficial interest (the “Shares”).  The Trust has authority to issue:  (i) 301,000,000 common shares of beneficial interest, $0.01 par value per share (“ Common Shares”), of which 300,000,000 will be Priority Class A Common Shares (the “Priority Common Shares”) and 1,000,000 will be Class B Common Shares (the “Class B Common Shares”); and (ii) 29,000,000 will be preferred shares of beneficial interest, $0.01 par value per share (“ Preferred Shares”).  If Shares of one class are classified or reclassified into Shares of another class pursuant to this Article VI, the number of authorized Shares of the former class shall be automatically decreased and the number of Shares of the latter class shall be automatically increased, in each case by the number of Shares so classified or reclassified, so that the aggregate number of Shares of all classes that the Trust has the authority to issue shall not be more than the total number of Shares set forth in the second sentence of this paragraph.  The Board of Trustees, without any action by the shareholders of the Trust, may amend the Declaration of Trust to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Trust has authority to issue.”

SECOND:  The Shares have been authorized by the Board of Trustees under the authority contained in the Declaration of Trust.

THIRD:  These Articles of Amendment to the Declaration of Trust (this “Amendment”) have been duly adopted by the Board of Trustees of the Trust in the manner and by the vote required by law.

FOURTH:  The undersigned Chief Executive Officer of the Trust acknowledges this Amendment to be the act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer of the Trust acknowledges that, to the best of his knowledge, information and belief, these matters are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer, and attested to by its Secretary, on this 18th day of March, 2010.

/s/ David L. Desfor	/s/ Jay H. Shah

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Attest: By: /s/ David L. Desfor Name: David L. Desfor Title: Treasurer and Corporate Secretary	HERSHA HOSPITALITY TRUST By: /s/ Jay H. Shah Name: Jay H. Shah Title: Chief Executive Officer

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HERSHA HOSPITALITY TRUST

ARTICLES SUPPLEMENTARY
ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES
OF

8.00% SERIES B CUMULATIVE REDEEMABLE PREFERRED SHARES

Pursuant to Section 8-203 of
Title 8 of the Corporations and Associations Article
of the Annotated Code of Maryland

Hersha Hospitality Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland (“ SDAT”) that:

FIRST:  Pursuant to the authority expressly vested in the Board of Trustees of the Trust by Article VI of its Amended and Restated Declaration of Trust (which, as hereafter restated or amended from time to time, are together with these Articles Supplementary herein referred to as the “Declaration”), the Board of Trustees has duly classified and designated 4,600,000 authorized but unissued preferred shares of beneficial interest, par value $.01 per share, of the Trust as 8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (the “Series B Preferred Shares”), and has provided for the issuance of such series.  Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Declaration.

SECOND:  Subject in all cases to the provisions of the Declaration, including without limitation, Article VII with respect to limitations on the transfer and ownership of shares of beneficial interest of the Trust, the Series B Preferred Shares shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth below:

1.Designation and Number.  A series of preferred shares of beneficial interest, par value $.01 per share, designated the “8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest” is hereby established.  The number of Series B Preferred Shares hereby authorized shall be 4,600,000.

2.Rank.  The Series B Preferred Shares shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares of the Trust, and to all equity securities issued by the Trust ranking junior to such Series B Preferred Shares; (b) on a parity with the Trust’s 8.00% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share, and all other equity securities issued by the Trust the terms of which specifically provide that such equity securities rank on a parity with the Series B Preferred Shares as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up; and (c) junior to (i) all indebtedness of the Trust and (ii) equity securities issued by the Trust the terms of which specifically provide that such equity securities rank senior to the Series B Preferred Shares as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up.  The term “equity securities” shall not include convertible debt securities.

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3.Dividends.

(a)Holders of the then outstanding Series B Preferred Shares shall be entitled to receive, when and as declared by the Board of Trustees, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 8.00% per year of the $25.00 liquidation preference (equivalent to a fixed annual amount of $2.00 per share).  Dividends on the Series B Preferred Shares are payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year and, if such day is not a business day, the next succeeding business day, commencing on July 15, 2011 (each, a “Dividend Payment Date”).  The quarterly period between Dividend Payment Dates is referred to herein as a “dividend period” and the dividend which shall accrue in respect of any full dividend period shall be $[0.50] regardless of the actual number of days in such full dividend period.  The first dividend will be for less than a full quarter and will cover the period from May 18, 2011 to June 30, 2011.  Such dividend and any dividend payable on the Series B Preferred Shares for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends will be payable to holders of record as they appear in the stock records of the Trust at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board of Trustees of the Trust as the record date for the payment of dividends on the Series B Preferred Shares that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)No dividends on Series B Preferred Shares shall be declared by the Board of Trustees of the Trust or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, (i) prohibits such declaration, payment or setting apart for payment of dividends or (ii) provides that such declaration, payment or setting apart for payment of dividends would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)Notwithstanding the foregoing, dividends on the Series B Preferred Shares shall accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of dividends, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.

(d)Accrued but unpaid dividends on the Series B Preferred Shares will accumulate as of the Dividend Payment Date on which they first become payable.  Except as provided in Section 3(e) below, no dividends will be declared or paid or set apart for payment, and no distribution will be made on any shares of beneficial interest in the Trust or any other series of Preferred Shares ranking, as to dividends, on a parity with or junior to the Series B Preferred Shares other than a dividend that consists of the Trust’s Common Shares or shares of any other class of shares of beneficial interest ranking junior to the Series B Preferred Shares as to dividends and upon liquidation, for any period unless full cumulative dividends on the Series B Preferred Shares have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series B Preferred Shares for all dividend periods ending on or prior to the date of such action with respect to our Common Shares or any other series of Preferred Shares ranking, as to dividends, on a parity with or junior to the Series B Preferred Shares.

(e)When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Shares and the shares of any other series of Preferred Shares ranking on a parity as to dividends with the Series B Preferred Shares, all dividends declared upon the Series B Preferred Shares and any other series of Preferred Shares ranking on a parity as to dividends with the Series B Preferred Shares shall be declared pro rata so that the amount of dividends declared per share of Series B Preferred Shares and such other series of Preferred Shares shall in all cases bear to each other the

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same ratio that accrued dividends per share on the Series B Preferred Shares and such other series of Preferred Shares (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series B Preferred Shares which may be in arrears.

(f)Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series B Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends (other than dividends paid in Common Shares or other shares of beneficial interest ranking junior to the Series B Preferred Shares as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made upon the Common Shares or any other shares of beneficial Interest of the Trust ranking junior to or on a parity with the Series B Preferred Shares as to dividends or upon liquidation, nor shall any Common Shares, or any other shares of beneficial interest of the Trust ranking junior to or on a parity with the Series B Preferred Shares as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust (except by conversion into or exchange for other shares of beneficial interest of the Trust ranking junior to the Series B Preferred Shares as to dividends and upon liquidation and except for the redemption, purchase or acquisition of “Shares-in-Trust” under the Declaration, which are intended to assist the Trust in qualifying as a REIT for federal income tax purposes).

(g)Holders of the Series B Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or shares of beneficial interest in excess of full cumulative dividends on the Series B Preferred Shares as provided above.  Any dividend payment made on Series B Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

4.Liquidation Preference.

(a)Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, the holders of Series B Preferred Shares then outstanding are entitled to be paid out of the assets of the Trust legally available for distribution to its shareholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of Common Shares or any other class or series of shares of beneficial interest of the Trust that ranks junior to the Series B Preferred Shares as to liquidation rights.  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Shares will have no right or claim to any of the remaining assets of the Trust.

(b)In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Trust are insufficient to pay the amount of the liquidating distributions on all outstanding Series B Preferred Shares and the corresponding amounts payable on all shares of other classes or series of shares of beneficial interest of the Trust ranking on a parity with the Series B Preferred Shares in the distribution of assets, then the holders of the Series B Preferred Shares and all other such classes or series of shares of beneficial interest shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c)Written notice of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre- paid, not less than 30 nor more

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than 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Shares at the respective addresses of such holders as the same shall appear on the stock transfer records of the Trust.

(d)The consolidation, combination or merger of the Trust with or into any other corporation, trust or entity or consolidation or merger of any other corporation with or into the Trust, or the sale, lease or conveyance of all or substantially all of the Trust’s assets, property or business or any statutory share exchange, shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

5.Redemption.

(a)Optional Redemption.  The Series B Preferred Shares are not redeemable prior to May 18, 2016, except as otherwise provided in this Section 5 and Section 6 below.  On and after May 18, 2016, the Trust, at its option and upon not less than 30 nor more than 60 days’ written notice, may redeem the Series B Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption (except as provided in Section 5(c) below), without interest.  If less than all of the outstanding Series B Preferred Shares is to be redeemed, the Series B Preferred Shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot or by any other equitable method determined by the Trust.  If such redemption is to be by lot and, as a result of such redemption, any holder of Series B Preferred Shares would become a holder of a number of Series B Preferred Shares in excess of the Ownership Limit because such holder’s Series B Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration, the Trust will redeem the requisite number of Series B Preferred Shares of such holder such that no holder will hold in excess of the Ownership Limit subsequent to such redemption.

(b)REIT Qualification.  In an effort to ensure that the Trust remains qualified as a real estate investment trust (“ REIT”) for federal income tax purposes, the Series B Preferred Shares are, together with all other classes or series of shares of beneficial interest of the Trust, subject in all respects to the provisions of Article VII of the Declaration.  Accordingly, pursuant to Article VII of the Declaration, a purported Transfer (as defined in Article VII) of Series B Preferred Shares as a result of which any person would maintain Beneficial Ownership (as defined in Article VII) of more than 9.9% of the outstanding Series B Preferred Shares will cause the number of Series B Preferred shares in excess of the Ownership Limit (rounded up to the nearest whole share) to be designated Shares-in -Trust and in accordance with the provisions of Article VII of the Declaration, be transferred to a Share Trust (as such term is defined in the Declaration), and the Trust will have the right to purchase such Shares-in - Trust from the holder.

(c)Limitations on Redemption.  Unless full cumulative dividends on all Series B Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no Series B Preferred Shares shall be redeemed unless all outstanding Series B Preferred Shares are simultaneously redeemed, and the Trust shall not purchase or otherwise acquire directly or indirectly any Series B Preferred Shares (except by exchange for shares of beneficial interest of the Trust ranking junior to the Series B Preferred Shares as to dividends and upon liquidation); provided, however , that the foregoing shall not prevent the purchase by the Trust of Shares-in -Trust in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series B Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Shares.

(d)Payment of Dividends in Connection with Redemption.  Immediately prior to any redemption of Series B Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid dividends

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to the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series B Preferred Shares at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.  Except as provided above, the Trust will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Shares which are redeemed.

(e)Procedures for Redemption.

(i)Notice of redemption will be given (A) by publication in the New York Times, Wall Street Journal or other newspaper of similar general circulation in the city of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date, and (B) mailed by the Trust, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Shares to be redeemed at their respective addresses as they appear on the stock transfer records of the Trust.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B Preferred Shares except as to the holder to whom notice was defective or not given.

(ii)In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Shares may be listed or admitted to trading, such notice shall state:  (A) the redemption date; (B) the redemption price; (C) the number of Series B Preferred Shares to be redeemed; (D) the place or places where the Series B Preferred Shares are to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date.  If less than all of the Series B Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series B Preferred Shares held by such holder to be redeemed.

(iii)If notice of redemption of any Series B Preferred Shares has been given and if the funds necessary for such redemption have been set aside by the Trust in trust for the benefit of the holders of any Series B Preferred Shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such Series B Preferred Shares, such Series B Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price; provided, however , if the redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, each holder of Series B Preferred Shares so called for redemption at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.  Holders of Series B Preferred Shares to be redeemed shall surrender such Series B Preferred Shares at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for Series B Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series B Preferred Shares shall be redeemed by the Trust at the redemption price plus any accrued and unpaid dividends payable upon such redemption.  In case less than all the Series B Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series B Preferred Shares without cost to the holder thereof.  Notwithstanding the foregoing, if the Series B Preferred Shares are held in book-entry form through the facilities of The Depository Trust Company (“ DTC”), such notice shall comply with applicable procedures of DTC.

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(iv)The deposit of funds with a bank or trust corporation for the purpose of redeeming Series B Preferred Shares shall be irrevocable except that:

(A)the Trust shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)any balance of monies so deposited by the Trust and unclaimed by the holders of the Series B Preferred Shares entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

(f)Shares- In- Trust Provisions.  The Series B Preferred Shares are subject to the provisions of Article VII of the Declaration, including, without limitation, the provision for the purchase of Shares-in -Trust.  In addition to the purchase right set forth in Article VII of the Declaration, Shares-in -Trust issued upon exchange of Series B Preferred Shares pursuant to such Article VII may be redeemed, in whole or in part, at any time when outstanding Series B Preferred Shares are being redeemed, for cash, at a redemption price of $25.00 per Series B Preferred Share, plus all accrued and unpaid dividends on the Series B Preferred Shares that were exchanged for such Shares-in -Trust, through the date of such exchange, without interest.  If the Trust elects to redeem Shares-in -Trust pursuant to the redemption right set forth in the preceding sentence, such Shares-in -Trust shall be redeemed in such proportion and in accordance with such procedures as Series B Preferred Shares are being redeemed.

(g)Status of Redeemed Shares.  Any Series B Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are thereafter designated as part of a particular series by the Board of Trustees.

6.Special Optional Redemption.

(a)Upon the occurrence of a Change of Control (as defined in Section 6(b)(ii) below), the Trust, at its option and upon giving notice not less than 30 nor more than 60 days in advance of the date fixed for redemption, may redeem the Series B Preferred Shares, in whole or in part, within 120 days after the first date on which such Change of Control occurred, at a cash redemption price of $25.00 per share, plus an amount equal to all accrued and unpaid dividends to the date fixed for redemption (the “Special Optional Redemption Right”).

(b)A “Change of Control” is when, after the original issuance of the Series B Preferred Shares, the following have occurred and are continuing:

(i)the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of beneficial interest of the Trust entitling such person to exercise more than 50% of the total voting power of all shares of beneficial interest of the Trust entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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(ii)following the closing of any transaction referred to in Section 6(b)(i) above, neither the Trust nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE Amex Equities (the “NYSE Amex”), or the NASDAQ Stock Market (“ NASDAQ”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

(c)If fewer than all of the outstanding Series B Preferred Shares are to be redeemed pursuant to the Special Optional Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Trust.  If such redemption is to be by lot and, as a result of such redemption, any holder of Series B Preferred Shares would become a holder of a number of Series B Preferred Shares in excess of the Share Ownership Limit because such holder’s Series B Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration, the Trust will redeem the requisite number of Series B Preferred Shares of such holder such that no holder will hold in excess of the Share Ownership Limit subsequent to such redemption.

(d)Limitations on Special Optional Redemption.  Unless full cumulative dividends on all Series B Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no Series B Preferred Shares shall be redeemed pursuant to the Special Optional Redemption Right unless all outstanding Series B Preferred Shares are simultaneously redeemed pursuant to the Special Optional Redemption Right, and the Trust shall not purchase or otherwise acquire directly or indirectly any Series B Preferred Shares (except by exchange for shares of beneficial interest of the Trust ranking junior to the Series B Preferred Shares as to dividends and upon liquidation); provided, however , that the foregoing shall not prevent the purchase by the Trust of Shares-in -Trust in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series B Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Shares.

(e)Payment of Dividends in Connection with Special Optional Redemption.  Immediately prior to any redemption of Series B Preferred Shares pursuant to the Special Optional Redemption Right, the Trust shall pay, in cash, any accumulated and unpaid dividends to the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series B Preferred Shares at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.  Except as provided above, the Trust will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Shares which are redeemed.

(f)Procedures for Special Optional Redemption.

(i)Notice of redemption will be given (A) by publication in the New York Times, Wall Street Journal or other newspaper of similar general circulation in the city of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date, and (B) mailed by the Trust, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Shares to be redeemed pursuant to the Special Optional Redemption Right at their respective addresses as they appear on the stock transfer records of the Trust.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B Preferred Shares except as to the holder to whom notice was defective or not given.

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(ii)In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Shares may be listed or admitted to trading, the redemption notice contemplated by this Section 6 shall state:  (A) the redemption date; (B) the redemption price; (C) the number of Series B Preferred Shares to be redeemed pursuant to the Special Optional Redemption Right; (D) the place or places where the certificates for the Series B Preferred Shares, to the extent Series B Preferred Shares are certificated, are to be surrendered (if so required in the notice) for payment of the redemption price; (E) a brief description of the transaction or transactions constituting such Change of Control and that holders of the Series B Preferred Shares to which the notice relates will not be able to tender such Series B Preferred Shares for conversion in connection with the Change of Control and each Series B Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date; and (F) that distributions on the Series B Preferred Shares to be redeemed will cease to accumulate on such redemption date.  If fewer than all of the Series B Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series B Preferred Shares held by such holder to be redeemed pursuant to the Special Optional Redemption Right.

(iii)If notice of redemption of any Series B Preferred Shares pursuant to the Special Optional Redemption Right has been given and if the funds necessary for such redemption have been set aside by the Trust in trust for the benefit of the holders of any Series B Preferred Shares so called for redemption pursuant to the Special Optional Redemption Right, then from and after the redemption date dividends will cease to accrue on such Series B Preferred Shares, such Series B Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price; provided, however , if the redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, each holder of Series B Preferred Shares so called for redemption at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.  Holders of Series B Preferred Shares to be redeemed pursuant to the Special Optional Redemption Right shall surrender such Series B Preferred Shares at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for Series B Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series B Preferred Shares shall be redeemed by the Trust at the redemption price plus any accrued and unpaid dividends payable upon such redemption.  In case less than all the Series B Preferred Shares represented by any such certificate are redeemed pursuant to the Special Optional Redemption Right, a new certificate or certificates shall be issued representing the unredeemed Series B Preferred Shares without cost to the holder thereof.  Notwithstanding the foregoing, if the Series B Preferred Shares are held in book-entry form through the facilities of DTC, such notice shall comply with applicable procedures of DTC.

(iv)The deposit of funds with a bank or trust corporation for the purpose of redeeming Series B Preferred Shares pursuant to the Special Optional Redemption Right shall be irrevocable except that:

(A)the Trust shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)any balance of monies so deposited by the Trust and unclaimed by the holders of the Series B Preferred Shares entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

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(g)Status of Redeemed Shares.  Any Series B Preferred Shares that shall at any time have been redeemed pursuant to the Special Optional Redemption Right shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are thereafter designated as part of a particular series by the Board of Trustees.

7.Change of Control Rights.  The Series B Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except upon the occurrence of a Change of Control as provided in this Section 7.

(a)Change of Control.  Upon the occurrence of a Change of Control (as defined in Section 6(b) above), each holder of Series B Preferred Shares shall have the right, unless, prior to the Change of Control Conversion Date (as defined in Section 7(b)(v) hereof), the Trust provides notice of its election to redeem the Series B Preferred Shares pursuant to the redemption right set forth in Section 5 above or Special Optional Redemption Right set forth in Section 6 above, to convert some or all of the Series B Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number Common Shares, per Series B Preferred Share to be converted (the “Common Share Conversion Consideration”) equal to the lesser of:  (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid distributions to the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accrued and unpaid distribution will be included in such sum) by (ii) the Common Share Price (as defined in Section 7(b)(vi) hereof); and (B) 8.2237 Common Shares (the “Share Cap”), subject to the immediately succeeding paragraph.

(i)The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a Common Share distribution), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Shares.  The adjusted Share Cap as the result of a Share Split shall be the number of Common Shares that is equivalent to the product obtained by multiplying (A) the Share Cap in effect immediately prior to such Share Split by (B) a fraction, the numerator of which is the number of Common Shares outstanding after giving effect to such Share Split and the denominator of which is the number of Common Shares outstanding immediately prior to such Share Split.

(ii)For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of Common Shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 37,829,020 Common Shares (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”).  The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

(iii)In the case of a Change of Control pursuant to which Common Shares shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series B Preferred Shares shall receive upon conversion of such Series B Preferred Shares the kind and amount of Alternative Form Consideration which such holder of Series B Preferred Shares would have owned or been entitled to receive upon the Change of Control had such holder of Series B Preferred Shares held a number of Common Shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).

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(iv)In the event that holders of Common Shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series B Preferred Shares shall receive shall be the form of consideration elected by the holders of the Common Shares who participate in the determination (based on the weighted average of elections) and shall be subject to any limitations to which all holders of Common Shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

(v)The “Change of Control Conversion Date” shall be a date fixed by the Board of Trustees, in its sole discretion, as the date the Series B Preferred Shares shall be converted pursuant to the Change of Control Conversion Right, which shall be a business day set forth in the notice of Change of Control provided in accordance with Section 7(d) below that is no less than 20 days nor more than 35 days after the date on which the Trust provides such notice.

(vi)The “Common Share Price” shall be (i) the amount of cash consideration per Common Share, if the consideration to be received in the Change of Control by holders of Common Shares is solely cash, and (ii) the average of the closing prices per Common Share on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of Common Shares is other than solely cash.

(b)No fractional Common Shares shall be issued upon the conversion of Series B Preferred Shares.  In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Share Price.

(c)Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the Series B Preferred Shares at their addresses as they appear on the Trust’s share transfer records and notice shall be provided to the Trust’s transfer agent.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any Series B Preferred Shares except as to the holder to whom notice was defective or not given.  Each notice shall state:  (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the Change of Control Conversion Date; (iv) the method and period for calculating the Common Share Price; (v) that if, prior to the Change of Control Conversion Date, the Trust provides notice of its election to redeem all or any portion of the Series B Preferred Shares, the holder will not be able to convert Series B Preferred Shares and such Series B Preferred Shares shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vi) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series B Preferred Share; (vii) the name and address of the paying agent and the conversion agent; and (viii) the procedures that the holders of Series B Preferred Shares must follow to exercise the Change of Control Conversion Right.

(d)The Trust shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire, Bloomberg Business News or such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public, or post notice on the Trust’s website, in any event prior to the opening of business on the first business day following any date on which the Trust provides notice pursuant to Section 7(c) above to the holders of Series B Preferred Shares.

(e)In order to exercise the Change of Control Conversion Right, a holder of Series B Preferred Shares shall be required to deliver to the Trust’s transfer agent, on or before the close of business on the business day prior to the Change of Control Conversion Date, the certificates evidencing the Series B

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Preferred Shares, to the extent such shares are certificated, to be converted, duly endorsed for transfer, together with a written conversion notice.  Such conversion notice shall state:  (i) the relevant Change of Control Conversion Date; (ii) the number of Series B Preferred Shares to be converted; and (iii) that terms of the Series B Preferred Shares pursuant to which the Series B Preferred Shares are to be converted.  Notwithstanding the foregoing, if the Series B Preferred Shares are held in book-entry form through the facilities of DTC, such notice shall comply with applicable procedures of DTC.

(f)Holders of Series B Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Trust’s transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date.  The notice of withdrawal must state:  (i) the number of withdrawn Series B Preferred Shares; (ii) if certificated Series B Preferred Shares have been issued, the certificate numbers of the withdrawn Series B Preferred Shares; and (iii) the number of Series B Preferred Shares, if any, which remain subject to the conversion notice.  Notwithstanding the foregoing, if the Series B Preferred Shares are held in book-entry form through the facilities of DTC, such notice shall comply with applicable procedures of DTC.

(g)Series B Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the close of business on the Change of Control Conversion Date, the Trust provides notice of its election to redeem such Series B Preferred Shares, whether pursuant to its Redemption Right or Special Optional Redemption Right.  If the Trust elects to redeem Series B Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series B Preferred Shares shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to, but not including, the redemption date.

(h)The Trust shall deliver the applicable Conversion Consideration no later than the third business day following the Change of Control Conversion Date.

(i)Limitations on Conversion.  Notwithstanding anything to the contrary contained herein, no holder of Series B Preferred Shares will be entitled to convert such Series B Preferred Shares into Common Shares to the extent that receipt of such Common Shares would cause the holder of such Common Shares (or any other person) to Beneficially Own or Constructively Own, within the meaning of the Declaration, Common Shares of the Trust in excess of the Share Ownership Limit, as such term is defined in the Declaration, as applicable.

8.Voting Rights.

(a)Holders of the Series B Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

(b)Whenever dividends on any Series B Preferred Shares shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Dividend Default”), the holders of Series B Preferred Shares (voting separately as a class with the holders of all other series of Preferred Shares ranking on a parity with the Series B Preferred Shares as to dividends or upon liquidation (“ Parity Preferred”) upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two trustees of the Trust (the “Preferred Share Trustees”) at a special meeting of the shareholders called by the holders of record of at least 20% of the Series B Preferred Shares or the holders of 20% of any other series of Parity Preferred so in arrears (unless such request is received less than 90 days before the

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date fixed for the next annual or special meeting of shareholders), and at each subsequent annual meeting until all dividends accrued on such Series B Preferred Shares for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

(c)If and when all accumulated dividends on the Series B Preferred Shares shall have been paid in full or declared and set aside for payment in full, the holders of Series B Preferred Shares shall be divested of the voting rights set forth in Section 8(b) hereof (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends have been paid in full or declared and set aside for payment in full on all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate.  Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series B Preferred Shares when they have the voting rights set forth in Section 8(b) (voting separately as a class with all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable).  So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series B Preferred Shares when they have the voting rights set forth in Section 8(b) (voting separately as a class with all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable).  The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.

(d)So long as any Series B Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote or consent of the holders of at least two-thirds of the Series B Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking senior to the Series B Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Trust into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of the Declaration, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Shares or the holders thereof; provided, however , that with respect to the occurrence of any event set forth in (ii) above, the occurrence of any such event will not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Shares or the holders thereof so long as the Series B Preferred Shares remain outstanding with the terms thereof materially unchanged or, if the Trust is not the surviving entity in such transaction, are exchanged for a security of the surviving entity with terms that are materially the same as the Series B Preferred Shares, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series B Preferred Shares and; provided, further , that (x) any increase in the amount of the authorized Common Shares or Preferred Shares or the creation or issuance of any other series of Common Shares or Preferred Shares, in each case ranking on a parity with or junior to the Series B Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, (y) any change to the number or classification of our trustees, or (z) any amendment to Article VII of the Declaration relating to Shares-In-Trust, the Ownership Limit or any other matter described therein of any type or nature shall in no event be deemed to materially and adversely affect such rights, preferences, privileges or voting powers so long as after such amendment any single holder may maintain “beneficial ownership” (as defined in Article VII prior to or after such amendment) 9.9% of the outstanding Series B Preferred Shares and 9.9% of any other class or series of shares of beneficial interest without violating the Ownership Limit.

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(e)The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required to be effected, all outstanding Series B Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

9.Conversion.  Except as set forth in Section 7 above upon the occurrence of a Change of Control, the Series B Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except that the Series B Preferred Shares will automatically be exchanged by the Trust for Shares-In-Trust, in accordance with Article VII of the Declaration in the same manner that Common Shares are exchanged for Shares-In-Trust pursuant thereto, in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes.

10.Information Rights.  During any period in which the Trust is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series B Preferred Shares are outstanding, the Trust will:  (a) transmit by mail or other permissible means under the Exchange Act to all holders of Series B Preferred Shares as their names and addresses appear in the Trust’s record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that the Trust would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Trust were subject thereto (other than any exhibits that would have been required); and (b) within 15 days following written request, supply copies of such reports to any prospective holder of the Series B Preferred Shares.  The Trust will mail (or otherwise provide) the reports to the holders of Series A Preferred Shares within 15 days after the respective dates by which the Trust would have been required to file such reports with the SEC if the Trust was subject to Section 13 or 15(d) of the Exchange Act.

THIRD:  The Series B Preferred Shares have been classified and designated by the Board of Trustees under the authority contained in the Declaration.

FOURTH:  These Articles Supplementary have been approved by the Board of Trustees in the manner and by the vote required by law.

FIFTH:  The undersigned President and Chief Operating Officer acknowledges these Articles Supplementary to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President and Chief Operating Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows.]

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IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be executed on behalf of the Trust by its President and Chief Operating Officer and attested to by its Assistant Secretary this 17th day of May 2011.

Date	By: /s/ Neil H. Shah Name: Neil H. Shah Title: President and Chief Operating Officer
Attest: By: /s/ Ashish R. Parikh Name: Ashish R. Parikh Title: Assistant Secretary

Articles Supplementary

Series B Preferred Shares

HERSHA HOSPITALITY TRUST

ARTICLES SUPPLEMENTARY
ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES
OF
6.875% SERIES C CUMULATIVE REDEEMABLE PREFERRED SHARES

Pursuant to Section 8-203 of
Title 8 of the Corporations and Associations Article
of the Annotated Code of Maryland

Hersha Hospitality Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland (“ SDAT”) that:

FIRST:  Pursuant to the authority expressly vested in the Board of Trustees of the Trust by Article VI of its Amended and Restated Declaration of Trust (which, as hereafter restated or amended from time to time, are together with these Articles Supplementary herein referred to as the “Declaration”), the Board of Trustees has duly classified and designated 3,000,000 authorized but unissued preferred shares of beneficial interest, par value $.01 per share, of the Trust as 6.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (the “Series C Preferred Shares”), and has provided for the issuance of such series.  Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Declaration.

SECOND:  Subject in all cases to the provisions of the Declaration, including without limitation, Article VII with respect to limitations on the transfer and ownership of shares of beneficial interest of the Trust, the Series C Preferred Shares shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth below:

1.Designation and Number.  A series of preferred shares of beneficial interest, par value $.01 per share, designated the “6.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest” is hereby established.  The number of Series C Preferred Shares hereby authorized shall be 3,000,000.

2.Rank.  The Series C Preferred Shares shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares of the Trust and to all equity securities issued by the Trust ranking junior to such Series C Preferred Shares; (b) on a parity with the Trust’s 8.00% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (the “Series A Preferred Shares”), the Trust’s 8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (the “Series B Preferred Shares”), and all other equity securities issued by the Trust, the terms of which specifically provide that such equity securities rank on a parity with the Series C Preferred Shares as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Trust; and (c) junior to (i) all indebtedness of the Trust and (ii) equity securities issued by the Trust, the terms of which specifically provide that such equity securities rank senior to the Series C Preferred Shares as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Trust.  The term “equity securities” shall not include convertible debt securities.

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3.Dividends.

(a)Holders of the then outstanding Series C Preferred Shares shall be entitled to receive, when and as declared by the Board of Trustees, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 6.875% per year of the $25.00 liquidation preference (equivalent to a fixed annual amount of $1.71875 per share).  Dividends on the Series C Preferred Shares are payable quarterly in arrears on January 15th , April 15th , July 15th and October 15th of each year and, if such day is not a business day, the next succeeding business day, commencing on April 15, 2013 (each, a “Dividend Payment Date”).  The quarterly period beginning on, and including, each Dividend Payment Date and ending on, but excluding, the next succeeding Dividend Payment Date is referred to herein as a “dividend period” and the dividend which shall accrue in respect of any full dividend period shall be $0.4296875 regardless of the actual number of days in such full dividend period.  The first dividend will be for less than a full quarter and will cover the period from, and including, March 6, 2013 to, but excluding, April 15, 2013.  Such dividend and any dividend payable on the Series C Preferred Shares for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends will be payable to holders of record as they appear in the stock records of the Trust at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board of Trustees of the Trust as the record date for the payment of dividends on the Series C Preferred Shares that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)No dividends on Series C Preferred Shares shall be declared by the Board of Trustees of the Trust or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, (i) prohibits such declaration, payment or setting apart for payment of dividends or (ii) provides that such declaration, payment or setting apart for payment of dividends would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)Notwithstanding the foregoing, dividends on the Series C Preferred Shares shall accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of dividends, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.

(d)Accrued but unpaid dividends on the Series C Preferred Shares will accumulate as of the Dividend Payment Date on which they first become payable.  Except as provided in Section 3(e) below, no dividends will be declared or paid or set apart for payment, and no distribution will be made on any shares of beneficial interest in the Trust or any other series of Preferred Shares ranking, as to dividends, on a parity with or junior to the Series C Preferred Shares (other than a dividend that consists of the Trust’s Common Shares or shares of any other class of shares of beneficial interest ranking junior to the Series C Preferred Shares as to dividends and upon liquidation), for any period unless full cumulative dividends on the Series C Preferred Shares have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series C Preferred Shares for all dividend periods ending on or prior to the date of such action with respect to our Common Shares or any other series of Preferred Shares ranking, as to dividends, on a parity with or junior to the Series C Preferred Shares.

(e)When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Shares and the shares of any other series of Preferred Shares ranking on a parity as to dividends with the Series C Preferred Shares, all dividends declared upon the Series C Preferred Shares and any other series of Preferred Shares ranking on a parity as to dividends with the Series C Preferred Shares shall be declared pro rata so that the amount of dividends declared per share of

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Series C Preferred Shares and such other series of Preferred Shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Series C Preferred Shares and such other series of Preferred Shares (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series C Preferred Shares which may be in arrears.

(f)Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series C Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends (other than dividends paid in Common Shares or other shares of beneficial interest ranking junior to the Series C Preferred Shares as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made upon the Common Shares or any other shares of beneficial Interest of the Trust ranking junior to or on a parity with the Series C Preferred Shares as to dividends or upon liquidation, nor shall any Common Shares, or any other shares of beneficial interest of the Trust ranking junior to or on a parity with the Series C Preferred Shares as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust (except by conversion into or exchange for other shares of beneficial interest of the Trust ranking junior to the Series C Preferred Shares as to dividends and upon liquidation and except for the redemption, purchase or acquisition of “Shares-in-Trust” under the Declaration, which are intended to assist the Trust in qualifying as a REIT for federal income tax purposes).

(g)Holders of the Series C Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or shares of beneficial interest in excess of full cumulative dividends on the Series C Preferred Shares as provided above.  Any dividend payment made on Series C Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

4.Liquidation Preference.

(a)Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, the holders of Series C Preferred Shares then outstanding are entitled to be paid out of the assets of the Trust legally available for distribution to its shareholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of Common Shares or any other class or series of shares of beneficial interest of the Trust that ranks junior to the Series C Preferred Shares as to liquidation rights.  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Shares will have no right or claim to any of the remaining assets of the Trust.

(b)In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Trust , the available assets of the Trust are insufficient to pay the amount of the liquidating distributions on all outstanding Series C Preferred Shares and the corresponding amounts payable on all shares of other classes or series of shares of beneficial interest of the Trust ranking on a parity with the Series C Preferred Shares in the distribution of assets, then the holders of the Series C Preferred Shares and all other such classes or series of shares of beneficial interest shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

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(c)Written notice of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series C Preferred Shares at the respective addresses of such holders as the same shall appear on the stock transfer records of the Trust.

(d)The consolidation, combination or merger of the Trust with or into any other corporation, trust or entity or consolidation or merger of any other corporation with or into the Trust, or the sale, lease or conveyance of all or substantially all of the Trust’s assets, property or business or any statutory share exchange, shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

5.Redemption.

(a)Optional Redemption.  The Series C Preferred Shares are not redeemable prior to March 6, 2018, except as otherwise provided in this Section 5 and Section 6 below.  On and after March 6, 2018, the Trust, at its option and upon not less than 30 nor more than 60 days’ written notice, may redeem the Series C Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption (except as provided in Section 5(c) below), without interest.  If less than all of the outstanding Series C Preferred Shares is to be redeemed, the Series C Preferred Shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot or by any other equitable method determined by the Trust.  If such redemption is to be by lot and, as a result of such redemption, any holder of Series C Preferred Shares would become a holder of a number of Series C Preferred Shares in excess of the Ownership Limit because such holder’s Series C Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration, the Trust will redeem the requisite number of Series C Preferred Shares of such holder such that no holder will hold in excess of the Ownership Limit subsequent to such redemption.

(b)REIT Qualification.  In an effort to ensure that the Trust remains qualified as a real estate investment trust (“ REIT”) for federal income tax purposes, the Series C Preferred Shares are, together with all other classes or series of shares of beneficial interest of the Trust, subject in all respects to the provisions of Article VII of the Declaration.  Accordingly, pursuant to Article VII of the Declaration, a purported Transfer (as defined in Article VII) of Series C Preferred Shares as a result of which any person would maintain Beneficial Ownership (as defined in Article VII) of more than 9.9% of the outstanding Series C Preferred Shares will cause the number of Series C Preferred shares in excess of the Ownership Limit (rounded up to the nearest whole share) to be designated Shares-in -Trust and in accordance with the provisions of Article VII of the Declaration, be transferred to a Share Trust (as such term is defined in the Declaration), and the Trust will have the right to purchase such Shares-in - Trust from the holder.

(c)Limitations on Redemption.  Unless full cumulative dividends on all Series C Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no Series C Preferred Shares shall be redeemed unless all outstanding Series C Preferred Shares are simultaneously redeemed, and the Trust shall not purchase or otherwise acquire directly or indirectly any Series C Preferred Shares (except by exchange for shares of beneficial interest of the Trust ranking junior to the Series C Preferred Shares as to dividends and upon liquidation); provided, however , that the foregoing shall not prevent the purchase by the Trust of Shares-in -Trust in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series C Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series C Preferred Shares.

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(d)Payment of Dividends in Connection with Redemption.  Immediately prior to any redemption of Series C Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid dividends to the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series C Preferred Shares at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.  Except as provided above, the Trust will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C Preferred Shares which are redeemed.

(e)Procedures for Redemption.

(i)Notice of redemption will be mailed by the Trust, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series C Preferred Shares to be redeemed at their respective addresses as they appear on the stock transfer records of the Trust.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series C Preferred Shares except as to the holder to whom notice was defective or not given.

(ii)In addition to any information required by law or by the applicable rules of any exchange upon which Series C Preferred Shares may be listed or admitted to trading, such notice shall state:  (A) the redemption date; (B) the redemption price; (C) the number of Series C Preferred Shares to be redeemed; (D) the place or places where the Series C Preferred Shares are to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date.  If less than all of the Series C Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series C Preferred Shares held by such holder to be redeemed.

(iii)If notice of redemption of any Series C Preferred Shares has been given and if the funds necessary for such redemption have been set aside by the Trust in trust for the benefit of the holders of any Series C Preferred Shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such Series C Preferred Shares, such Series C Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price; provided, however , if the redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, each holder of Series C Preferred Shares so called for redemption at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.  Holders of Series C Preferred Shares to be redeemed shall surrender such Series C Preferred Shares at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for Series C Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series C Preferred Shares shall be redeemed by the Trust at the redemption price plus any accrued and unpaid dividends payable upon such redemption.  In case less than all the Series C Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series C Preferred Shares without cost to the holder thereof.  Notwithstanding the foregoing, if the Series C Preferred Shares are held in book-entry form through the facilities of The Depository Trust Company (“ DTC”), such notice shall comply with applicable procedures of DTC.

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(iv)The deposit of funds with a bank or trust corporation for the purpose of redeeming Series C Preferred Shares shall be irrevocable except that:

(A)the Trust shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)any balance of monies so deposited by the Trust and unclaimed by the holders of the Series C Preferred Shares entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

(f)Shares- In-Trust Provisions.  The Series C Preferred Shares are subject to the provisions of Article VII of the Declaration, including, without limitation, the provision for the purchase of Shares-in-Trust.  In addition to the purchase right set forth in Article VII of the Declaration, Shares-in-Trust issued upon exchange of Series C Preferred Shares pursuant to such Article VII may be redeemed, in whole or in part, at any time when outstanding Series C Preferred Shares are being redeemed, for cash, at a redemption price of $25.00 per Series C Preferred Share, plus all accrued and unpaid dividends on the Series C Preferred Shares that were exchanged for such Shares-in-Trust, through the date of such exchange, without interest.  If the Trust elects to redeem Shares-in-Trust pursuant to the redemption right set forth in the preceding sentence, such Shares-in -Trust shall be redeemed in such proportion and in accordance with such procedures as Series C Preferred Shares are being redeemed.

(g)Status of Redeemed Shares.  Any Series C Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are thereafter designated as part of a particular series by the Board of Trustees.

6.Special Optional Redemption.

(a)Upon the occurrence of a Change of Control (as defined in Section 6(b)(ii) below), the Trust, at its option and upon giving notice not less than 30 nor more than 60 days in advance of the date fixed for redemption, may redeem the Series C Preferred Shares, in whole or in part, within 120 days after the first date on which such Change of Control occurred, at a cash redemption price of $25.00 per share, plus an amount equal to all accrued and unpaid dividends to the date fixed for redemption (the “Special Optional Redemption Right”).

(b)A “Change of Control” is when, after the original issuance of the Series C Preferred Shares, the following have occurred and are continuing:

(i)the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of beneficial interest of the Trust entitling such person to exercise more than 50% of the total voting power of all shares of beneficial interest of the Trust entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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(ii)following the closing of any transaction referred to in Section 6(b)(i) above, neither the Trust nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE MKT LLC (the “NYSE MKT”) or the NASDAQ Stock Market (“ NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

(c)If fewer than all of the outstanding Series C Preferred Shares are to be redeemed pursuant to the Special Optional Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Trust.  If such redemption is to be by lot and, as a result of such redemption, any holder of Series C Preferred Shares would become a holder of a number of Series C Preferred Shares in excess of the Share Ownership Limit because such holder’s Series C Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration, the Trust will redeem the requisite number of Series C Preferred Shares of such holder such that no holder will hold in excess of the Share Ownership Limit subsequent to such redemption.

(d)Limitations on Special Optional Redemption.  Unless full cumulative dividends on all Series C Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no Series C Preferred Shares shall be redeemed pursuant to the Special Optional Redemption Right unless all outstanding Series C Preferred Shares are simultaneously redeemed pursuant to the Special Optional Redemption Right, and the Trust shall not purchase or otherwise acquire directly or indirectly any Series C Preferred Shares (except by exchange for shares of beneficial interest of the Trust ranking junior to the Series C Preferred Shares as to dividends and upon liquidation); provided, however , that the foregoing shall not prevent the purchase by the Trust of Shares-in -Trust in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series C Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series C Preferred Shares.

(e)Payment of Dividends in Connection with Special Optional Redemption.  Immediately prior to any redemption of Series C Preferred Shares pursuant to the Special Optional Redemption Right, the Trust shall pay, in cash, any accumulated and unpaid dividends to the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series C Preferred Shares at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.  Except as provided above, the Trust will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C Preferred Shares which are redeemed.

(f)Procedures for Special Optional Redemption.

(i)Notice of redemption will be mailed by the Trust, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series C Preferred Shares to be redeemed pursuant to the Special Optional Redemption Right at their respective addresses as they appear on the stock transfer records of the Trust.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series C Preferred Shares except as to the holder to whom notice was defective or not given.

(ii)In addition to any information required by law or by the applicable rules of any exchange upon which the Series C Preferred Shares may be listed or admitted to trading, the redemption notice contemplated by this Section 6 shall state:  (A) the redemption date; (B) the redemption price; (C) the

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number of Series C Preferred Shares to be redeemed pursuant to the Special Optional Redemption Right; (D) the place or places where the certificates for the Series C Preferred Shares, to the extent Series C Preferred Shares are certificated, are to be surrendered (if so required in the notice) for payment of the redemption price; (E) a brief description of the transaction or transactions constituting such Change of Control and that holders of the Series C Preferred Shares to which the notice relates will not be able to tender such Series C Preferred Shares for conversion in connection with the Change of Control and each Series C Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date; and (F) that distributions on the Series C Preferred Shares to be redeemed will cease to accumulate on such redemption date.  If fewer than all of the Series C Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series C Preferred Shares held by such holder to be redeemed pursuant to the Special Optional Redemption Right.

(iii)If notice of redemption of any Series C Preferred Shares pursuant to the Special Optional Redemption Right has been given and if the funds necessary for such redemption have been set aside by the Trust in trust for the benefit of the holders of any Series C Preferred Shares so called for redemption pursuant to the Special Optional Redemption Right, then from and after the redemption date dividends will cease to accrue on such Series C Preferred Shares, such Series C Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price; provided, however , if the redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, each holder of Series C Preferred Shares so called for redemption at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.  Holders of Series C Preferred Shares to be redeemed pursuant to the Special Optional Redemption Right shall surrender such Series C Preferred Shares at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for Series C Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series C Preferred Shares shall be redeemed by the Trust at the redemption price plus any accrued and unpaid dividends payable upon such redemption.  In case less than all the Series C Preferred Shares represented by any such certificate are redeemed pursuant to the Special Optional Redemption Right, a new certificate or certificates shall be issued representing the unredeemed Series C Preferred Shares without cost to the holder thereof.  Notwithstanding the foregoing, if the Series C Preferred Shares are held in book-entry form through the facilities of DTC, such notice shall comply with applicable procedures of DTC.

(iv)The deposit of funds with a bank or trust corporation for the purpose of redeeming Series C Preferred Shares pursuant to the Special Optional Redemption Right shall be irrevocable except that:

(A)the Trust shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)any balance of monies so deposited by the Trust and unclaimed by the holders of the Series C Preferred Shares entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

(g)Status of Redeemed Shares.  Any Series C Preferred Shares that shall at any time have been redeemed pursuant to the Special Optional Redemption Right shall, after such redemption, have

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the status of authorized but unissued Preferred Shares, without designation as to series until such shares are thereafter designated as part of a particular series by the Board of Trustees.

7.Change of Control Rights.  The Series C Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except upon the occurrence of a Change of Control as provided in this Section 7.

(a)Change of Control.  Upon the occurrence of a Change of Control (as defined in Section 6(b) above), each holder of Series C Preferred Shares shall have the right, unless, prior to the Change of Control Conversion Date (as defined in Section 7(b)(v) hereof), the Trust provides notice of its election to redeem the Series C Preferred Shares pursuant to the redemption right set forth in Section 5 above or Special Optional Redemption Right set forth in Section 6 above, to convert some or all of the Series C Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number Common Shares, per Series C Preferred Share to be converted (the “Common Share Conversion Consideration”) equal to the lesser of:  (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid distributions to the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accrued and unpaid distribution will be included in such sum) by (ii) the Common Share Price (as defined in Section 7(b)(vi) hereof); and (B) 9.2421 Common Shares (the “Share Cap”), subject to the immediately succeeding paragraph.

(i)The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a Common Share distribution), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Shares.  The adjusted Share Cap as the result of a Share Split shall be the number of Common Shares that is equivalent to the product obtained by multiplying (A) the Share Cap in effect immediately prior to such Share Split by (B) a fraction, the numerator of which is the number of Common Shares outstanding after giving effect to such Share Split and the denominator of which is the number of Common Shares outstanding immediately prior to such Share Split.

(ii)For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of Common Shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 27,726,300 Common Shares (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”).  The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

(iii)In the case of a Change of Control pursuant to which Common Shares shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series C Preferred Shares shall receive upon conversion of such Series C Preferred Shares the kind and amount of Alternative Form Consideration which such holder of Series C Preferred Shares would have owned or been entitled to receive upon the Change of Control had such holder of Series C Preferred Shares held a number of Common Shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).

(iv)In the event that holders of Common Shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series C Preferred Shares shall receive shall be the form of consideration elected by the holders of the

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Common Shares who participate in the determination (based on the weighted average of elections) and shall be subject to any limitations to which all holders of Common Shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

(v)The “Change of Control Conversion Date” shall be a date fixed by the Board of Trustees, in its sole discretion, as the date the Series C Preferred Shares shall be converted pursuant to the Change of Control Conversion Right, which shall be a business day set forth in the notice of Change of Control provided in accordance with Section 7(d) below that is no less than 20 days nor more than 35 days after the date on which the Trust provides such notice.

(vi)The “Common Share Price” shall be (i) the amount of cash consideration per Common Share, if the consideration to be received in the Change of Control by holders of Common Shares is solely cash, and (ii) the average of the closing prices per Common Share on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of Common Shares is other than solely cash.

(b)No fractional Common Shares shall be issued upon the conversion of Series C Preferred Shares.  In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Share Price.

(c)Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the Series C Preferred Shares at their addresses as they appear on the Trust’s share transfer records and notice shall be provided to the Trust’s transfer agent.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any Series C Preferred Shares except as to the holder to whom notice was defective or not given.  Each notice shall state:  (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the Change of Control Conversion Date; (iv) the method and period for calculating the Common Share Price; (v) that if, prior to the Change of Control Conversion Date, the Trust provides notice of its election to redeem all or any portion of the Series C Preferred Shares, the holder will not be able to convert Series C Preferred Shares and such Series C Preferred Shares shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vi) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series C Preferred Share; (vii) the name and address of the paying agent and the conversion agent; and (viii) the procedures that the holders of Series C Preferred Shares must follow to exercise the Change of Control Conversion Right.

(d)The Trust shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire, Bloomberg Business News or such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public, or post notice on the Trust’s website, in any event prior to the opening of business on the first business day following any date on which the Trust provides notice pursuant to Section 7(c) above to the holders of Series C Preferred Shares.

(e)In order to exercise the Change of Control Conversion Right, a holder of Series C Preferred Shares shall be required to deliver to the Trust’s transfer agent, on or before the close of business on the business day prior to the Change of Control Conversion Date, the certificates evidencing the Series C Preferred Shares, to the extent such shares are certificated, to be converted, duly endorsed for transfer, together with a written conversion notice.  Such conversion notice shall state:  (i) the relevant Change of Control Conversion Date; (ii) the number of Series C Preferred Shares to be converted; and (iii) that terms of

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the Series C Preferred Shares pursuant to which the Series C Preferred Shares are to be converted.  Notwithstanding the foregoing, if the Series C Preferred Shares are held in book-entry form through the facilities of DTC, such notice shall comply with applicable procedures of DTC.

(f)Holders of Series C Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Trust’s transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date.  The notice of withdrawal must state:  (i) the number of withdrawn Series C Preferred Shares; (ii) if certificated Series C Preferred Shares have been issued, the certificate numbers of the withdrawn Series C Preferred Shares; and (iii) the number of Series C Preferred Shares, if any, which remain subject to the conversion notice.  Notwithstanding the foregoing, if the Series C Preferred Shares are held in book-entry form through the facilities of DTC, such notice shall comply with applicable procedures of DTC.

(g)Series C Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the close of business on the Change of Control Conversion Date, the Trust provides notice of its election to redeem such Series C Preferred Shares, whether pursuant to its Redemption Right or Special Optional Redemption Right.  If the Trust elects to redeem Series C Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series C Preferred Shares shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to, but not including, the redemption date.

(h)The Trust shall deliver the applicable Conversion Consideration no later than the third business day following the Change of Control Conversion Date.

(i)Limitations on Conversion.  Notwithstanding anything to the contrary contained herein, no holder of Series C Preferred Shares will be entitled to convert such Series C Preferred Shares into Common Shares to the extent that receipt of such Common Shares would cause the holder of such Common Shares (or any other person) to Beneficially Own or Constructively Own, within the meaning of the Declaration, Common Shares of the Trust in excess of the Share Ownership Limit, as such term is defined in the Declaration, as applicable.

8.Voting Rights.

(a)Holders of the Series C Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

(b)Whenever dividends on any Series C Preferred Shares shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Dividend Default”), the number of trustees then constituting the Board of Trustees shall be increased by two, if not already increased by reason of similar types of provisions with respect to another series of Parity Preferred (as defined below), and the holders of Series C Preferred Shares (voting together as a single class with the holders of all other series of Preferred Shares ranking on a parity with the Series C Preferred Shares as to dividends or upon liquidation (“Parity Preferred”) upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two trustees of the Trust (the “Preferred Share Trustees”), if not already elected by the holders of Parity Preferred by reason of similar types of provisions with respect to Preferred Share Trustees, at a special meeting of the shareholders called by the holders of record of at least 20% of the Series C Preferred Shares or the holders of 20% of any other series of Parity Preferred so in arrears (unless

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such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders), and at each subsequent annual meeting until all dividends accrued on such Series C Preferred Shares for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

(c)If and when all accumulated dividends on the Series C Preferred Shares shall have been paid in full or declared and set aside for payment in full, the holders of Series C Preferred Shares shall be divested of the voting rights set forth in Section 8(b) hereof (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends have been paid in full or declared and set aside for payment in full on all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate.  Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series C Preferred Shares when they have the voting rights set forth in Section 8(b) (voting together as a single class with all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable).  So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series C Preferred Shares when they have the voting rights set forth in Section 8(b) (voting together as a single class with all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable).  The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.

(d)So long as any Series C Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote or consent of the holders of at least two-thirds of the Series C Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking senior to the Series C Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Trust or reclassify any authorized shares of beneficial interest of the Trust into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of the Declaration, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Shares or the holders thereof; provided, however , that with respect to the occurrence of any event set forth in (ii) above, the occurrence of any such event will not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Shares or the holders thereof so long as the Series C Preferred Shares remain outstanding with the terms thereof materially unchanged or, if the Trust is not the surviving entity in such transaction, are exchanged for a security of the surviving entity with terms that are materially the same as the Series C Preferred Shares, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series C Preferred Shares and; provided, further , that (x) any increase in the amount of the authorized Common Shares or Preferred Shares or the creation or issuance of any other series of Common Shares or Preferred Shares, in each case ranking on a parity with or junior to the Series C Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Trust , (y) any change to the number or classification of our trustees, or (z) any amendment to Article VII of the Declaration relating to Shares-In-Trust, the Ownership Limit or any other matter described therein of any type or nature shall in no event be deemed to materially and adversely affect such rights, preferences, privileges or voting powers so long as after such amendment any single holder may maintain “beneficial ownership” (as defined in Article VII prior to or after such amendment) 9.9% of the outstanding Series C Preferred Shares and 9.9% of any other class or series of shares of beneficial interest without violating the Ownership Limit.

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(e)The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required to be effected, all outstanding Series C Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

9.Conversion.  Except as set forth in Section 7 above upon the occurrence of a Change of Control, the Series C Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except that the Series C Preferred Shares will automatically be exchanged by the Trust for Shares-In-Trust, in accordance with Article VII of the Declaration in the same manner that Common Shares are exchanged for Shares-In-Trust pursuant thereto, in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes.

10.Information Rights.  During any period in which the Trust is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series C Preferred Shares are outstanding, the Trust will:  (a) transmit by mail or other permissible means under the Exchange Act to all holders of Series C Preferred Shares as their names and addresses appear in the Trust’s record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that the Trust would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Trust were subject thereto (other than any exhibits that would have been required); and (b) within 15 days following written request, supply copies of such reports to any prospective holder of the Series C Preferred Shares.  The Trust will mail (or otherwise provide) the reports to the holders of Series C Preferred Shares within 15 days after the respective dates by which the Trust would have been required to file such reports with the SEC if the Trust was subject to Section 13 or 15(d) of the Exchange Act.

THIRD:  The Series C Preferred Shares have been classified and designated by the Board of Trustees under the authority contained in the Declaration.

FOURTH:  These Articles Supplementary have been approved by the Board of Trustees in the manner and by the vote required by law.

FIFTH:  The undersigned President and Chief Operating Officer acknowledges these Articles Supplementary to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President and Chief Operating Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows.]

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IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be executed on behalf of the Trust by its President and Chief Operating Officer and attested to by its Assistant Secretary this 1st day of March, 2013.

By: /s/ Neil H. Shah Name: Neil H. Shah Title: President and Chief Operating Officer
Attest: By: /s/ Ashish R. Parikh Name: Ashish R. Parikh Title: Assistant Secretary

Articles Supplementary

Series C Preferred Shares

HERSHA HOSPITALITY TRUST

ARTICLES OF AMENDMENT

Hersha Hospitality Trust , a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The declaration of trust of the Trust (the “Declaration”) is hereby amended to provide that, immediately upon the Reverse Share Split Effective Time (as defined below), every four Priority Class A Common Shares of beneficial interest, $0.01 par value per share (“Priority Common Shares”), of the Trust that were issued and outstanding immediately prior to the Reverse Share Split Effective Time shall be combined into one issued and outstanding Priority Common Share with a par value of $0.04 per share.

SECOND :  No fractional Priority Common Shares will be or remain issued upon such amendment and each shareholder otherwise entitled to a fractional share shall be entitled to receive in lieu thereof cash in an amount equal to the product of the fraction of a share multiplied by the closing price of the Priority Common Shares as reported by the New York Stock Exchange on the date of the Reverse Share Split Effective Time; provided,  however, that holders of any Priority Common Shares issued pursuant to the Trust’s Dividend Reinvestment Plan (“DRIP Priority Common Shares”) shall be entitled to receive fractional shares with respect to such Drip Priority Common Shares upon the Reverse Share Split Effective Time to the extent applicable.

THIRD:  The amendment to the Declaration as set forth in Article FIRST above has been duly approved by a majority of the Board of Trustees of the Trust as required by the Maryland REIT Law (the “MRL”).  The amendment set forth in Article FIRST above is limited to a change expressly authorized by Section 8-501(f)(2) of the MRL to be made without action by the shareholders of the Trust.

FOURTH:  The Declaration is hereby amended, effective immediately after the Reverse Share Split Effective Time, to decrease the par value of the Priority Common Shares issued and outstanding at the Reverse Share Split Effective Time from $0.04 per share to $0.01 per share.

FIFTH:  The amendment to the Declaration as set forth in Article FOURTH above has been duly approved by a majority of the entire Board of Trustees of the Trust as required by the MRL.  The amendment set forth in Article FOURTH above is limited to a change expressly authorized by Section 8-501(e)(2) of the MRL to be made without action by the shareholders of the Trust.

SIXTH:  These Articles of Amendment shall become effective at 5:00 p.m., Eastern Time, on June 22, 2015 (the “Reverse Share Split Effective Time”).

SEVENTH:  The amendments to the Declaration as set forth above do not increase the authorized shares of the Trust.

EIGHTH:  The undersigned officer of the Trust acknowledges these Articles of Amendment to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

-Signature page follows-

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IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Financial Officer and Assistant Secretary and attested to by its Treasurer and Corporate Secretary on this 18 day of June, 2015.

/s/ David L. Desfor	/s/ Ashish R. Parikh(SEAL) Ashish R. Parikh Chief Financial Officer and Assistant Secretary
Attest: By: /s/ David L. Desfor Name: David L. Desfor Title: Treasurer and Corporate Secretary	HERSHA HOSPITALITY TRUST By: /s/ Ashish R. Parikh(SEAL) Name: Ashish R. Parikh Title: Chief Financial Officer and Assistant Secretary

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HERSHA HOSPITALITY TRUST

ARTICLES OF AMENDMENT

Hersha Hospitality Trust, a Maryland real estate investment trust (the “ Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The declaration of trust of the Trust (the “Declaration”) is hereby amended by deleting therefrom in its entirety the first two sentences of Section 1 of Article VI and inserting in lieu thereof two new sentences to read as follows:

The beneficial interest of the Trust shall be divided into shares of beneficial interest (the “Shares”).  The Trust has authority to issue:  (i) 76,000,000 common shares of beneficial interest, $0.01 par value per share (“Common Shares”), of which 75,000,000 will be Priority Class A Common Shares (the “Priority Common Shares”) and 1,000,000 will be Class B Common Shares (the “Class B Common Shares”); and (ii) 29,000,000 preferred shares of beneficial interest, $0.01 par value per share (“Preferred Shares”).

SECOND:  The total number of shares of beneficial interest which the Trust had authority to issue immediately prior to the foregoing amendment of the Declaration was (i) 301,000,000 common shares of beneficial interest, $0.01 par value per share, consisting of 300,000,000 Priority Class A Common Shares and 1,000,000 Class B Common Shares; and (ii) 29,000,000 preferred shares of beneficial interest, $0.01 par value per share.  The aggregate par value of all authorized shares of beneficial interest having par value was $3,300,000.

THIRD:  The total number of shares of beneficial interest which the Trust has authority to issue pursuant to the foregoing amendment of the Declaration is 76,000,000 common shares of beneficial interest, $0.01 par value per share, consisting of 75,000,000 Priority Class A Common Shares and 1,000,000 Class B Common Shares; and (ii) 29,000,000 preferred shares of beneficial interest, $0.01 par value per share.  The aggregate par value of all authorized shares of beneficial interest having par value is $1,050,000.

FOURTH:  The amendment to the Declaration as set forth above has been duly approved by the Board of Trustees of the Trust as required by law.  Pursuant to Section 8-203(a)(8) of the Maryland REIT Law and Section 1 of Article VI of the Declaration, no shareholder approval was required.

The undersigned officer of the Trust acknowledges these Articles of Amendment to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Financial Officer and Assistant Secretary and attested to by its Treasurer and Corporate Secretary on this 10th day of May, 2016.

/s/ Michael R. Gillespie Michael R. Gillespie Chief Accounting Office & Assistant Corporate Secretary	/s/ Ashish R. Parikh(SEAL) Ashish R. Parikh Chief Financial Officer and Assistant Corporate Secretary
Attest: By: /s/ Michael R. Gillespie Name: Michael R. Gillespie Title: Chief Accounting Office & Assistant Corporate Secretary	HERSHA HOSPITALITY TRUST By: /s/ Ashish R. Parikh(SEAL) Name: Ashish R. Parikh Title: Chief Financial Officer and Assistant Corporate Secretary

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HERSHA HOSPITALITY TRUST

ARTICLES SUPPLEMENTARY
ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES
OF
6.50% SERIES D CUMULATIVE REDEEMABLE PREFERRED SHARES

Pursuant to Section 8-203 of
Title 8 of the Corporations and Associations Article
of the Annotated Code of Maryland

Hersha Hospitality Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland (“ SDAT”) that:

FIRST:  Pursuant to the authority expressly vested in the Board of Trustees (the “Board of Trustees”) of the Trust by Article VI of its Declaration of Trust (which, as hereafter restated or amended from time to time, are together with these Articles Supplementary herein referred to as the “Declaration”), the Board of Trustees has duly classified and designated 8,050,000 authorized but unissued preferred shares of beneficial interest, par value $.01 per share, of the Trust as 6.50% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series D Preferred Shares”), and has provided for the issuance of such series.  Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Declaration.

SECOND:  Subject in all cases to the provisions of the Declaration, including, without limitation, Article VII with respect to limitations on the transfer and ownership of shares of beneficial interest of the Trust, the Series D Preferred Shares shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth below:

1.Designation and Number.  A series of preferred shares of beneficial interest, par value $0.01 per share, designated the “6.50% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest” is hereby established.  The number of Series D Preferred Shares hereby authorized shall be 8,050,000.

2.Rank.  The Series D Preferred Shares shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares of the Trust and to all equity securities issued by the Trust ranking junior to such Series D Preferred Shares; (b) on a parity with the Trust’s 8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series B Preferred Shares”), the Trust’s 6.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series C Preferred Shares”), and all other equity securities issued by the Trust, the terms of which specifically provide that such equity securities rank on a parity with the Series D Preferred Shares as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Trust; and (c) junior to (i) all indebtedness of the Trust and (ii) equity securities issued by the Trust, the terms of which specifically provide that such equity securities rank senior to the Series D Preferred Shares as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Trust.  The term “equity securities” shall not include convertible debt securities.

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3.Dividends.

(a)Holders of the then outstanding Series D Preferred Shares shall be entitled to receive, when and as authorized by the Board of Trustees and declared by the Trust, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 6.50% per year of the $25.00 liquidation preference (equivalent to a fixed annual amount of $1.625 per share).  Dividends on the Series D Preferred Shares are payable quarterly in arrears on January 15th, April 15th, July 15th and October 15th of each year and, if such day is not a business day, the next succeeding business day, commencing on July 15, 2016 (each, a “Dividend Payment Date”).  The quarterly period beginning on, and including, each Dividend Payment Date and ending on, but excluding, the next succeeding Dividend Payment Date is referred to herein as a “dividend period” and the dividend which shall accrue in respect of any full dividend period shall be $1.625 regardless of the actual number of days in such full dividend period.  The first dividend will be for less than a full quarter and will cover the period from, and including, May 31, 2016 to, but excluding, July 15, 2016.  Such dividend and any dividend payable on the Series D Preferred Shares for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends will be payable to holders of record as they appear in the stock records of the Trust at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board of Trustees of the Trust as the record date for the payment of dividends on the Series D Preferred Shares that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)No dividends on Series D Preferred Shares shall be authorized by the Board of Trustees or declared by the Trust or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, (i) prohibits such authorization, declaration, payment or setting apart for payment of dividends or (ii) provides that such authorization, declaration, payment or setting apart for payment of dividends would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)Notwithstanding the foregoing, dividends on the Series D Preferred Shares shall accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of dividends, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.

(d)Accrued but unpaid dividends on the Series D Preferred Shares will accumulate as of the Dividend Payment Date on which they first become payable.  Except as provided in Section 3(e) below, no dividends will be declared or paid or set apart for payment, and no distribution will be made on any shares of beneficial interest in the Trust or any other series of Preferred Shares ranking, as to dividends, on a parity with or junior to the Series D Preferred Shares (other than a dividend that consists of the Common Shares or shares of any other class of shares of beneficial interest ranking junior to the Series D Preferred Shares as to dividends and upon liquidation), for any period unless full cumulative dividends on the Series D Preferred Shares have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series D Preferred Shares for all past dividend periods.

(e)When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Shares and the shares of any other series of Preferred Shares ranking on a parity as to dividends with the Series D Preferred Shares, all dividends declared upon the Series D Preferred Shares and any other series of Preferred Shares ranking on a parity as to dividends with the Series D Preferred Shares shall be declared pro rata so that the amount of dividends declared per share of Series D Preferred Shares and such other series of Preferred Shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Series D Preferred Shares and such other series of

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Preferred Shares (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series D Preferred Shares which may be in arrears.

(f)Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series D Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends (other than dividends paid in Common Shares or other shares of beneficial interest ranking junior to the Series D Preferred Shares as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made upon the Common Shares or any other shares of beneficial interest of the Trust ranking junior to or on a parity with the Series D Preferred Shares as to dividends or upon liquidation, nor shall any Common Shares, or any other shares of beneficial interest of the Trust ranking junior to or on a parity with the Series D Preferred Shares as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust (except by conversion into or exchange for other shares of beneficial interest of the Trust ranking junior to the Series D Preferred Shares as to dividends and upon liquidation and except for the redemption, purchase or acquisition of “Shares-in-Trust” under the Declaration, which are intended to assist the Trust in qualifying as a REIT for federal income tax purposes).

(g)Holders of the Series D Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or shares of beneficial interest in excess of full cumulative dividends on the Series D Preferred Shares as provided above.  Any dividend payment made on Series D Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

4.Liquidation Preference.

(a)Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, the holders of Series D Preferred Shares then outstanding are entitled to be paid out of the assets of the Trust legally available for distribution to its shareholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of Common Shares or any other class or series of shares of beneficial interest of the Trust that ranks junior to the Series D Preferred Shares as to liquidation rights.  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Shares will have no right or claim to any of the remaining assets of the Trust.

(b)In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Trust, the available assets of the Trust are insufficient to pay the amount of the liquidating distributions on all outstanding Series D Preferred Shares and the corresponding amounts payable on all shares of other classes or series of shares of beneficial interest of the Trust ranking on a parity with the Series D Preferred Shares in the distribution of assets upon liquidation, then the holders of the Series D Preferred Shares and all other such classes or series of shares of beneficial interest shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c)Written notice of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more

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than 60 days prior to the payment date stated therein, to each record holder of the Series D Preferred Shares at the respective addresses of such holders as the same shall appear on the stock transfer records of the Trust.

(d)The consolidation, conversion, combination or merger of the Trust with or into any other corporation, trust or entity or consolidation, conversion or merger of any other corporation with or into the Trust, or the sale, lease or conveyance of all or substantially all of the Trust’s assets, property or business or any statutory share exchange, shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

5.Redemption.

(a)Optional Redemption.  The Series D Preferred Shares are not redeemable prior to May 31, 2021, except as otherwise provided in this Section 5 and Section 6 below.  On and after May 31, 2021, the Trust, at its option and upon not less than 30 nor more than 60 days’ written notice, may redeem the Series D Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption (except as provided in Section 5(d) below), without interest.  If less than all of the outstanding Series D Preferred Shares is to be redeemed, the Series D Preferred Shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot or by any other equitable method determined by the Trust.  If such redemption is to be by lot and, as a result of such redemption, any holder of Series D Preferred Shares would become a holder of a number of Series D Preferred Shares in excess of the Ownership Limit because such holder’s Series D Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration, the Trust will redeem the requisite number of Series D Preferred Shares of such holder such that no holder will hold in excess of the Ownership Limit subsequent to such redemption.

(b)REIT Qualification.  The Series D Preferred Shares are, together with all other classes or series of shares of beneficial interest of the Trust, subject in all respects to the provisions of Article VII of the Declaration.  Accordingly, pursuant to Article VII of the Declaration, a purported Transfer (as defined in Article VII) of Series D Preferred Shares as a result of which any person would maintain Beneficial Ownership (as defined in Article VII) of more than 9.9% of the outstanding Series D Preferred Shares will cause the number of Series D Preferred shares in excess of the Ownership Limit (rounded up to the nearest whole share) to be designated Shares-in -Trust and in accordance with the provisions of Article VII of the Declaration, be transferred to a Share Trust (as such term is defined in the Declaration), and the Trust will have the right to purchase such Shares-in -Trust from the holder.

(c)Limitations on Redemption.  Unless full cumulative dividends on all Series D Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no Series D Preferred Shares shall be redeemed unless all outstanding Series D Preferred Shares are simultaneously redeemed, and the Trust shall not purchase or otherwise acquire directly or indirectly any Series D Preferred Shares (except by exchange for shares of beneficial interest of the Trust ranking junior to the Series D Preferred Shares as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Trust of Shares-in -Trust in order to ensure that the Trust remains qualified as a real estate investment trust (“REIT”) for federal income tax purposes or the purchase or acquisition of Series D Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series D Preferred Shares.

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(d)Payment of Dividends in Connection with Redemption.  Immediately prior to any redemption of Series D Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid dividends to the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series D Preferred Shares at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.  Except as provided above, the Trust will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D Preferred Shares which are redeemed.

(e)Procedures for Redemption.

(i)Notice of redemption will be mailed by the Trust, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series D Preferred Shares to be redeemed at their respective addresses as they appear on the stock transfer records of the Trust.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series D Preferred Shares except as to the holder to whom notice was defective or not given.

(ii)In addition to any information required by law or by the applicable rules of any exchange upon which Series D Preferred Shares may be listed or admitted to trading, such notice shall state:  (A) the redemption date; (B) the redemption price; (C) the number of Series D Preferred Shares to be redeemed; (D) the place or places where the certificates evidencing Series D Preferred Shares are to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date.  If less than all of the Series D Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series D Preferred Shares held by such holder to be redeemed.

(iii)If notice of redemption of any Series D Preferred Shares has been given and if the funds necessary for such redemption have been set aside by the Trust in trust for the benefit of the holders of any Series D Preferred Shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such Series D Preferred Shares, such Series D Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price; provided, however, if the redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, each holder of Series D Preferred Shares so called for redemption at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.  Holders of Series D Preferred Shares to be redeemed shall surrender certificates evidencing such Series D Preferred Shares at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for Series D Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series D Preferred Shares shall be redeemed by the Trust at the redemption price plus any accrued and unpaid dividends payable upon such redemption.  In case less than all the Series D Preferred Shares evidenced by any such certificate are redeemed, a new certificate or certificates shall be issued evidencing the unredeemed Series D Preferred Shares without cost to the holder thereof.  Notwithstanding the foregoing, if the Series D Preferred Shares are held in book-entry form through the facilities of The Depository Trust Company (“ DTC”), such notice shall comply with applicable procedures of DTC.

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(iv)The deposit of funds with a bank or trust corporation for the purpose of redeeming Series D Preferred Shares shall be irrevocable except that:

(A)the Trust shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)any balance of monies so deposited by the Trust and unclaimed by the holders of the Series D Preferred Shares entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

(f)Shares- In- Trust Provisions.  The Series D Preferred Shares are subject to the provisions of Article VII of the Declaration, including, without limitation, the provision for the purchase of Shares-in -Trust.  In addition to the purchase right set forth in Article VII of the Declaration, Shares-in -Trust issued upon exchange of Series D Preferred Shares pursuant to such Article VII may be redeemed, in whole or in part, at any time when outstanding Series D Preferred Shares are being redeemed, for cash, at a redemption price of $25.00 per Series D Preferred Share, plus all accrued and unpaid dividends on the Series D Preferred Shares that were exchanged for such Shares-in -Trust, through the date of such exchange, without interest.  If the Trust elects to redeem Shares-in -Trust pursuant to the redemption right set forth in the preceding sentence, such Shares-in - Trust shall be redeemed in such proportion and in accordance with such procedures as Series D Preferred Shares are being redeemed.

(g)Status of Redeemed Shares.  Any Series D Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are thereafter designated as part of a particular series by the Board of Trustees.

6.Special Optional Redemption.

(a)Upon the occurrence of a Change of Control (as defined in Section 6(b) below), the Trust, at its option and upon giving notice not less than 30 nor more than 60 days in advance of the date fixed for redemption, may redeem the Series D Preferred Shares, in whole or in part, within 120 days after the first date on which such Change of Control occurred, at a cash redemption price of $25.00 per share, plus an amount equal to all accrued and unpaid dividends to the date fixed for redemption (the “Special Optional Redemption Right”).

(b)A “Change of Control” is when, after the original issuance of the Series D Preferred Shares, the following have occurred and are continuing:

(i)the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of beneficial interest of the Trust entitling such person to exercise more than 50% of the total voting power of all shares of beneficial interest of the Trust entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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(ii)following the closing of any transaction referred to in Section 6(b)(i) above, neither the Trust nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE MKT LLC (the “NYSE MKT”) or the NASDAQ Stock Market (“ NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

(c)If fewer than all of the outstanding Series D Preferred Shares are to be redeemed pursuant to the Special Optional Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Trust.  If such redemption is to be by lot and, as a result of such redemption, any holder of Series D Preferred Shares would become a holder of a number of Series D Preferred Shares in excess of the Ownership Limit because such holder’s Series D Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration, the Trust will redeem the requisite number of Series D Preferred Shares of such holder such that no holder will hold in excess of the Ownership Limit subsequent to such redemption.

(d)Limitations on Special Optional Redemption.  Unless full cumulative dividends on all Series D Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no Series D Preferred Shares shall be redeemed pursuant to the Special Optional Redemption Right unless all outstanding Series D Preferred Shares are simultaneously redeemed pursuant to the Special Optional Redemption Right, and the Trust shall not purchase or otherwise acquire directly or indirectly any Series D Preferred Shares (except by exchange for shares of beneficial interest of the Trust ranking junior to the Series D Preferred Shares as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Trust of Shares-in -Trust in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series D Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series D Preferred Shares.

(e)Payment of Dividends in Connection with Special Optional Redemption.  Immediately prior to any redemption of Series D Preferred Shares pursuant to the Special Optional Redemption Right, the Trust shall pay, in cash, any accumulated and unpaid dividends to the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series D Preferred Shares at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.  Except as provided above, the Trust will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D Preferred Shares which are redeemed.

(f)Procedures for Special Optional Redemption.

(i)Notice of redemption will be mailed by the Trust, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series D Preferred Shares to be redeemed pursuant to the Special Optional Redemption Right at their respective addresses as they appear on the stock transfer records of the Trust.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series D Preferred Shares except as to the holder to whom notice was defective or not given.

(ii)In addition to any information required by law or by the applicable rules of any exchange upon which the Series D Preferred Shares may be listed or admitted to trading, the redemption notice contemplated by this Section 6 shall state:  (A) the redemption date; (B) the redemption price; (C) the

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number of Series D Preferred Shares to be redeemed pursuant to the Special Optional Redemption Right; (D) the place or places where the certificates for the Series D Preferred Shares, to the extent Series D Preferred Shares are certificated, are to be surrendered (if so required in the notice) for payment of the redemption price; (E) that the Series D Preferred Shares are being redeemed pursuant to the Special Optional Redemption Right and a brief description of the transaction or transactions constituting such Change of Control and that holders of the Series D Preferred Shares to which the notice relates will not be able to tender such Series D Preferred Shares for conversion in connection with the Change of Control and each Series D Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date; and (F) that distributions on the Series D Preferred Shares to be redeemed will cease to accumulate on such redemption date.  If fewer than all of the Series D Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series D Preferred Shares held by such holder to be redeemed pursuant to the Special Optional Redemption Right.

(iii)If notice of redemption of any Series D Preferred Shares pursuant to the Special Optional Redemption Right has been given and if the funds necessary for such redemption have been set aside by the Trust in trust for the benefit of the holders of any Series D Preferred Shares so called for redemption pursuant to the Special Optional Redemption Right, then from and after the redemption date dividends will cease to accrue on such Series D Preferred Shares, such Series D Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price; provided, however, if the redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, each holder of Series D Preferred Shares so called for redemption at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.  Holders of Series D Preferred Shares to be redeemed pursuant to the Special Optional Redemption Right shall surrender such Series D Preferred Shares at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for Series D Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series D Preferred Shares shall be redeemed by the Trust at the redemption price plus any accrued and unpaid dividends payable upon such redemption.  In case less than all the Series D Preferred Shares evidenced by any such certificate are redeemed pursuant to the Special Optional Redemption Right, a new certificate or certificates shall be issued evidencing the unredeemed Series D Preferred Shares without cost to the holder thereof.  Notwithstanding the foregoing, if the Series D Preferred Shares are held in book-entry form through the facilities of DTC, such notice shall comply with applicable procedures of DTC.

(iv)The deposit of funds with a bank or trust corporation for the purpose of redeeming Series D Preferred Shares pursuant to the Special Optional Redemption Right shall be irrevocable except that:

(A)the Trust shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)any balance of monies so deposited by the Trust and unclaimed by the holders of the Series D Preferred Shares entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

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(g)Status of Redeemed Shares.  Any Series D Preferred Shares that shall at any time have been redeemed pursuant to the Special Optional Redemption Right shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are thereafter designated as part of a particular series by the Board of Trustees.

7.Change of Control Rights.  The Series D Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except upon the occurrence of a Change of Control as provided in this Section 7.

(a)Change of Control.  Upon the occurrence of a Change of Control (as defined in Section 6(b) above), each holder of Series D Preferred Shares shall have the right, unless, prior to the Change of Control Conversion Date (as defined in Section 7(b)(v) hereof), the Trust provides notice of its election to redeem the Series D Preferred Shares pursuant to the redemption right set forth in Section 5 above or Special Optional Redemption Right set forth in Section 6 above, to convert some or all of the Series D Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number Common Shares, per Series D Preferred Share to be converted (the “Common Share Conversion Consideration”) equal to the lesser of:  (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid distributions to the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accrued and unpaid distribution will be included in such sum) by (ii) the Common Share Price (as defined in Section 7(b)(vi) hereof); and (B) 2.87687 Common Shares (the “Share Cap”), subject to the immediately succeeding paragraph.

(i)The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a Common Share distribution), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Shares.  The adjusted Share Cap as the result of a Share Split shall be the number of Common Shares that is equivalent to the product obtained by multiplying (A) the Share Cap in effect immediately prior to such Share Split by (B) a fraction, the numerator of which is the number of Common Shares outstanding after giving effect to such Share Split and the denominator of which is the number of Common Shares outstanding immediately prior to such Share Split.

(ii)For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of Common Shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 20,138,090 Common Shares (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters exercise an option to purchase additional Series D Preferred Shares in the initial public offering of the Series D Preferred Shares, not to exceed 23,158,804 Common Shares (or equivalent Alternative Conversion Consideration, as applicable), subject to increase on a pro rata basis if the Trust issues additional Series D Preferred Shares (the “Exchange Cap”).  The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

(iii)In the case of a Change of Control pursuant to which Common Shares shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series D Preferred Shares shall receive upon conversion of such Series D Preferred Shares the kind and amount of Alternative Form Consideration which such holder of Series D Preferred Shares would have owned or been entitled to receive upon the Change of Control had such holder of Series D Preferred Shares held a number of Common Shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative

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Conversion Consideration”; and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).

(iv)In the event that holders of Common Shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series D Preferred Shares shall receive shall be the form of consideration elected by the holders of the Common Shares who participate in the determination (based on the weighted average of elections) and shall be subject to any limitations to which all holders of Common Shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

(v)The “Change of Control Conversion Date” shall be a date fixed by the Board of Trustees, in its sole discretion, as the date the Series D Preferred Shares shall be converted pursuant to the Change of Control Conversion Right, which shall be a business day set forth in the notice of Change of Control provided in accordance with Section 7(d) below that is no less than 20 days nor more than 35 days after the date on which the Trust provides such notice.

(vi)The “Common Share Price” shall be (i) the amount of cash consideration per Common Share, if the consideration to be received in the Change of Control by holders of Common Shares is solely cash, and (ii) the average of the closing prices per Common Share on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of Common Shares is other than solely cash.

(b)No fractional Common Shares shall be issued upon the conversion of Series D Preferred Shares.  In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Share Price.

(c)Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the Series D Preferred Shares at their addresses as they appear on the Trust’s share transfer records and notice shall be provided to the Trust’s transfer agent.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any Series D Preferred Shares except as to the holder to whom notice was defective or not given.  Each notice shall state:  (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the Change of Control Conversion Date; (iv) the method and period for calculating the Common Share Price; (v) that if, prior to the Change of Control Conversion Date, the Trust provides notice of its election to redeem all or any portion of the Series D Preferred Shares, the holder will not be able to convert Series D Preferred Shares and such Series D Preferred Shares shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vi) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series D Preferred Share; (vii) the name and address of the paying agent and the conversion agent; and (viii) the procedures that the holders of Series D Preferred Shares must follow to exercise the Change of Control Conversion Right.

(d)The Trust shall issue a press release for publication on the Wall Street Journal, Business Wire, PR Newswire, Bloomberg Business News or such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public, or post notice on the Trust’s website, in any event prior to the opening of business on the first business day following any date on which the Trust provides notice pursuant to Section 7(c) above to the holders of Series D Preferred Shares.

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(e)In order to exercise the Change of Control Conversion Right, a holder of Series D Preferred Shares shall be required to deliver to the Trust’s transfer agent, on or before the close of business on the business day prior to the Change of Control Conversion Date, the certificates evidencing the Series D Preferred Shares, to the extent such shares are certificated, to be converted, duly endorsed for transfer, together with a written conversion notice.  Such conversion notice shall state:  (i) the relevant Change of Control Conversion Date; (ii) the number of Series D Preferred Shares to be converted; and (iii) that terms of the Series D Preferred Shares pursuant to which the Series D Preferred Shares are to be converted.  Notwithstanding the foregoing, if the Series D Preferred Shares are held in book-entry form through the facilities of DTC, such notice shall comply with applicable procedures of DTC.

(f)Holders of Series D Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Trust’s transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date.  The notice of withdrawal must state:  (i) the number of withdrawn Series D Preferred Shares; (ii) if certificated Series D Preferred Shares have been issued, the certificate numbers of the withdrawn Series D Preferred Shares; and (iii) the number of Series D Preferred Shares, if any, which remain subject to the conversion notice.  Notwithstanding the foregoing, if the Series D Preferred Shares are held in book-entry form through the facilities of DTC, such notice shall comply with applicable procedures of DTC.

(g)Series D Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the close of business on the Change of Control Conversion Date, the Trust provides notice of its election to redeem such Series D Preferred Shares, whether pursuant to its Redemption Right or Special Optional Redemption Right.  If the Trust elects to redeem Series D Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series D Preferred Shares shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to, but not including, the redemption date.

(h)The Trust shall deliver the applicable Conversion Consideration no later than the third business day following the Change of Control Conversion Date.

(i)Notwithstanding anything to the contrary contained herein, no holder of Series D Preferred Shares will be entitled to convert such Series D Preferred Shares into Common Shares to the extent that receipt of such Common Shares would cause the holder of such Common Shares (or any other person) to Beneficially Own or Constructively Own, within the meaning of the Declaration, Common Shares of the Trust in excess of the Ownership Limit, as such term is defined in the Declaration, as applicable.

8.Voting Rights.

(a)Holders of the Series D Preferred Shares will not have any voting rights, except as set forth below.

(b)Whenever dividends on any Series D Preferred Shares shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Dividend Default”), the number of trustees then constituting the Board of Trustees shall be increased by two, if not already increased by reason of similar types of provisions with respect to another series of Parity Preferred (as defined below), and the holders of Series D Preferred Shares (voting together as a single class with the holders of all other series of Preferred Shares ranking on a parity with the Series D Preferred Shares as to dividends or upon liquidation (“

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Parity Preferred”) upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two trustees of the Trust (the “Preferred Share Trustees”), if not already elected by the holders of Parity Preferred by reason of similar types of provisions with respect to Preferred Share Trustees, at a special meeting of the shareholders called by the holders of record of at least 20% of the Series D Preferred Shares or the holders of 20% of any other series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders), and at each subsequent annual meeting until all dividends accrued on such Series D Preferred Shares for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

(c)If and when all accumulated dividends on the Series D Preferred Shares shall have been paid in full or declared and set aside for payment in full, the holders of Series D Preferred Shares shall be divested of the voting rights set forth in Section 8(b) hereof (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends have been paid in full or declared and set aside for payment in full on all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate. Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series D Preferred Shares when they have the voting rights set forth in Section 8(b) (voting together as a single class with all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series D Preferred Shares when they have the voting rights set forth in Section 8(b) (voting together as a single class with all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable). The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.

(d)So long as any Series D Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote or consent of the holders of at least two-thirds of the Series D Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking senior to the Series D Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Trust or reclassify any authorized shares of beneficial interest of the Trust into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of the Declaration, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Shares or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in (ii) above, the occurrence of any such event will not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Shares or the holders thereof so long as the Series D Preferred Shares remain outstanding with the terms thereof materially unchanged or, if the Trust is not the surviving entity in such transaction, are exchanged for a security of the consolidated surviving entity with terms that are materially the same as the Series D Preferred Shares, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series D Preferred Shares and; provided, further, that any increase in the amount of the authorized Common Shares or Preferred Shares or the creation or issuance of any other series of Common Shares or Preferred Shares, in each case ranking on a parity with or junior to the Series D Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Trust, (y) any change to the number or classification of our trustees, or any amendment to Article VII of the Declaration relating to Shares-In-Trust, the Ownership Limit or any other matter described therein of any

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type or nature shall in no event be deemed to materially and adversely affect such rights, preferences, privileges or voting powers so long as after such amendment any single holder may maintain “beneficial ownership” (as defined in Article VII prior to or after such amendment) of 9.9% of the outstanding Series D Preferred Shares and 9.9% of any other class or series of shares of beneficial interest without violating the Ownership Limit.

(e)The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required to be effected, all outstanding Series D Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

9.Conversion.  Except as set forth in Section 7 above upon the occurrence of a Change of Control, the Series D Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except that the Series D Preferred Shares will automatically be exchanged by the Trust for Shares-In-Trust, in accordance with Article VII of the Declaration in the same manner that Common Shares are exchanged for Shares-In-Trust pursuant thereto, in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes.

10.Information Rights.  During any period in which the Trust is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series D Preferred Shares are outstanding, the Trust will:  (a) transmit by mail or other permissible means under the Exchange Act to all holders of Series D Preferred Shares as their names and addresses appear in the Trust’s record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that the Trust would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Trust were subject thereto (other than any exhibits that would have been required); and (b) within 15 days following written request, supply copies of such reports to any prospective holder of the Series D Preferred Shares.  The Trust will mail (or otherwise provide) the reports to the holders of Series D Preferred Shares within 15 days after the respective dates by which the Trust would have been required to file such reports with the SEC if the Trust was subject to Section 13 or 15(d) of the Exchange Act.

THIRD:  The Series D Preferred Shares have been classified and designated by the Board of Trustees under the authority contained in the Declaration.

FOURTH:  These Articles Supplementary have been approved by the Board of Trustees in the manner and by the vote required by law.

FIFTH:  The undersigned President and Chief Operating Officer acknowledges these Articles Supplementary to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President and Chief Operating Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows.]

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IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be executed on behalf of the Trust by its President and Chief Operating Officer and attested to by its Assistant Secretary this 27th day of May, 2016.

/s/ Neil H. Shah Neil H. Shah President and Chief Operating Officer
HERSHA HOSPITALITY TRUST By: /s/ Neil H. Shah Name: Neil H. Shah Title: President and Chief Operating Officer
Attest: By: /s/ Ashish R. Parikh Name: Ashish R. Parikh Title: Assistant Secretary

Articles Supplementary
Series D Preferred Shares

HERSHA HOSPITALITY TRUST

ARTICLES OF AMENDMENT

Hersha Hospitality Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The declaration of trust of the Trust (the “Declaration”) is hereby amended by deleting therefrom in its entirety the first two sentences of Section 1 of Article VI and inserting in lieu thereof two new sentences to read as follows:

The beneficial interest of the Trust shall be divided into shares of beneficial interest (the “Shares”).  The Trust has authority to issue:  (i) 91,000,000 common shares of beneficial interest, $0.01 par value per share (“Common Shares”), of which 90,000,000 will be Priority Class A Common Shares (the “Priority Common Shares”) and 1,000,000 will be Class B Common Shares (the “Class B Common Shares”); and (ii) 29,000,000 preferred shares of beneficial interest, $0.01 par value per share (“Preferred Shares”).

SECOND :  The total number of shares of beneficial interest which the Trust had authority to issue immediately prior to the foregoing amendment of the Declaration was (i) 76,000,000 common shares of beneficial interest, $0.01 par value per share, consisting of 75,000,000 Priority Class A Common Shares and 1,000,000 Class B Common Shares; and (ii) 29,000,000 preferred shares of beneficial interest, $0.01 par value per share, of which 3,000,000 shares are classified as 6.875% Series C Cumulative Redeemable Preferred Shares and 8,050,000 shares are classified as 6.50% Series D Cumulative Redeemable Preferred Shares.  The aggregate par value of all authorized shares of beneficial interest having par value was $1,050,000.

THIRD:  The total number of shares of beneficial interest which the Trust has authority to issue pursuant to the foregoing amendment of the Declaration is 91,000,000 common shares of beneficial interest, $0.01 par value per share, consisting of 90,000,000 Priority Class A Common Shares and 1,000,000 Class B Common Shares; and (ii) 29,000,000 preferred shares of beneficial interest, $0.01 par value per share, of which 3,000,000 shares are classified as 6.875% Series C Cumulative Redeemable Preferred Shares and 8,050,000 shares are classified as 6.50% Series D Cumulative Redeemable Preferred Shares.  The aggregate par value of all authorized shares of beneficial interest having par value is $1,200,000.

FOURTH :  The amendment to the Declaration as set forth above has been duly approved by the Board of Trustees of the Trust as required by law.  Pursuant to Section 8-203(a)(8) of the Maryland REIT Law and Section 1 of Article VI of the Declaration, no shareholder approval was required.

The undersigned officer of the Trust acknowledges these Articles of Amendment to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Financial Officer and Assistant Secretary and attested to by its Treasurer and Corporate Secretary on this 4th day of November, 2016.

/s/ David S. Desfor David S. Desfor Treasurer and Corporate Secretary	/s/ Ashish R. Parikh(SEAL) Ashish R. Parikh Chief Financial Officer and Assistant Secretary
Attest: By: /s/ David S. Desfor Name: David S. Desfor Title: Treasurer and Corporate Secretary	HERSHA HOSPITALITY TRUST By: /s/ Ashish R. Parikh(SEAL) Name: Ashish R. Parikh Title: Chief Financial Officer and Assistant Secretary

[Signature Page to Articles of Amendment]

HERSHA HOSPITALITY TRUST

ARTICLES SUPPLEMENTARY
ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES
OF
6.50% SERIES E CUMULATIVE REDEEMABLE PREFERRED SHARES

Pursuant to Section 8-203 of
Title 8 of the Corporations and Associations Article
of the Annotated Code of Maryland

Hersha Hospitality Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland (“ SDAT”) that:

FIRST:  Pursuant to the authority expressly vested in the Board of Trustees (the “Board of Trustees”) of the Trust by Article VI of its Declaration of Trust (which, as hereafter restated or amended from time to time, are together with these Articles Supplementary herein referred to as the “Declaration”), the Board of Trustees has duly classified and designated 4,600,000 authorized but unissued preferred shares of beneficial interest, par value $.01 per share, of the Trust as 6.50% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series E Preferred Shares”), and has provided for the issuance of such series.  Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Declaration.

SECOND:  Subject in all cases to the provisions of the Declaration, including, without limitation, Article VII with respect to limitations on the transfer and ownership of shares of beneficial interest of the Trust, the Series E Preferred Shares shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth below:

1.Designation and Number.  A series of preferred shares of beneficial interest, par value $0.01 per share, designated the “6.50% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest” is hereby established.  The number of Series E Preferred Shares hereby authorized shall be 4,600,000.

2.Rank.  The Series E Preferred Shares shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Trust, rank (a) senior to all classes or series of Common Shares of the Trust and to all equity securities issued by the Trust ranking junior to such Series E Preferred Shares; (b) on a parity with the Trust’s 6.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share, the Trust’s 6.50% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share, and all other equity securities issued by the Trust, the terms of which specifically provide that such equity securities rank on a parity with the Series E Preferred Shares as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Trust; and (c) junior to (i) all indebtedness of the Trust and (ii) equity securities issued by the Trust, the terms of which specifically provide that such equity securities rank senior to the Series E Preferred Shares as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Trust.  The term “equity securities” shall not include convertible debt securities.

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3.Dividends.

(a)Holders of the then outstanding Series E Preferred Shares shall be entitled to receive, when and as authorized by the Board of Trustees and declared by the Trust, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 6.50% per year of the $25.00 liquidation preference (equivalent to a fixed annual amount of $1.625 per share).  Dividends on the Series E Preferred Shares are payable quarterly in arrears on January 15th, April 15th, July 15th and October 15th of each year and, if such day is not a business day, the next succeeding business day, commencing on January 15, 2017 (each, a “Dividend Payment Date”).  The quarterly period beginning on, and including, each Dividend Payment Date and ending on, but excluding, the next succeeding Dividend Payment Date is referred to herein as a “dividend period” and the dividend which shall accrue in respect of any full dividend period shall be $1.625 regardless of the actual number of days in such full dividend period.  The first dividend will be for less than a full quarter and will cover the period from, and including, November 7, 2016 to, but excluding, January 15, 2017.  Such dividend and any dividend payable on the Series E Preferred Shares for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends will be payable to holders of record as they appear in the stock records of the Trust at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board of Trustees of the Trust as the record date for the payment of dividends on the Series E Preferred Shares that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)No dividends on Series E Preferred Shares shall be authorized by the Board of Trustees or declared by the Trust or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, (i) prohibits such authorization, declaration, payment or setting apart for payment of dividends or (ii) provides that such authorization, declaration, payment or setting apart for payment of dividends would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)Notwithstanding the foregoing, dividends on the Series E Preferred Shares shall accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of dividends, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.

(d)Accrued but unpaid dividends on the Series E Preferred Shares will accumulate as of the Dividend Payment Date on which they first become payable.  Except as provided in Section 3(e) below, no dividends will be declared or paid or set apart for payment, and no distribution will be made on any shares of beneficial interest in the Trust or any other series of Preferred Shares ranking, as to dividends, on a parity with or junior to the Series E Preferred Shares (other than a dividend that consists of the Common Shares or shares of any other class of shares of beneficial interest ranking junior to the Series E Preferred Shares as to dividends and upon liquidation), for any period unless full cumulative dividends on the Series E Preferred Shares have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series E Preferred Shares for all past dividend periods.

(e)When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series E Preferred Shares and the shares of any other series of Preferred Shares ranking on a parity as to dividends with the Series E Preferred Shares, all dividends declared upon the Series E Preferred Shares and any other series of Preferred Shares ranking on a parity as to dividends with the Series E Preferred Shares shall be declared pro rata so that the amount of dividends declared per share of Series E Preferred Shares and such other series of Preferred Shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Series E Preferred Shares and such other series of Preferred Shares

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(which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series E Preferred Shares which may be in arrears.

(f)Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series E Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends (other than dividends paid in Common Shares or other shares of beneficial interest ranking junior to the Series E Preferred Shares as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made upon the Common Shares or any other shares of beneficial interest of the Trust ranking junior to or on a parity with the Series E Preferred Shares as to dividends or upon liquidation, nor shall any Common Shares, or any other shares of beneficial interest of the Trust ranking junior to or on a parity with the Series E Preferred Shares as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust (except by conversion into or exchange for other shares of beneficial interest of the Trust ranking junior to the Series E Preferred Shares as to dividends and upon liquidation and except for the redemption, purchase or acquisition of “Shares-in-Trust” under the Declaration, which are intended to assist the Trust in qualifying as a REIT for federal income tax purposes).

(g)Holders of the Series E Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or shares of beneficial interest in excess of full cumulative dividends on the Series E Preferred Shares as provided above.  Any dividend payment made on Series E Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

4.Liquidation Preference.

(a)Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, the holders of Series E Preferred Shares then outstanding are entitled to be paid out of the assets of the Trust legally available for distribution to its shareholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of Common Shares or any other class or series of shares of beneficial interest of the Trust that ranks junior to the Series E Preferred Shares as to liquidation rights.  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series E Preferred Shares will have no right or claim to any of the remaining assets of the Trust.

(b)In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Trust, the available assets of the Trust are insufficient to pay the amount of the liquidating distributions on all outstanding Series E Preferred Shares and the corresponding amounts payable on all shares of other classes or series of shares of beneficial interest of the Trust ranking on a parity with the Series E Preferred Shares in the distribution of assets upon liquidation, then the holders of the Series E Preferred Shares and all other such classes or series of shares of beneficial interest shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c)Written notice of any such liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more

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than 60 days prior to the payment date stated therein, to each record holder of the Series E Preferred Shares at the respective addresses of such holders as the same shall appear on the stock transfer records of the Trust.

(d)The consolidation, conversion, combination or merger of the Trust with or into any other corporation, trust or entity or consolidation, conversion or merger of any other corporation with or into the Trust, or the sale, lease or conveyance of all or substantially all of the Trust’s assets, property or business or any statutory share exchange, shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

5.Redemption.

(a)Optional Redemption.  The Series E Preferred Shares are not redeemable prior to November 7, 2021, except as otherwise provided in this Section 5 and Section 6 below.  On and after November 7, 2021, the Trust, at its option and upon not less than 30 nor more than 60 days’ written notice, may redeem the Series E Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption (except as provided in Section 5(d) below), without interest.  If less than all of the outstanding Series E Preferred Shares is to be redeemed, the Series E Preferred Shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot.  If such redemption is to be by lot and, as a result of such redemption, any holder of Series E Preferred Shares would become a holder of a number of Series E Preferred Shares in excess of the Ownership Limit because such holder’s Series E Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration, the Trust will redeem the requisite number of Series E Preferred Shares of such holder such that no holder will hold in excess of the Ownership Limit subsequent to such redemption.

(b)REIT Qualification.  The Series E Preferred Shares are, together with all other classes or series of shares of beneficial interest of the Trust, subject in all respects to the provisions of Article VII of the Declaration.  Accordingly, pursuant to Article VII of the Declaration, a purported Transfer (as defined in Article VII) of Series E Preferred Shares as a result of which any person would maintain Beneficial Ownership (as defined in Article VII) of more than 9.9% of the outstanding Series E Preferred Shares will cause the number of Series E Preferred shares in excess of the Ownership Limit (rounded up to the nearest whole share) to be designated Shares-in -Trust and, in accordance with the provisions of Article VII of the Declaration, be transferred to a Share Trust (as such term is defined in the Declaration), and the Trust will have the right to purchase such Shares-in -Trust from the holder.

(c)Limitations on Redemption.  Unless full cumulative dividends on all Series E Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no Series E Preferred Shares shall be redeemed unless all outstanding Series E Preferred Shares are simultaneously redeemed, and the Trust shall not purchase or otherwise acquire directly or indirectly any Series E Preferred Shares (except by exchange for shares of beneficial interest of the Trust ranking junior to the Series E Preferred Shares as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Trust of Shares-in -Trust in order to ensure that the Trust remains qualified as a real estate investment trust (“ REIT”) for federal income tax purposes or the purchase or acquisition of Series E Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series E Preferred Shares.

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(d)Payment of Dividends in Connection with Redemption.  Immediately prior to any redemption of Series E Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid dividends to the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series E Preferred Shares at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.  Except as provided above, the Trust will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series E Preferred Shares which are redeemed.

(e)Procedures for Redemption.

(i)Notice of redemption will be mailed by the Trust, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series E Preferred Shares to be redeemed at their respective addresses as they appear on the stock transfer records of the Trust.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series E Preferred Shares except as to the holder to whom notice was defective or not given.

(ii)In addition to any information required by law or by the applicable rules of any exchange upon which Series E Preferred Shares may be listed or admitted to trading, such notice shall state:  (A) the redemption date; (B) the redemption price; (C) the number of Series E Preferred Shares to be redeemed; (D) the place or places where the certificates evidencing Series E Preferred Shares, to the extent Series E Preferred Shares are certificated, are to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date except as otherwise provided herein.  If less than all of the Series E Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series E Preferred Shares held by such holder to be redeemed.

(iii)If notice of redemption of any Series E Preferred Shares has been given and if the funds necessary for such redemption have been set aside by the Trust in trust for the benefit of the holders of any Series E Preferred Shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such Series E Preferred Shares, such Series E Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price; provided, however, if the redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, each holder of Series E Preferred Shares so called for redemption at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.  Holders of Series E Preferred Shares to be redeemed shall surrender any certificates evidencing such Series E Preferred Shares at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for Series E Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series E Preferred Shares shall be redeemed by the Trust at the redemption price plus any accrued and unpaid dividends payable upon such redemption.  In case less than all the Series E Preferred Shares evidenced by any such certificate are redeemed, a new certificate or certificates shall be issued evidencing the unredeemed Series E Preferred Shares without cost to the holder thereof.  Notwithstanding the foregoing, if the Series E Preferred Shares are held in book-entry form through the facilities of The Depository Trust Company (“ DTC”), such notice shall comply with applicable procedures of DTC.

(iv)The deposit of funds with a bank or trust corporation for the purpose of redeeming Series E Preferred Shares shall be irrevocable except that:

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(A)the Trust shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)any balance of monies so deposited by the Trust and unclaimed by the holders of the Series E Preferred Shares entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

(f)Shares- In-Trust Provisions.  The Series E Preferred Shares are subject to the provisions of Article VII of the Declaration, including, without limitation, the provision for the purchase of Shares-in -Trust.  In addition to the purchase right set forth in Article VII of the Declaration, Shares-in -Trust issued upon exchange of Series E Preferred Shares pursuant to such Article VII may be redeemed, in whole or in part, at any time when outstanding Series E Preferred Shares are being redeemed, for cash, at a redemption price of $25.00 per Series E Preferred Share, plus all accrued and unpaid dividends on the Series E Preferred Shares that were exchanged for such Shares-in -Trust, through the date of such exchange, without interest except as otherwise provided herein.  If the Trust elects to redeem Shares-in -Trust pursuant to the redemption right set forth in the preceding sentence, such Shares-in -Trust shall be redeemed in such proportion and in accordance with such procedures as Series E Preferred Shares are being redeemed.

(g)Status of Redeemed Shares.  Any Series E Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are thereafter designated as part of a particular series by the Board of Trustees.

6.Special Optional Redemption.

(a)Upon the occurrence of a Change of Control (as defined in Section 6(b) below), the Trust, at its option and upon giving notice not less than 30 nor more than 60 days in advance of the date fixed for redemption, may redeem the Series E Preferred Shares, in whole or in part, within 120 days after the first date on which such Change of Control occurred, at a cash redemption price of $25.00 per share, plus an amount equal to all accrued and unpaid dividends to the date fixed for redemption (except as provided in Section 6(c) below), without interest (the “Special Optional Redemption Right”).

(b)A “Change of Control” is when, after the original issuance of the Series E Preferred Shares, the following have occurred and are continuing:

(i)the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of beneficial interest of the Trust entitling such person to exercise more than 50% of the total voting power of all shares of beneficial interest of the Trust entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii)following the closing of any transaction referred to in Section 6(b)(i) above, neither the Trust nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the

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NYSE MKT LLC (the “NYSE MKT”) or the NASDAQ Stock Market (“ NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

(c)If fewer than all of the outstanding Series E Preferred Shares are to be redeemed pursuant to the Special Optional Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot.  If such redemption is to be by lot and, as a result of such redemption, any holder of Series E Preferred Shares would become a holder of a number of Series E Preferred Shares in excess of the Ownership Limit because such holder’s Series E Preferred Shares were not redeemed, or were only redeemed in part then, except as otherwise provided in the Declaration, the Trust will redeem the requisite number of Series E Preferred Shares of such holder such that no holder will hold in excess of the Ownership Limit subsequent to such redemption.

(d)Limitations on Special Optional Redemption.  Unless full cumulative dividends on all Series E Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no Series E Preferred Shares shall be redeemed pursuant to the Special Optional Redemption Right unless all outstanding Series E Preferred Shares are simultaneously redeemed pursuant to the Special Optional Redemption Right, and the Trust shall not purchase or otherwise acquire directly or indirectly any Series E Preferred Shares (except by exchange for shares of beneficial interest of the Trust ranking junior to the Series E Preferred Shares as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Trust of Shares-in -Trust in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Series E Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series E Preferred Shares.

(e)Payment of Dividends in Connection with Special Optional Redemption.  Immediately prior to any redemption of Series E Preferred Shares pursuant to the Special Optional Redemption Right, the Trust shall pay, in cash, any accumulated and unpaid dividends to the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series E Preferred Shares at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.  Except as provided above, the Trust will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series E Preferred Shares which are redeemed.

(f)Procedures for Special Optional Redemption.

(i)Notice of redemption will be mailed by the Trust, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series E Preferred Shares to be redeemed pursuant to the Special Optional Redemption Right at their respective addresses as they appear on the stock transfer records of the Trust.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series E Preferred Shares except as to the holder to whom notice was defective or not given.

(ii)In addition to any information required by law or by the applicable rules of any exchange upon which the Series E Preferred Shares may be listed or admitted to trading, the redemption notice contemplated by this Section 6 shall state:  (A) the redemption date; (B) the redemption price; (C) the number of Series E Preferred Shares to be redeemed pursuant to the Special Optional Redemption Right; (D) the place or places where the certificates for the Series E Preferred Shares, to the extent Series E Preferred Shares are certificated, are to be surrendered (if so required in the notice) for payment of the redemption price; (E) that the Series E Preferred Shares are being redeemed pursuant to the Special Optional

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Redemption Right and a brief description of the transaction or transactions constituting such Change of Control and that holders of the Series E Preferred Shares to which the notice relates will not be able to tender such Series E Preferred Shares for conversion in connection with the Change of Control and each Series E Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date; and (F) that distributions on the Series E Preferred Shares to be redeemed will cease to accumulate on such redemption date except as otherwise provided herein.  If fewer than all of the Series E Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series E Preferred Shares held by such holder to be redeemed pursuant to the Special Optional Redemption Right.

(iii)If notice of redemption of any Series E Preferred Shares pursuant to the Special Optional Redemption Right has been given and if the funds necessary for such redemption have been set aside by the Trust in trust for the benefit of the holders of any Series E Preferred Shares so called for redemption pursuant to the Special Optional Redemption Right, then from and after the redemption date dividends will cease to accrue on such Series E Preferred Shares, such Series E Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price; provided, however, if the redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, each holder of Series E Preferred Shares so called for redemption at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.  Holders of Series E Preferred Shares to be redeemed pursuant to the Special Optional Redemption Right shall surrender such Series E Preferred Shares at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for Series E Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and the notice shall so state), such Series E Preferred Shares shall be redeemed by the Trust at the redemption price plus any accrued and unpaid dividends payable upon such redemption.  In case less than all the Series E Preferred Shares evidenced by any such certificate are redeemed pursuant to the Special Optional Redemption Right, a new certificate or certificates shall be issued evidencing the unredeemed Series E Preferred Shares without cost to the holder thereof.  Notwithstanding the foregoing, if the Series E Preferred Shares are held in book-entry form through the facilities of DTC, such notice shall comply with applicable procedures of DTC.

(iv)The deposit of funds with a bank or trust corporation for the purpose of redeeming Series E Preferred Shares pursuant to the Special Optional Redemption Right shall be irrevocable except that:

(A)the Trust shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B)any balance of monies so deposited by the Trust and unclaimed by the holders of the Series E Preferred Shares entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Trust, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Trust shall look only to the Trust for payment without interest or other earnings.

(g)Status of Redeemed Shares.  Any Series E Preferred Shares that shall at any time have been redeemed pursuant to the Special Optional Redemption Right shall, after such redemption, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are thereafter designated as part of a particular series by the Board of Trustees.

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7.Change of Control Rights.  The Series E Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except upon the occurrence of a Change of Control as provided in this Section 7.

(a)Change of Control.  Upon the occurrence of a Change of Control (as defined in Section 6(b) above), each holder of Series E Preferred Shares shall have the right, unless, prior to the Change of Control Conversion Date (as defined in Section 7(b)(v) hereof), the Trust provides notice of its election to redeem the Series E Preferred Shares pursuant to the redemption right set forth in Section 5 above or Special Optional Redemption Right set forth in Section 6 above, to convert some or all of the Series E Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number Common Shares, per Series E Preferred Share to be converted (the “Common Share Conversion Consideration”) equal to the lesser of:  (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid distributions to the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accrued and unpaid distribution will be included in such sum) by (ii) the Common Share Price (as defined in Section 7(b)(vi) hereof); and (B) 2.80584 Common Shares (the “Share Cap”), subject to the immediately succeeding paragraph.

(i)The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a Common Share distribution), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Shares.  The adjusted Share Cap as the result of a Share Split shall be the number of Common Shares that is equivalent to the product obtained by multiplying (A) the Share Cap in effect immediately prior to such Share Split by (B) a fraction, the numerator of which is the number of Common Shares outstanding after giving effect to such Share Split and the denominator of which is the number of Common Shares outstanding immediately prior to such Share Split.

(ii)For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of Common Shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right shall not exceed 11,223,360 Common Shares (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters exercise an option to purchase additional Series E Preferred Shares in the initial public offering of the Series E Preferred Shares, not to exceed 12,906,864 Common Shares (or equivalent Alternative Conversion Consideration, as applicable), subject to increase on a pro rata basis if the Trust issues additional Series E Preferred Shares (the “Exchange Cap”).  The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap and is subject to increase in the event that additional Series E Preferred Shares are issued in the future.

(iii)In the case of a Change of Control pursuant to which Common Shares shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series E Preferred Shares shall receive upon conversion of such Series E Preferred Shares the kind and amount of Alternative Form Consideration which such holder of Series E Preferred Shares would have owned or been entitled to receive upon the Change of Control had such holder of Series E Preferred Shares held a number of Common Shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).

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(iv)In the event that holders of Common Shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series E Preferred Shares shall receive shall be the form of consideration elected by the holders of the Common Shares who participate in the determination (based on the weighted average of elections) and shall be subject to any limitations to which all holders of Common Shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

(v)The “Change of Control Conversion Date” shall be a date fixed by the Board of Trustees, in its sole discretion, as the date the Series E Preferred Shares shall be converted pursuant to the Change of Control Conversion Right, which shall be a business day set forth in the notice of Change of Control provided in accordance with Section 7(c) below that is no less than 20 days nor more than 35 days after the date on which the Trust provides such notice.

(vi)The “Common Share Price” shall be (i) the amount of cash consideration per Common Share, if the consideration to be received in the Change of Control by holders of Common Shares is solely cash, and (ii) the average of the closing prices per Common Share on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of Common Shares is other than solely cash.

(b)No fractional Common Shares shall be issued upon the conversion of Series E Preferred Shares.  In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Share Price.

(c)Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the Series E Preferred Shares at their addresses as they appear on the Trust’s share transfer records and notice shall be provided to the Trust’s transfer agent.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any Series E Preferred Shares except as to the holder to whom notice was defective or not given.  Each notice shall state:  (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the Change of Control Conversion Date; (iv) the method and period for calculating the Common Share Price; (v) that if, prior to the Change of Control Conversion Date, the Trust provides notice of its election to redeem all or any portion of the Series E Preferred Shares, the holder will not be able to convert Series E Preferred Shares and such Series E Preferred Shares shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vi) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series E Preferred Share; (vii) the name and address of the paying agent and the conversion agent; and (viii) the procedures that the holders of Series E Preferred Shares must follow to exercise the Change of Control Conversion Right.

(d)The Trust shall issue a press release for publication on the Wall Street Journal, Business Wire, PR Newswire, Bloomberg Business News or such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public, or post notice on the Trust’s website, in any event prior to the opening of business on the first business day following any date on which the Trust provides notice pursuant to Section 7(c) above to the holders of Series E Preferred Shares.

(e)In order to exercise the Change of Control Conversion Right, a holder of Series E Preferred Shares shall be required to deliver to the Trust’s transfer agent, on or before the close of business on the business day prior to the Change of Control Conversion Date, the certificates evidencing the Series E

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Preferred Shares, to the extent such shares are certificated, to be converted, duly endorsed for transfer, together with a written conversion notice.  Such conversion notice shall state:  (i) the relevant Change of Control Conversion Date; (ii) the number of Series E Preferred Shares to be converted; and (iii) that terms of the Series E Preferred Shares pursuant to which the Series E Preferred Shares are to be converted.  Notwithstanding the foregoing, if the Series E Preferred Shares are held in book-entry form through the facilities of DTC, such notice shall comply with applicable procedures of DTC.

(f)Holders of Series E Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Trust’s transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date.  The notice of withdrawal must state:  (i) the number of withdrawn Series E Preferred Shares; (ii) if certificated Series E Preferred Shares have been issued, the certificate numbers of the withdrawn Series E Preferred Shares; and (iii) the number of Series E Preferred Shares, if any, which remain subject to the conversion notice.  Notwithstanding the foregoing, if the Series E Preferred Shares are held in book-entry form through the facilities of DTC, such notice shall comply with applicable procedures of DTC.

(g)Series E Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the close of business on the Change of Control Conversion Date, the Trust provides notice of its election to redeem such Series E Preferred Shares, whether pursuant to its Redemption Right or Special Optional Redemption Right.  If the Trust elects to redeem Series E Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series E Preferred Shares shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to, but not including, the redemption date.

(h)The Trust shall deliver the applicable Conversion Consideration no later than the third business day following the Change of Control Conversion Date.

(i)Notwithstanding anything to the contrary contained herein, no holder of Series E Preferred Shares will be entitled to convert such Series E Preferred Shares into Common Shares to the extent that receipt of such Common Shares would cause the holder of such Common Shares (or any other person) to Beneficially Own or Constructively Own, within the meaning of the Declaration, Common Shares of the Trust in excess of the Ownership Limit, as such term is defined in the Declaration, as applicable.

8.Voting Rights.

(a)Holders of the Series E Preferred Shares will not have any voting rights, except as set forth below.

(b)Whenever dividends on any Series E Preferred Shares shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Dividend Default”), the number of trustees then constituting the Board of Trustees shall be increased by two, if not already increased by reason of similar types of provisions with respect to another series of Parity Preferred (as defined below), and the holders of Series E Preferred Shares (voting together as a single class with the holders of all other series of Preferred Shares ranking on a parity with the Series E Preferred Shares as to dividends or upon liquidation (“ Parity Preferred”) upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two trustees of the Trust (the “Preferred Share Trustees”), if not already elected by the holders of Parity Preferred by reason of similar types of provisions with respect to Preferred

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Share Trustees, at a special meeting of the shareholders called by the holders of record of at least 20% of the Series E Preferred Shares or the holders of 20% of any other series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders), and at each subsequent annual meeting until all dividends accrued on such Series E Preferred Shares for the past dividend periods shall have been fully paid.

(c)If and when all accumulated dividends on the Series E Preferred Shares shall have been paid in full, the holders of Series E Preferred Shares shall be divested of the voting rights set forth in Section 8(b) hereof (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends have been paid in full on all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected shall terminate.  Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series E Preferred Shares when they have the voting rights set forth in Section 8(b) (voting together as a single class with all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable).  So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series E Preferred Shares when they have the voting rights set forth in Section 8(b) (voting together as a single class with all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable).  The Preferred Share Trustees shall each be entitled to one vote per trustee on any matter.

(d)So long as any Series E Preferred Shares remain outstanding, the Trust shall not, without the affirmative vote or consent of the holders of at least two-thirds of the Series E Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking senior to the Series E Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Trust or reclassify any authorized shares of beneficial interest of the Trust into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of the Declaration, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series E Preferred Shares or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in (ii) above, the occurrence of any such event will not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series E Preferred Shares or the holders thereof so long as the Series E Preferred Shares remain outstanding with the terms thereof materially unchanged or, if the Trust is not the surviving entity in such transaction, are exchanged for a security of the consolidated surviving entity with terms that are materially the same as the Series E Preferred Shares, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series E Preferred Shares and; provided, further, that (x) any increase in the amount of the authorized Common Shares or Preferred Shares or the creation or issuance of any other series of Common Shares or Preferred Shares, in each case ranking on a parity with or junior to the Series E Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Trust, (y) any change to the number or classification of our trustees, or (z) any amendment to Article VII of the Declaration relating to Shares-In-Trust, the Ownership Limit or any other matter described therein of any type or nature shall in no event be deemed to materially and adversely affect such rights, preferences, privileges or voting powers so long as after such amendment any single holder may maintain “beneficial ownership” (as defined in Article VII prior to or after such amendment) of 9.9% of the outstanding Series E Preferred Shares and 9.9% of any other class or series of shares of beneficial interest without violating the Ownership Limit.

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(e)The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required to be effected, all outstanding Series E Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

9.Conversion.  Except as set forth in Section 7 above upon the occurrence of a Change of Control, the Series E Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except that the Series E Preferred Shares will automatically be exchanged by the Trust for Shares-In-Trust, in accordance with Article VII of the Declaration in the same manner that Common Shares are exchanged for Shares-In-Trust pursuant thereto, in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes.

10.Information Rights.  During any period in which the Trust is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series E Preferred Shares are outstanding, the Trust will:  (a) transmit by mail or other permissible means under the Exchange Act to all holders of Series E Preferred Shares as their names and addresses appear in the Trust’s record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that the Trust would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Trust were subject thereto (other than any exhibits that would have been required); and (b) within 15 days following written request, supply copies of such reports to any prospective holder of the Series E Preferred Shares.  The Trust will mail (or otherwise provide) the reports to the holders of Series E Preferred Shares within 15 days after the respective dates by which the Trust would have been required to file such reports with the Securities and Exchange Commission if the Trust was subject to Section 13 or 15(d) of the Exchange Act.

THIRD:  The Series E Preferred Shares have been classified and designated by the Board of Trustees under the authority contained in the Declaration.

FOURTH:  These Articles Supplementary have been approved by the Board of Trustees in the manner and by the vote required by law.

FIFTH:  The undersigned President and Chief Operating Officer acknowledges these Articles Supplementary to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President and Chief Operating Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows.]

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IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be executed on behalf of the Trust by its President and Chief Operating Officer and attested to by its Assistant Secretary this 4th day of November, 2016.

/s/ Neil H. Shah Neil H. Shah President and Chief Operating Officer
HERSHA HOSPITALITY TRUST By: /s/ Neil H. Shah Name: Neil H. Shah Title: President and Chief Operating Officer
Attest: By: /s/ Ashish R. Parikh Name: Ashish R. Parikh Title: Assistant Secretary

Articles Supplementary

Series E Preferred Shares